Exhibit 10.9

                                 LOAN AGREEMENT

                                  by and among

                       MARITIME LOGISTICS US HOLDINGS INC.
                       SUMMIT LOGISTICS INTERNATIONAL INC
                            SEAMASTER LOGISTICS INC.
                         AMERUSSIA SHIPPING COMPANY INC.
                             FASHION MARKETING, INC.
                              FMI INTERNATIONAL LLC
                         FMI INTERNATIONAL CORP. (WEST)
                             FMI INTERNATIONAL CORP.
                             FREIGHT MANAGEMENT LLC
                               FMI TRUCKING, INC.
                                FMI EXPRESS CORP.
                        CLARE FREIGHT, LOS ANGELES, INC.
                               TUG NEW YORK, INC.
                             AEROBIC CREATIONS, INC.
                                  TUG USA, INC.
                               AMR INVESTMENTS INC
                                FMI HOLDCO I, LLC
                                  as Borrowers

                                       and

                       THE PARTIES INDICATED AS GUARANTORS
                                  as Guarantors

                                       and

                     LENDERS FROM TIME TO TIME PARTY HERETO
                                   as Lenders

                              FORTRESS CREDIT CORP.
                                    as Agent

                                November 8, 2006

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS; CERTAIN TERMS...........................................2

   Section 1.01     Definitions................................................2
   Section 1.02     Terms Generally...........................................43
   Section 1.03     Accounting and Other Terms................................44
   Section 1.04     Time References...........................................44

ARTICLE II THE LOANS..........................................................44

   Section 2.01     Commitments...............................................44
   Section 2.02     Making of Loans...........................................45
   Section 2.03     Letters of Credit.........................................48
   Section 2.04     Evidence of Debt..........................................52
   Section 2.05     Interest..................................................53
   Section 2.06     Fees......................................................53
   Section 2.07     Obligations Several; Independent Nature of Lenders'
                    Rights....................................................56
   Section 2.08     Joint and Several Liability of Borrowers..................56

ARTICLE III PAYMENTS..........................................................57

   Section 3.01     Repayment of Loans........................................57
   Section 3.02     Optional Prepayment of Loans..............................58
   Section 3.03     Mandatory Prepayments of Loans............................59
   Section 3.04     Interest and Fees.........................................61
   Section 3.05     Apportionment of Payments.................................61
   Section 3.06     Payments; Computations and Statements.....................61
   Section 3.07     Sharing of Payments, Etc..................................62
   Section 3.08     Taxes.....................................................63
   Section 3.09     Increased Costs and Reduced Return........................66
   Section 3.10     Inability To Determine Interest Rate......................67
   Section 3.11     Illegality................................................68
   Section 3.12     Funding Indemnity.........................................68

ARTICLE IV CONDITIONS TO LOANS................................................69

   Section 4.01     Conditions Precedent to Loans.............................69
   Section 4.02     Conditions Precedent to All Loans.........................75

ARTICLE V REPRESENTATIONS AND WARRANTIES......................................76

   Section 5.01     Organization, Good Standing, Etc..........................76
   Section 5.02     Authorization, Etc........................................76
   Section 5.03     Governmental Approvals....................................76
   Section 5.04     Enforceability of Transaction Documents...................77


                                      (ii)

   Section 5.05     Capitalization; Subsidiaries..............................77
   Section 5.06     Litigation; Commercial Tort Claims........................77
   Section 5.07     Financial Condition.......................................77
   Section 5.08     Compliance with Law, Etc..................................78
   Section 5.09     ERISA.....................................................78
   Section 5.10     Taxes, Etc................................................79
   Section 5.11     Regulations T, U and X....................................79
   Section 5.12     Nature of Business........................................80
   Section 5.13     Adverse Agreements, Etc...................................80
   Section 5.14     Permits, Etc..............................................80
   Section 5.15     Properties................................................80
   Section 5.16     Full Disclosure...........................................81
   Section 5.17     Environmental Matters.....................................81
   Section 5.18     Insurance.................................................82
   Section 5.19     Use of Proceeds...........................................82
   Section 5.20     Location of Bank Accounts.................................82
   Section 5.21     Intellectual Property.....................................82
   Section 5.22     Material Contracts........................................84
   Section 5.23     Holding Company and Investment Company Acts...............84
   Section 5.24     Employee and Labor Matters................................84
   Section 5.25 Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive
                    Office; FEIN..............................................84
   Section 5.26     Tradenames................................................85
   Section 5.27     Locations of Collateral...................................85
   Section 5.28     Solvency..................................................85
   Section 5.29     Security Interests........................................85
   Section 5.30     Consummation of Acquisitions..............................86
   Section 5.31     Acquisition Documents.....................................86
   Section 5.32     Anti-Terrorism Laws and Anti-Money Laundering Laws........87
   Section 5.33     Mergers...................................................88
   Section 5.34     Representations and Warranties in Documents; No Default...88

ARTICLE VI COVENANTS OF LOAN PARTIES..........................................88

   Section 6.01     Affirmative Covenants.....................................88
   Section 6.02     Negative Covenants.......................................102
   Section 6.03     Financial Covenants......................................113

ARTICLE VII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS AND OTHER
            COLLATERAL.......................................................115

   Section 7.01     Collection of Accounts; Management of Collateral.........115
   Section 7.02     Status of Accounts and Other Collateral..................118
   Section 7.03     Collateral Custodian.....................................118
   Section 7.04     Collateral Reporting.....................................119
   Section 7.05     Accounts Covenants.......................................119


                                      (iii)

ARTICLE VIII EVENTS OF DEFAULT...............................................120

   Section 8.01     Events of Default........................................120
   Section 8.02     Remedies.................................................123

ARTICLE IX AGENT.............................................................124

   Section 9.01     Appointment..............................................124
   Section 9.02     Nature of Duties.........................................125
   Section 9.03     Rights, Exculpation, Etc.................................125
   Section 9.04     Reliance.................................................126
   Section 9.05     Indemnification..........................................126
   Section 9.06     Agent Individually.......................................127
   Section 9.07     Successor Agent..........................................127
   Section 9.08     Collateral Matters.......................................127
   Section 9.09     Events of Default........................................129
   Section 9.10     Agency for Perfection....................................129

ARTICLE X GUARANTY...........................................................129

   Section 10.01    Guaranty.................................................129
   Section 10.02    Guaranty Absolute........................................130
   Section 10.03    Waiver...................................................131
   Section 10.04    Continuing Guaranty; Assignments.........................131
   Section 10.05    Subrogation..............................................132

ARTICLE XI MISCELLANEOUS.....................................................132

   Section 11.01    Notices, Etc.............................................132
   Section 11.02    Amendments, Etc..........................................133
   Section 11.03    No Waiver; Remedies, Etc.................................134
   Section 11.04    Expenses; Taxes; Attorneys' Fees.........................134
   Section 11.05    Right of Set-off.........................................135
   Section 11.06    Severability.............................................136
   Section 11.07    Assignments and Participations...........................136
   Section 11.08    Counterparts.............................................138
   Section 11.09    GOVERNING LAW............................................139
   Section 11.10    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE....139
   Section 11.11    WAIVER OF JURY TRIAL, ETC................................139
   Section 11.12    Consent by Agent and Lenders.............................140
   Section 11.13    No Party Deemed Drafter..................................140
   Section 11.14    Reinstatement; Certain Payments..........................140
   Section 11.15    Indemnification..........................................140
   Section 11.16    MLI as Agent for Borrowers...............................142
   Section 11.17    Records..................................................142
   Section 11.18    Binding Effect...........................................142


                                      (iv)

   Section 11.19    Interest.................................................142
   Section 11.20    Confidentiality..........................................144
   Section 11.21    Public Disclosures.......................................144
   Section 11.22    Know Your Customer.......................................144
   Section 11.23    Integration..............................................145


                                      (v)

                              SCHEDULE AND EXHIBITS

Schedule 1.01               Lenders and Lenders' Commitments

Schedule 4.01(e)(v)         Real Property to be Subject to Mortgages

Schedule 4.01(e)(x)         Judgment Liens

Schedule 4.01(i)            Third Party Consents to Acquisitions Not Obtained

Schedule 5.03               Governmental Approvals

Schedule 5.06               Litigation

Schedule 5.09               ERISA

Schedule 5.10               Taxes

Schedule 5.15               Real Property

Schedule 5.17               Environmental Matters

Schedule 5.18               Insurance

Schedule 5.19               Use of Proceeds

Schedule 5.20               Bank Accounts

Schedule 5.21               Intellectual Property

Schedule 5.22               Material Contracts

Schedule 5.24               Employee and Labor Matters

Schedule 5.25               Subsidiaries; Name; Jurisdiction of Organization;
                            Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN

Schedule 5.26               Tradenames


                                      (vi)

Schedule 5.27               Collateral Locations

Schedule 6.01(t)(iii)       Consents to Assignments of Contracts

Schedule 6.01(t)(vi)        Post-Closing License Procedures

Schedule 6.02(a)            Existing Liens

Schedule 6.02(b)            Existing Indebtedness

Schedule 6.02(f)(ii)        Existing Loans

Schedule 6.02(k)            Transactions with Affiliates

Schedule 6.03(a)            Total Leverage Ratio

Schedule 6.03(b)            Consolidated EBITDA

Schedule 6.03(c)            Fixed Charge Coverage Ratio

Schedule 7.01               Cash Management Banks

Exhibit A                   Form of Assignment and Acceptance

Exhibit B                   Form of Compliance Certificate

Exhibit C                   Form of Notice of Borrowing

Exhibit D                   Form of Notice of Conversion/Continuation

Exhibit E                   Form of Letter of Credit Request

Exhibit F                   Form of Borrowing Base Certificate


                                     (vii)

                                 LOAN AGREEMENT

      Loan Agreement, dated as of November 8, 2006, by and among Maritime Logistics US Holdings Inc., a Delaware corporation ("MLI"), Summit Logistics International Inc, a New Jersey corporation ("Summit"), SeaMaster Logistics Inc., a Delaware corporation ("SeaMaster"), AmeRussia Shipping Company Inc., a Delaware corporation ("AmeRussia Shipping"), FMI International LLC, a Delaware limited liability company ("FMI International"), Fashion Marketing, Inc., a New Jersey corporation ("FM"), FMI International Corp. (West), a New Jersey corporation ("FMIW"), FMI International Corp., a New Jersey corporation ("FMII"), Freight Management LLC, a Delaware limited liability company ("FMLLC"), FMI Trucking, Inc., a New Jersey corporation ("Trucking"), FMI Express Corp., a New Jersey corporation ("Express"), Clare Freight, Los Angeles, Inc., a California corporation ("Clare"), TUG New York, Inc., a New York corporation ("TUG NY"), Aerobic Creations, Inc., a Delaware corporation ("Parent"), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc ("TUG USA"), AMR Investments Inc, a New Jersey corporation ("AMRI") and FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco", and together with MLI, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, TUG NY, Parent, TUG USA, AMRI and FMI Holdco, each individually, a "Borrower" and collectively, "Borrowers"), the parties from time to time hereto as guarantors (each individually, a "Guarantor" and collectively, "Guarantors"), the parties from time to time hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each a "Lender" and collectively, the "Lenders"), Fortress Credit Corp., a Delaware corporation, in its capacity as administrative and collateral agent for and on behalf of Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:

      WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders extend credit to Borrowers consisting of (a) a revolving credit facility in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, which will include a subfacility for the issuance of letters of credit in an aggregate amount not to exceed $7,000,000 and (b) term loans in the aggregate principal amount of $55,000,000; and

      WHEREAS, each Lender is willing to agree (severally and not jointly) to extend such credit to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Loan Documents;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           DEFINITIONS; CERTAIN TERMS

      Section 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

      "ACAS" means American Capital Financial Services, Inc., a Delaware corporation.

      "ACCOUNT DEBTOR" means each debtor, customer or obligor in any way obligated on or in connection with any Receivable.

      "ACCOUNTS" means, as to each Loan Party, all present and future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred or (d) arising out of the use of a credit or charge card or information contained in or for use with the card.

      "ACQUISITIONS" means collectively, (a) the purchase by MLI of all of the Capital Stock of FMI Holdco and FMI Blocker and the assumption by MLI of certain of the liabilities relating thereto pursuant to the FMI Acquisition Documents,
(b) the purchase by TUG USA of the TUG Acquisition Assets and all of the Capital Stock of Clare and TUG NY and the assumption by TUG USA of certain of the liabilities relating thereto pursuant to the TUG Acquisition Documents and (c) the purchase by MLI of all of the Capital Stock of Sea Master Hong Kong pursuant to the SeaMaster Acquisition Documents.

      "ACQUISITION DOCUMENTS" means collectively, (a) the FMI Acquisition Documents, (b) the TUG Acquisition Documents, and (c) the SeaMaster Acquisition Documents.

      "ACTION" has the meaning set forth in Section 11.12.

      "ADMINISTRATIVE BORROWER" has the meaning set forth in Section 11.16.

      "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote ten (10%) percent or more of the Capital Stock having ordinary voting power for the election of the Board of Directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall Agent or any Lender be considered an "Affiliate" of any Loan Party.

      "AFTER ACQUIRED PROPERTY" has the meaning set forth in Section 6.01(o) hereof.

      "AGENT" has the meaning set forth in the preamble hereto.

      "AGENT ADVANCES" has the meaning set forth in Section 9.08(a).

      "AGENT TERM ADVANCE" has the meaning set forth in Section 9.08(a).

      "AGENT'S ACCOUNT" means an account at a bank designated by Agent from time to time as the account into which Loan Parties shall make all payments to Agent for the benefit of Agent and Lenders under this Agreement and the other Loan Documents.

      "AGREEMENT" means this Loan Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

      "AMERUSSIA" means AMERUSSIA LTD., a company organized under the laws of Russia.

      "ANTI-MONEY LAUNDERING LAWS" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. Section 1956 and 1957, and the BSA.

      "ANTI-TERRORISM LAWS" means the OFAC Laws and Regulations and the Executive Orders as each of such terms is defined in Section 5.32 and the USA Patriot Act.

      "APPLICABLE MARGIN" means the amount determined as follows:

--------------------------------------------------------------------------------
                                                               Applicable Margin
  Ratio of Net Senior Indebtedness to    Applicable Margin      (Reference Rate
          Consolidated EBITDA            (LIBOR Rate Loans)         Loans)
--------------------------------------------------------------------------------
Greater than 3.0:1.0                           4.75%                 3.75%
--------------------------------------------------------------------------------
Equal to or less than 3.0:1.0 but              4.50%                 3.50%
greater than 2.5:1.0
--------------------------------------------------------------------------------
Equal to or less than 2.5:1.0 but              4.25%                 3.25%
greater than 2.0:1.0
--------------------------------------------------------------------------------
Equal to or less than 2.0:1.0 but              4.00%                 3.00%
greater than 1.5:1.0
--------------------------------------------------------------------------------
Equal to or less than 1.5:1.0                  3.75%                 2.75%
--------------------------------------------------------------------------------

PROVIDED, THAT, (a) the Applicable Margin shall be calculated and established once each fiscal quarter based on the ratio of Net Senior Indebtedness to Consolidated EBITDA of Parent and its Subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of the immediately preceding fiscal quarter and shall remain in effect until adjusted thereafter after the end of the next fiscal quarter, (b) each adjustment to the Applicable Margin shall be effective on the date that Agent receives the financial statements of Parent and its Subsidiaries for the immediately preceding fiscal quarter in accordance with Section 6.01(a)(i) and shall remain in effect until adjusted thereafter during the next fiscal quarter, (c) the failure to deliver the financial statements pursuant to Section 6.01(a)(i) hereof on the required date shall automatically cause the Applicable Margin for each LIBOR Rate Loan and Reference Rate Loan to be the highest applicable rate set forth above, effective as of the date on which the delivery of the financial statements was otherwise required until the date on which such financial statements are so delivered to Agent at which time the Applicable Margin shall be adjusted in accordance with clause (a) above, (d) in the event that any of the information provided to Agent which is used in the calculation of the Applicable Margin for any period is subsequently restated or is otherwise changed thereafter, then if the Applicable Margin for the applicable period would have resulted in a higher rate, Borrowers shall promptly upon demand pay to Agent any additional amount in respect of interest that would have been required based on the higher Applicable Margin, and (e) notwithstanding anything to the contrary set forth herein, until the effective date set forth in clause (b) above that follows the last day of the fourth full fiscal quarter after the Effective Date, the Applicable Margin shall be equal to the greater of (i) the amount determined as set forth above based on the ratio of Net Senior Indebtedness to Consolidated EBITDA of Parent and its Subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of each fiscal quarter prior thereto after giving pro forma effect to the Acquisitions, the Revolving Credit Facility, the Term Loan and the other transactions contemplated hereunder and (ii) four and one quarter (4.25%) percent per annum.

      "ASSET SALE" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, conveys, leases or subleases, licenses or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by Agent, in accordance with Section 11.07 hereof and substantially in the form of Exhibit A hereto or such other form acceptable to Agent.

      "AUTHORIZED OFFICER" means, with respect to any Person, the chief executive officer, chief financial officer, president or vice president of such Person.

      "AVAILABILITY" means the difference between (a) the lesser of (i) the Borrowing Base and (ii) the Total Revolving Credit Commitments and (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and
(ii) all Letter of Credit Obligations.

      "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), as amended, and any successor statute.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors (or comparable managers or managing directors) of such Person or any committee thereof duly authorized to act on behalf of the board and in the case of a Loan Party that is a limited liability company, the manager or board of managers of such Loan Party.

      "BORROWERS" has the meaning set forth in the preamble hereto.

      "BORROWING BASE" means, at any time, the amount equal to (a) the lesser of
(i) eighty-five (85%) percent of the value of the Net Amount of Eligible Accounts at such time minus any Reserves or (ii) the Total Revolving Loan Commitments; PROVIDED, that, to the extent that any Reserves are in respect of amounts that may be payable to third parties, Agent may, at its option, deduct such Reserves from the Total Revolving Loan Commitments, at any time that such amount is less than the amount of the Borrowing Base.

      "BORROWING BASE CERTIFICATE" means a certificate signed by an Authorized Officer of Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.01(a)(iv), substantially in the form of Exhibit F.

      "BSA" means the Bank Secrecy Act (31 U.S.C. Section 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

      "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period. Nothing in this definition shall be construed to include expenditures by Parent and its Subsidiaries for the Acquisitions and Permitted Acquisitions, including, without limitation, any earn-outs, deferred purchase price payments or Special Incentive Bonuses payable pursuant thereto.

      "CAPITAL GUIDELINE" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (a) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (b) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or Issuing Bank or the manner in which any Lender, any Person controlling any Lender, or Issuing Bank allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

      "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

      "CAPITALIZED LEASE" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

      "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "CASH DOMINION EVENT" means, in the case of an Operating Account, an Event of Default and in the case of the Cash Management Accounts, the Concentration Account or any deposit or investment account other than an Operating Account, either (a) a Default or Event of Default or (b) the sum of Excess Availability plus Qualified Cash is less than $3,000,000.

      "CASH EQUIVALENTS" means (a) marketable direct obligations with a maturity date of one hundred eighty (180) days or less either (i) issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or (ii) issued or directly and fully guaranteed or insured by such other government or any agency or instrumentality thereof in each case as Agent may approve; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof in the case of direct obligations of the type described in clause (i) above or such other government in the case of direct obligations of the type described in clause (ii) of this subsection (a); (b) time deposits and certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less (after the date of the purchase thereof) of any financial institution that is a member of the Federal Reserve System, in any case having combined capital and surplus and undivided profits of not less than $250,000,000 or such other financial institution as Agent may approve; (c) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less (after the date of the purchase thereof) issued or guaranteed by a corporation (except an Affiliate of Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia or a bank organized under the laws of any State of the United States of America or the District of Columbia or constituting a national banking association under the laws of the United States of America, or the laws of such other jurisdictions as Agent may approve, in each case having a rating of at least A1 by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. or at least P1 by Moody's Investors Service, Inc.; and (e) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (d) above, except that the maturity date of such securities may be up to one (1) year, so long as such maturity date does not affect the ability of the person with such investment to withdraw its investments from such money market funds or mutual funds.

      "CASH MANAGEMENT ACCOUNTS" means those bank accounts of each Loan Party listed on Schedule 7.01, which bank accounts shall not be Operating Accounts.

      "CASH MANAGEMENT BANK" has the meaning set forth in Section 7.01.

      "CHANGE OF CONTROL" shall mean (a) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding voting stock of Parent, except as otherwise consented to in writing by Agent and Lenders; (c) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; or (d) the failure of Parent to own, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding voting stock of each of Borrowers and the other Guarantors other than (1) pursuant to a transfer of such outstanding voting stock to any Borrower or Guarantor permitted hereunder, (2) pursuant to a sale of the voting stock of any Borrower or Guarantor consented to by Agent, and (3) in the case of a Subsidiary acquired after the date hereof pursuant to a Permitted Acquisition where less than one hundred (100%) percent of the voting power of the total outstanding voting stock of such Subsidiary is acquired.

      "CLOSING FEE" has the meaning set forth in Section 2.06(a).

      "COLLATERAL" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

      "COLLATERAL ACCESS AGREEMENT" means an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Loan Party, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

      "COLLECTIONS" means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of Loan Parties.

      "COMMITMENTS" means, with respect to each Lender, such Lender's Revolving Credit Commitments and Term Loan Commitments.

      "CONCENTRATION ACCOUNT" means the account identified on Schedule 7.01 as the concentration account of Loan Parties maintained at the Concentration Account Bank into which cash received from the Cash Management Banks is wired pursuant to Section 7.01.

      "CONCENTRATION ACCOUNT BANK" means the depository bank at which the Concentration Account is maintained as set forth on Schedule 7.01 hereto, or such other Person or Persons as Administrative Borrower (with the prior written consent of Agent) may designate from time to time.

      "CONSOLIDATED EBITDA" means, with respect to any Person for any period,
(a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) without duplication, the sum of all or a portion of the following amounts of such Person and its

Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, in each case to the extent deducted in determining Consolidated Net Income of such Person for such period: (a) Consolidated Net Interest Expense,
(b) income tax expense paid or accrued by such Person and its Subsidiaries, (c) depreciation expense, (d) amortization expense, and (e) cash payments to each of Robert Lee and Robert Wu pursuant to the TUG China Bonus Agreement by and among Sea Master Hong Kong, Robert Lee and Robert Wu not to exceed an aggregate amount of $500,000 in any Fiscal Year.

      "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person at any date, all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and, in any event, with respect to the Parent and its Subsidiaries, shall include, but not be limited to, (a) the Indebtedness of Parent evidenced by or arising under the Senior Convertible Notes, (b) the Obligations, (c) any obligations arising in connection with any factoring arrangements or other arrangements involving the sale of receivables, and (d) all Indebtedness arising in connection with any letters of credit, banker's acceptances, bank guarantees or similar facilities; PROVIDED, THAT, the term "Consolidated Indebtedness" shall include (i) Contingent Obligations specified in clauses (c) and (d) of this definition and (ii) other Contingent Obligations to the extent such other Contingent Obligations are required to be included on the balance sheet of such Person in accordance with GAAP consistently applied.

      "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring (i) gains or (ii) non-cash losses (and including in any event any non-cash losses from Asset Sales), (b) non-cash restructuring charges, (c) non-cash write-offs of goodwill and other intangible assets during such period which are required under Statement 142 issued by the Financial Accounting Standards Board and non-cash write-offs of equipment during such period which are required under Statement 144 issued by the Financial Accounting Standards Board, (d) non-cash gains or non-cash losses due to foreign currency translation adjustments during such period which are required under Statement 52 of the Financial Accounting Standards Board, (e) the effect of any change in accounting principles adopted by (or applicable to) such Person or its Subsidiaries after the date hereof (including any cumulative effects resulting from changes in purchase accounting principles, except as reflected in adjustments pursuant to clause (b) of the definition of the term "GAAP" but only to the extent that the amendment referred to therein has been executed and delivered by the parties hereto); and (f) the net income (if positive) of any majority-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such majority-owned Subsidiary to such Person or to any other majority-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such majority-owned Subsidiary. For the purpose of this definition, net income excludes any gain (or non-cash loss) together with any related Provision for Taxes for such gain (or non-cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person. As to Parent or any of its Subsidiaries for purposes of this definition, in no event shall Asset Sales be deemed to be sales or other dispositions in the ordinary course of business and no proceeds from Asset Sales shall be included in the Consolidated Net Income of such person.

      "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, as to any Person, as determined in accordance with GAAP, the amount equal to: (a) total interest expense of such Person and its Subsidiaries on a consolidated basis for such period, whether paid or accrued (including the interest component of any Capitalized Lease for such period), and in any event, including, without limitation, (i) all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit or any factoring or similar arrangements,
(ii) interest payable by addition to principal or in the form of property other than cash and any other interest expense not payable in cash, (iii) the costs or fees for such period associated with Hedging Agreements (to the extent not otherwise included in such total interest expense) and (iv) the non-cash component of the expense arising from the valuation of the Senior Convertible Notes and warrants issued pursuant to the Noteholder Documents and the PIPE Documents constituting "embedded derivatives", MINUS (b) the sum of (i) any net payments received by such Person and its Subsidiaries on a consolidated basis during such period as interest income received in respect of its investments in cash, and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and excluding any non-cash gains), PLUS (c) losses for such period on Hedging Agreements (to the extent not deducted in the calculation of such total interest expenses and excluding any non-cash losses).

      "CONTINGENT OBLIGATION" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, THAT, the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

      "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Loan Party, Agent, and the applicable depository institution, financial institution or intermediary with respect to a deposit account or investment account.

      "CURRENT VALUE" shall have the meaning set forth in Section 6.01(n)(ii) hereof.

      "DEBT ISSUANCE" means any issuance or sale by Parent or any of its Subsidiaries after the Effective Date of any debt securities or other Indebtedness of the type specified in clause (a) or clause (c) of the definition of such term; PROVIDED, that, the term "Debt Issuance" as used herein shall not include the issuance of any Permitted Indebtedness.

      "DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

      "DEFAULTING LENDER" shall have the meaning set forth in Section 2.02(e) hereof.

      "DOLLAR", "DOLLARS" and the symbol "$" each means lawful money of the United States of America.

      "DOMESTIC SUBSIDIARY" means any Subsidiary duly organized and validly existing under the laws of the United States of America and with it chief executive office and substantially all of its assets and business located in the United States of America.

      "EARLY TERMINATION FEE" shall have the meaning set forth in Section 2.06(f) hereof.

      "EFFECTIVE DATE" means the date, on or before November 10, 2006, on which all of the conditions precedent set forth in Section 4.01 are satisfied or waived and the initial Loans are made.

      "ELIGIBLE ACCOUNTS" means the Accounts of a Borrower which are, and at all times continue to be, acceptable to Agent in good faith based on the criteria set forth below. In general, an Account may, in the good faith credit judgment of Agent, be deemed to be eligible if: such Accounts arise from the actual and bona fide sale and delivery of goods by a Borrower or rendition of services by a Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

      (a) such Accounts are not unpaid more than sixty (60) days after the original due date for such Accounts and, in any event, are not unpaid more than the ninety (90) days after the date of the original invoice for them;

      (b) such Accounts comply with the terms and conditions contained in
Section 7.05 of this Agreement;

      (c) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

      (d) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (PROVIDED, THAT, at any time promptly upon Agent's request, Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent and Lenders in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent or any Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either (i) the account debtor has delivered to the applicable Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and such Borrower has complied with the terms of the Security Agreement with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

      (e) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon a Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

      (f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by a Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

      (g) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

      (h) such Accounts are subject to the first priority, valid and perfected security interest of Agent for the benefit of Lenders and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

      (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrowers;

      (j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

      (k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

      (l) such Accounts are not evidenced by or arising under any instrument or chattel paper unless Agent has a first priority, valid and perfected security interest in such instrument or chattel paper;

      (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

      (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original due date thereof and, in any event, unpaid more than ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

      (o) the account debtor is not located in a State requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such State or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

      (p) such Accounts are owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limit with respect to such account debtors as determined by Borrowers from time to time and as is reasonably acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

      (q) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith upon prior notice to Administrative Borrower (PROVIDED, THAT, no such notice shall be necessary when a Default or an Event of Default has occurred and is continuing). Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for

Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000; PROVIDED, THAT, such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

      "EMPLOYEE BENEFIT PLAN" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

      "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

      "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future applicable Federal, State, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or human health or other government restrictions relating to the protection of the environment or human health or the Release, deposit or migration of any Hazardous Materials into the environment.

      "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

      "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

      "EQUIPMENT" means all of Loan Parties' now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software (whether owned or licensed, and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      "EQUITY ISSUANCE" means (a) any issuance or sale by Parent or any of its Subsidiaries on or after the Effective Date of (i) any of such person's Capital Stock, including, without limitation, as to Parent and MLI, any Capital Stock issued under the PIPE Documents and the Noteholder Documents (including, without limitation, any Capital Stock issued upon the exercise of any warrants or options referred to in clause (ii)), (ii) any warrants or options exercisable in respect of such person's Capital Stock (other than any Capital Stock, warrants or options issued to directors, officers or employees of Parent or its Subsidiaries pursuant to employee benefit plans, equity compensation plan, restricted stock plan, employee stock ownership plan and/or employment agreement established in the ordinary course of business and any Capital Stock issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing a membership or other equity interest (or the right to obtain a membership or other equity interest) in such person or (b) the receipt by Parent or any of its Subsidiaries of any capital contribution (whether or not evidenced by an membership interest or other equity security issued by such person upon such contribution).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under Internal Revenue Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under Internal Revenue Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and
Section 412 of the Internal Revenue Code, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under Internal Revenue Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or any of its Subsidiaries under Internal Revenue Code
Section 414(o).

      "EVENT OF DEFAULT" means any of the events set forth in Section 8.01.

      "EXCESS AVAILABILITY" means, at any time, the amount equal to: (a) the lesser of (i) the Borrowing Base or (ii) the amount of the Total Revolving Credit Commitments (in each case as to clause (i) and (ii), after taking into account applicable Reserves other than Reserves to reflect outstanding Letter of Credit Obligations), minus (b) the sum of (i) the then outstanding principal amount of the Revolving Loans, (ii) all Letter of Credit Obligations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are outstanding more than sixty (60) days past due as of the end of the immediately preceding month or at Agent's option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by Borrowers in good faith).

      "EXCESS CASH FLOW" means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less
(b) the sum of (i) all scheduled cash principal payments and all cash principal prepayments on the Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Total Revolving Credit Commitments are permanently reduced by the amount of such payments), and all scheduled cash principal payments on other Indebtedness of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (ii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement, (iii) Consolidated Net Interest Expense for such period, (iv) income taxes paid or accrued by such Person and its Subsidiaries for such period, (v) earn-outs, incentive bonuses and the deferred payments of consideration for the Acquisitions and Permitted Acquisitions paid during such period and (vi) any Closing Fee, Loan Servicing Fee, Unused Line Fee, Letter of Credit Fee and Prepayment Fee paid during such period.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXISTING LENDERS" means, collectively, (a) lenders party to the Loan and Security Agreement, dated as of April 1, 2005, among such lenders, FMI International, Express and Trucking, as borrowers, FMI Holdco, FMLLC, FM, FMIW and FMII, as guarantors, and GMAC Commercial Finance LLC, as agent, and (b) holders of notes issued in connection with the Amended and Restated Note and Equity Purchase Agreement, dated as of April 1, 2005, among FMI Holdco, FMLLC, FMI International, FM, Express, Trucking, FMIW, FMII and ACAS.

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received from three Federal funds brokers of recognized standing selected by it.

      "FINAL MATURITY DATE" means November 3, 2011, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

      "FINANCIAL STATEMENTS" means (a) the audited consolidated balance sheets of FMI Holdco and its Subsidiaries as of December 31, 2004 and the related statements of operations, cash flows and stockholders' equity, (b) the audited consolidated balance sheets of FMI Holdco and its Subsidiaries as of December 31, 2005 and the related statements of operations, cash flows and stockholders' equity, (c) the audited consolidated balance sheets of TUG Logistics Inc. and its domestic subsidiaries as of December 31, 2005 and the related statements of operations, cash flows and stockholders' equity, and (d) the pro forma consolidated balance sheet of Parent and its Subsidiaries as of the Effective Date.

      "FISCAL YEAR" means the fiscal year of the Parent and its Subsidiaries ending on or about December 31 of each year.

      "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period without duplication, plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period (provided, that, for purposes Section 6.03(c) hereof, Consolidated Net Interest Expense shall not include the non-cash component of the expense arising from the valuation of the Senior Convertible Notes and warrants issued pursuant to the Noteholder Documents and the PIPE Documents constituting "embedded derivatives") , plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period plus (iv) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of any Loan Party, dividends or distributions paid by such Loan Party to any other Loan Party) during such period, plus (v) Capital Expenditures made by such Person and its Subsidiaries during such period to the extent not
(A) financed by any Permitted Indebtedness or (B) funded with the proceeds of any Equity Issuance permitted hereunder that does not give rise to a mandatory prepayment under Section 3.03 hereof.

      "FMI ACQUISITION DOCUMENTS" means, collectively, the Equity Purchase Agreement, dated as of October 23, 2006 among MLI, FMI Holdco and each of the parties set forth in Schedule A thereto and all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith.

      "FMI BLOCKER" means FMI Blocker, Inc., a Colorado corporation.

      "FMI HOLDCO" means FMI Holdco I, LLC, a Delaware limited liability company.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis; PROVIDED, THAT, (a) for the purpose of Section 6.03 or Section 6.02(h) hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and (b) if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.03 or Section 6.02(h) hereof, Agent and Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.03 or Section 6.02(h) hereof shall be calculated as if no such change in GAAP has occurred.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any foreign, Federal, State, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEED OBLIGATIONS" has the meaning set forth in Section 10.01.

      "GUARANTORS" has the meaning set forth in the preamble hereto.

      "GUARANTY" means (a) the guaranty of each Guarantor party hereto contained in Article X hereof, and (b) each guaranty made by any Guarantor in favor of Agent for the benefit of Agent and Lenders pursuant to Section 6.01(b) or otherwise.

      "HAZARDOUS MATERIAL" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste or special waste; (b) any element, compound, chemical or solid waste that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste or hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (c) petroleum and its refined products; (d) polychlorinated biphenyls; (e) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (f) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under any Environmental Law.

      "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

      "HIGHEST LAWFUL RATE" means, with respect to Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

      "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (provided, that, neither trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than ninety (90) days after the date such payable was due under its original terms nor such trade payables if outstanding longer that are being contested or disputed by such Person in good faith in the ordinary course of business shall be deemed to constitute Indebtedness) and including any earn-outs or similar arrangements in connection with any acquisition of businesses by such Person, whether contingent or otherwise subject to any conditions or limitations; (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property and all obligations and liabilities arising in connection with factoring arrangements or other arrangements with respect to the sale of receivables; (e) that portion of Capitalized Lease Obligations of such Person that is (or is required to be) classified as a liability on its balance sheet in conformity with GAAP; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all net obligations and liabilities, calculated on a basis satisfactory to Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all Contingent Obligations; (i) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (j) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Nothing in this definition shall be construed to include any obligations under any employee benefit plan, equity compensation plan, restricted stock plan, employee stock ownership plan, incentive bonus plan or severance benefit plan in the ordinary course of business (excluding Special Incentive Bonuses).

      "INDEMNIFIED MATTERS" has the meaning set forth in Section 11.15(a).

      "INDEMNITEES" has the meaning set forth in Section 11.15(a).

      "INSOLVENCY PROCEEDING" means (a) any proceeding by or against any Person seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, administration, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including, but not limited to, any case with respect to any such Person under any provision of the Bankruptcy Code), or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, custodian, liquidator, sequestrator or other similar official for any such Person or for any substantial part of its property under any provision of the Bankruptcy Code or under any other Federal, State or other foreign bankruptcy, insolvency, receivership, liquidation or similar law now or hereafter in effect, or (b) the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, liquidator, custodian, sequestrator or similar official for such Person or a substantial part of its assets shall occur under any Federal, State or foreign bankruptcy, insolvency, receivership, liquidation or similar law now or hereafter in effect.

      "INTELLECTUAL PROPERTY" means , as to Parent or any of its Subsidiaries, Parent or such Subsidiary's now owned and hereafter adopted, arising, acquired or used and whether foreign or domestic:

      (a) copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by Parent or such Subsidiary (including, without limitation, all copyrights described in Schedule 5.21 and including all software and computer software programs), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof;

      (b) patents, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule 5.21), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof;

      (c) trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, domain name registrations, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule 5.21 hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of Parent or such Subsidiary relating to the distribution of products and services in connection with which any of such marks are used;

      (d) all rights to sue for past, present and future infringement of any of the foregoing.

      "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement, dated of even date herewith, among Agent (for itself and on behalf of Lenders) and Noteholder Agent (for itself and on behalf of Noteholders).

      "INTEREST PERIOD" means, with respect to any LIBOR Rate Loan, the period commencing on the date of the borrowing or the date of continuation of such LIBOR Rate Loan, as the case may be, and ending thirty (30), sixty (60) or ninety (90) days thereafter; PROVIDED, THAT, (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period for any LIBOR Rate Loan shall extend beyond the Final Maturity Date, (c) any Interest Period with respect to a Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period, and (d) no more than five (5) Interest Periods in the aggregate for Borrowers may exist at any time.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

      "ISSUING BANK" means such bank as Agent may designate for such purpose and that is reasonably acceptable to Administrative Borrower.

      "LAW DEBENTURE" means Law Debenture Trust Company of New York, a limited purpose trust company, chartered by the New York State Banking Department.

      "LEASE" means any lease of Real Property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

      "LENDERS" has the meaning set forth in the preamble hereto.

      "LETTER OF CREDIT APPLICATION" has the meaning set forth in Section
2.03(b).

      "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit, including a Letter of Credit Guaranty) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

      "LETTER OF CREDIT FEE" has the meaning set forth in Section 2.06(d).

      "LETTER OF CREDIT GUARANTY" means one or more guarantors by Agent in favor of Issuing Bank guaranteeing or relating to any Borrower's obligations to Issuing Bank under a reimbursement agreement, Letter of Credit Application or like document in respect of any Letter of Credit.

      "LETTER OF CREDIT OBLIGATIONS" means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus
(b) the aggregate amount of all drawings under Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in
Section 2.03 for which Borrowers have not at such time reimbursed Lender, whether by way of a Revolving Loan or otherwise.

      "LETTERS OF CREDIT" means all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by Issuing Bank for the account of a Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof.

      "LIBOR" means with respect to each Interest Period for any Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-hundredth (1/100) of one (1%) percent) at which the Reference Bank is offered deposits of United States dollars in the London interbank market (or other LIBOR market selected by a Borrower or Administrative Borrower on behalf of such Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Loan requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

      "LIBOR RATE" means, with respect to each Interest Period for any Loan, the rate per annum (rounded upwards, if necessary, to the next one-hundredth (1/100) of one (1%) percent) determined by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a Loan or any Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      "LIBOR RATE LOAN" means any Loan or a portion thereof bearing interest calculated based upon the LIBOR Rate.

      "LICENSES" means all licenses, contracts or other agreements, whether written or oral, naming Parent or any of its Subsidiaries as licensee or licensor (including, without limitation, all Licenses set forth in Schedule 5.21 hereto) and providing for either:

      (a) the grant of any right to use or sell any works covered by any copyright or other Intellectual Property described in clause (a) of the definition thereof;

      (b) the grant of any right to manufacture, use or sell any invention covered by any patent or other Intellectual Property described in clause (b) of the definition thereof;

      (c) the grant of any right concerning any trademark or other Intellectual Property described in clause (c) of the definition thereof, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all inventory now or hereafter owned by Parent or any of its Subsidiaries and now or hereafter covered by such licenses.

      "LIEN" means any mortgage, deed of trust, deed to secure debt or similar instrument, pledge, lien (statutory or otherwise), security interest, charge, attachment, assignment or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

      "LOAN ACCOUNT" means the account maintained hereunder by Agent on its books of account at its Payment Office, and with respect to Borrowers, in which Borrowers will be charged with all Loans made to, and all other Obligations incurred by, Borrowers.

      "LOAN DOCUMENTS" means this Agreement, any Security Agreement, any Pledge Agreement, any Mortgage, any Control Agreement, the UCC Filing Authorization Letter, the Intercreditor Agreement, and any other agreement, instrument, and other document executed and delivered by any Loan Party pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

      "LOAN PARTIES" means Borrowers and Guarantors.

      "LOAN SERVICING FEE" has the meaning set forth in Section 2.06(b).

      "LOANS" means the Term Loans and Revolving Loans.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of (a) the operations, business, assets, properties, condition (financial or otherwise) or prospects of Loan Parties (taken as a whole), (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any other Loan Document to which it is a party, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of Agent or any Lender under this Agreement or any other Loan Document, or (e) the validity, perfection or priority of the Liens on the Collateral (taken as a whole) in favor of Agent for the benefit of Agent and Lenders.

      "MATERIAL CONTRACT" means (a) the Acquisition Documents, (b) each contract listed on Schedule 5.22, (c) each contract or agreement to which any Loan Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more in any twelve month period and (d) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of Loan Parties and their respective Subsidiaries (taken as a whole).

      "MERGER" shall mean the merger of MLI Acquisition Corp., a Delaware corporation, with and into MLI with MLI as the surviving corporation pursuant to the terms of the Merger Agreements.

      "MERGER AGREEMENTS" means, collectively, the Agreement and Plan of Merger, dated of even date herewith, by and between MLI Acquisition Corp., a Delaware corporation and MLI, the Certificate of Merger of MLI Acquisition Corp., a Delaware corporation and MLI and all related agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

      "MORTGAGE" means a mortgage, deed of trust or deed to secure debt, in recordable form and otherwise substantially in a form acceptable to Agent, made by the applicable Loan Party in favor of Agent for the benefit of Agent and Lenders, securing the Obligations and delivered to Agent pursuant to Section 4.01(e), Section 6.01(b), Section 6.01(o) or otherwise.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliates has contributed to, or has been obligated to contribute.

      "NET AMOUNT OF ELIGIBLE ACCOUNTS" means the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      "NET CASH PROCEEDS" means with respect to any Asset Sale, Equity Issuance, Debt Issuance or Property Loss Event, the cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Parent or any of its Subsidiaries in respect of such Asset Sale, Equity Issuance, Debt Issuance or Property Loss Event, after deducting therefrom only:

      (a) in the case of any Asset Sale, (i) the reasonable and customary expenses incurred by Parent or such Subsidiary, as the case may be, directly related to such sale, (ii) reasonable and customary brokerage costs, fees, or commissions incurred by Parent or such Subsidiary directly related to such sale;
(iii) the amounts paid from such proceeds at the time of the sale thereof in respect of any Indebtedness (other than the Obligations) secured by any Lien permitted by Section 6.02(a) on the asset that is the subject of such Assets Sale that has priority over the Lien of Agent on such asset in accordance with applicable law, (iv) taxes paid (directly or indirectly) to any taxing authorities by Parent or such Subsidiary, as the case may be, in connection with, or directly attributable to, such sale at the time thereof or not later than the end of the tax year immediately following the year during which the sale occurs; PROVIDED, THAT, (A) as to any amounts that are deducted from the proceeds of any Asset Sale based on taxes that are not required to be paid at the time of the Asset Sale, Agent shall have received a certificate from an Authorized Officer of Parent as to the calculation of the amount of the deduction based on such taxes and the basis for the calculation, in reasonable detail and otherwise in form and substance satisfactory to Agent and (B) in the event that the amount of the taxes paid by Parent or such Subsidiary in the immediately following tax year after such sale are less, or are less in respect of taxes as a result of such sale, than the amount that was deducted from such proceeds, then Borrowers shall pay to Agent on the date that the applicable taxes are or would have been due under applicable tax law, the amount by which the reduction in the proceeds from the Asset Sale for such taxes as set forth in the certificate from an Authorized Officer referred to above exceeds the amount of such taxes paid as so determined and (v) a reasonable reserve for indemnification payments or purchase price adjustments payable by Parent or such Subsidiary, as the case may be, to the purchaser thereof under the terms of the sale arrangements up to an amount equal to ten (10%) percent of the gross cash purchase price receivable by Parent or such Subsidiary, as the case may be, at the time of the transfer of ownership of the assets subject to such Asset Sale; PROVIDED, THAT, upon the release or termination of such reserve, other than to the extent of the payment of such indemnification payments or purchase price adjustments, the amount of such reserve shall be deemed to constitute Net Cash Proceeds,

      (b) in the case of any Equity Issuance or Debt Issuance, (i) reasonable and customary expenses directly related to such Equity Issuance or Debt Issuance, (ii) reasonable and customary underwriting or brokerage costs, fees and commissions directly related to such Equity Issuance or Debt Issuance, and
(iii) taxes paid to any taxing authorities by Parent or such Subsidiary, as the case may be, in connection therewith, and

      (c) in the case of any Property Loss Event, (i) the amounts paid from such proceeds at the time of the receipt of such proceeds in respect of any Indebtedness (other than the Obligations) secured by any Lien permitted by
Section 6.02(a) on the asset that is the subject of such Property Loss Event that has priority over the Lien of Agent on such asset in accordance with applicable law, (ii) reasonable and customary expenses related to obtaining such proceeds, and (iii) taxes paid to any taxing authorities by Parent or such Subsidiary, as the case may be, in connection therewith.

      In each case of clauses (a), (b) and (c) amounts shall only be so deducted to the extent actually paid to a Person that is not an Affiliate of a Borrower or Guarantor and to the extent properly attributable to such transaction or to the asset that is the subject thereof.

      "NET SENIOR INDEBTEDNESS" means with respect to any Person at any date, the amount equal to: (a) the sum of (i) the Consolidated Indebtedness of such Person plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations such Person which are outstanding more than ninety (90) days past due under its original terms as of the end of the immediately preceding month or at Agent's option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by such Person in good faith) minus (b) in the case of Parent and its Subsidiaries, the sum of (i) cash on the balance sheet of such Person as set forth in such Person's financial statements in the form filed with the SEC for the fiscal quarter immediately prior to such date plus (ii) the Subordinated Indebtedness of such Person plus
(iii) the Indebtedness evidenced by the Senior Convertible Notes.

      "NON-US BORROWERS" means any Person that may be a Borrower after the date hereof that is not organized under the laws of a jurisdiction in the United States of America.

      "NON-US PERSON" has the meaning set forth in Section 3.08(e).

      "NOTEHOLDER AGENT" shall mean Law Debenture, in its capacity as collateral agent pursuant to the applicable Noteholder Documents, and its successors and assigns, including any replacement or successor trustee or agent or any additional trustee or agent.

      "NOTEHOLDER DOCUMENTS" means the Securities Purchase Agreement, the Senior Convertible Notes, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      "NOTEHOLDERS" means any person that at any time is the owner or holder, directly or indirectly, of record or beneficially, of any of the Senior Convertible Notes.

      "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

      "NOTICE OF CONVERSION/CONTINUATION" has the meaning set forth in Section 2.02.

      "NOTICE OF EXCLUSIVE CONTROL" means a written notice from Agent to a Cash Management Bank or any other depository bank or other financial institution that has entered into a Control Agreement directing that such depository bank or other financial institution is to comply exclusively with the instructions of Agent with respect to funds or investments in the deposit account or investment account of a Loan Party subject to such Control Agreement and to cease complying with the instructions originated by such Loan Party with respect thereto.

      "OBLIGATIONS" means all present and future indebtedness, obligations, and liabilities of each Loan Party to Agent and Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding or other proceeding referred to in Section 8.01 (including as to whether all or any portion thereof is allowed or allowable in such Insolvency Proceeding or other proceeding), which may arise under, out of, or in connection with, this Agreement, any other Loan Document, Letters of Credit or any other document made, delivered or given in connection herewith or therewith. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include
(a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

      "OPERATING ACCOUNT" means (a) a deposit account of any Loan Party used exclusively for making payments and other disbursements by such Loan Party and not for receiving any Collateral, Collections or proceeds thereof; provided, that, funds may be transferred from the Concentration Account, a Cash Management Account or the investment account in which Qualified Cash is held to an Operating Account prior to a Cash Dominion Event and Agent sending a Notice of Exclusive Control with respect thereto in accordance with Section 7.01, (b) a deposit account specifically and exclusively used for petty cash so long as the aggregate balance of the funds on deposit in all of such petty cash deposit accounts shall not exceed $250,000 at any time and no Default or Event of Default shall exist or have occurred and be continuing, and

(c) a deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party's salaried employees.

      "PAID IN FULL" means that (a) the Commitments shall have been terminated,
(b) all principal of the Loans, interest thereon and all other Obligations shall have been paid in full in immediately available funds (excluding contingent indemnification obligations (other than contingent Obligations referred to in clause (c) hereof) in respect of which no claim has been asserted and subject to
Section 11.14, in the event that any liabilities arise as provided therein), and
(c) Agent shall have received cash collateral (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations (other than solely contingent indemnification obligations that may arise from events or circumstances of which Agent has no actual knowledge as of such date), including checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment; PROVIDED, THAT, (i) to the extent of any contingent obligation of Borrowers or Guarantors to reimburse Agent or any Lender in respect of any letter of credit issued by or arranged for by Agent or any Lender the amount of such cash collateral (or letter of credit payable to Agent as beneficiary, as the case may be), shall not exceed one hundred five (105%) percent of the then undrawn amount of such letter of credit issued by or arranged for by Agent or any Lender and (ii) to the extent that Agent or any Lender may have any continuing obligation to indemnify or otherwise reimburse any bank or other financial institution at which any deposit or other account is or was maintained by or for the benefit of any Borrower or Guarantor under a Control Agreement or otherwise, whether or not Agent has actual knowledge of any basis for such indemnification by Agent or any Lender, Agent may require such cash collateral as it determines in respect of the contingent obligation of such Borrower or Guarantor to indemnify and reimburse Agent or such Lender in the event Agent or any Lender is required to make any payment to the bank or other financial institution, which cash collateral may be held until the earlier of
(A) such Borrower or Guarantor obtaining the release of Agent and Lenders from any such obligation to the bank or other financial institution (in form and substance satisfactory to Agent) or (B) such obligation of Agent or any Lender to such bank or other financial institution terminating by its terms.

      "PARENT" has the meaning set forth in the preamble hereto.

      "PARTICIPANT REGISTER" has the meaning set forth in Section 11.07(g).

      "PAYMENT OFFICE" means Agent's office located at 1345 Avenue of the Americas, New York, New York 10105, or at such other office or offices of Agent as Agent may designate in writing from time to time to Administrative Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "PERMITTED ACQUISITION" means the purchase by a Borrower or Guarantor or any other Subsidiary of Parent after the date hereof of all, or substantially all, or a material portion of, the assets of any Person or a business or division of such Person (whether pursuant to a merger or other transaction) or of any or all of the Capital Stock of such Person (such assets, Person or interest in such Person being referred to herein as the "Acquired Business") and in one or a series of transactions, whether involving cash or stock consideration, that satisfies each of the following conditions as determined by Agent:

      (a) Agent shall have received not less than ten (10) Business Days' prior written notice of the proposed acquisition and such information with respect thereto as Agent may request, including (i) the proposed date and amount of the acquisition, (ii) a list and description of the assets or shares to be acquired,
(iii) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price), (iv) a summary of the due diligence undertaken by Borrowers in connection with such acquisition, (v) appropriate financial statements of the Acquired Business and (vi) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such acquisition) and, at the request of Agent, such other information and documents that Agent may reasonably request, including executed counterparts of the respective agreements, instruments or other documents pursuant to which such acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith,

      (b) the Acquired Business shall comprise assets used in, or shall be an operating company or a division of an operating company that engages in, a line of business substantially similar, complimentary or related to the business that Borrowers, Guarantors or their Subsidiaries are engaged in on date hereof,

      (c) as of the date of any such acquisition and any payment in respect thereof, and after giving effect thereto, the sum of the Excess Availability plus the Qualified Cash shall have been not less than $3,000,000 for each of the ten (10) consecutive Business Days prior to the date of such acquisition or payment and shall be not less than $3,000,000 as of the date of such acquisition or payment (and after giving effect thereto),

      (d) the aggregate amount of all consideration paid for all Permitted Acquisitions (including any earn-outs, deferred purchase price payments and Special Incentive Bonuses to employees, officers, directors and/or sellers of the Acquired Business in connection with such Permitted Acquisition, in each case to the extent permitted hereunder and including the value of any Capital Stock, warrants or other equity interests) shall not exceed $5,000,000,

      (e) Agent shall have received: (i) the most recent annual and interim financial statements with respect to the Acquired Business and related statements of income and cash flows showing positive cash flows for the immediately preceding fiscal year of such Acquired Business, (ii) detailed forecasts of cash flows for the Acquired Business forecasting positive future cash flows, (iii) detailed projections for Parent and its Subsidiaries through the Maturity Date giving pro forma effect as of the last day of the fiscal month most recently ended to such acquisition and all related transactions, based on assumptions satisfactory to Agent and demonstrating pro forma compliance with all financial covenants set forth in this Agreement, prepared in good faith an in a manner and using such methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 6.01 and in form and substance satisfactory to Agent,

      (f) if Agent so elects, Agent shall have received an appraisal of such assets of the Acquired Business as Agent may specify, in each case in form and containing assumptions and appraisal methods satisfactory to Agent by an appraiser acceptable to Agent, on which Agent and Lenders are expressly permitted to rely,

      (g) if Agent so elects, Agent shall have completed a field examination or other business due diligence with respect to the business and assets of the Acquired Business in accordance with Agent's customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Acquired Business, the scope and results of which shall be satisfactory to Agent,

      (h) Agent shall have received all of the agreements and documents provided for in Section 6.01(b) in connection with the Acquired Business,

      (i) in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law,

      (j) Agent shall have received a certificate from the chief financial officer of Administrative Borrower giving pro forma effect as of the last day of the fiscal month most recently ended to such acquisition and all related transactions, based on assumptions satisfactory to Agent and demonstrating pro forma compliance with all financial covenants set forth in Section 6.03 hereof,

      (k) no Default or Event of Default shall exist or have occurred as of the date of such acquisition or the sale or issuance of any shares or any payment in respect thereof and after giving effect to such acquisition and all related transactions or the sale or issuance of any shares or any payment in connection therewith, and

      (l) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition and the related transactions, which documents shall be satisfactory to Agent.

      "PERMITTED DISPOSITIONS" means any sale, issuance, assignment, transfer, conveyance, lease or sublease, license or disposition to the extent permitted under Section 6.02(c) and subject to the conditions specified therein.

      "PERMITTED INDEBTEDNESS" means:

      (a) all Obligations;

      (b) Contingent Obligations of Parent or any of its Subsidiaries with respect to any Indebtedness described in this definition of Permitted Indebtedness which Parent or such Subsidiary is otherwise permitted to incur hereunder;

      (c) contingent Indebtedness of Parent or any of its Subsidiaries existing on the date hereof pursuant to the earn-outs and deferred purchase price payments under the Acquisition Documents in accordance with the terms thereof as in effect on the date hereof, PROVIDED, THAT, Parent and its Subsidiaries shall not make, or be required to make, any payments in respect of any of such earn-outs or deferred purchase price payments, unless as of the date of any such payment and after giving effect thereto, each of the conditions set forth in
Section 6.02(i)(vi) with respect thereto are satisfied;

      (d) contingent Indebtedness of any Borrower, Guarantor or any of their Subsidiaries arising after the date hereof pursuant to earn-outs, deferred purchase price payments or other contingent consideration (including Capital Stock or warrants) for Permitted Acquisitions; PROVIDED, THAT, in each case as to any such contingent Indebtedness of any Borrower, Guarantor or any of their Subsidiaries, (i) the sum of (A) the maximum aggregate amount of such earn-outs, deferred purchase price payments and other contingent consideration for all Permitted Acquisitions for which any Borrower, Guarantor or any of their Subsidiaries shall have any liability (which for this purpose does not include the earn-outs, deferred purchase price payments or contingent obligations under the Acquisition Documents), plus (B) the aggregate amount of payments in respect of Indebtedness for Special Incentive Bonuses to employees, officers and/or directors of Parent or any Subsidiary and/or to sellers of the Acquired Business, in each case, in connection with all Permitted Acquisitions, plus (C) the aggregate amount payments of cash or other consideration paid in respect of all Permitted Acquisitions (including Capital Stock or warrants), shall not exceed in the aggregate for (A), (B) and (C), $5,000,000, (ii) such earn-outs, deferred purchase price payments and other contingent consideration shall be considered in the application of the limitation on the amount of consideration that may be paid for a Permitted Acquisition under clause (d) of the definition of the term Permitted Acquisition, (iii) Parent and its Subsidiaries shall not make, or be required to make, any payments in respect of any of such earn-outs or deferred purchase price payments, unless as of the date of any such payment and after giving effect thereto, each of the conditions set forth in Section 6.02(i)(vi) with respect thereto are satisfied and (iv) such earn-outs and deferred purchase price payments arising pursuant to Permitted Acquisitions after the date hereof shall satisfy the requirements of, and shall be, Subordinated Indebtedness (except for the right of payment which shall be subordinated solely to the extent and in accordance with Section 6.02(i)(vi)), except that Parent and its Subsidiaries shall not be required to cause to be executed and delivered to Agent a subordination agreement in respect of such Indebtedness so long as the payment thereof shall be expressly subject to the limitations and conditions applicable thereto set forth in this Agreement as acknowledged and agreed by the person to whom such amounts are owing on terms and conditions satisfactory to Agent;

      (e) any other Indebtedness of Parent or any Domestic Subsidiary listed on
Schedule 6.02(b) hereto;

      (f) purchase money Indebtedness of Parent or any Subsidiary (including purchase money Capitalized Leases and including all reimbursement, payment or other obligations and liabilities Parent or such Subsidiary created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by Parent or such Subsidiary, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capitalized Leases) and purchase money mortgage, deed of trust, deed to secure debt or similar instruments on Real Property; PROVIDED, THAT (i) the sum of (A) the aggregate amount of such purchase money indebtedness incurred by Parent and its Subsidiaries and (B) the aggregate amount of the Capital Expenditures made by Parent and its Subsidiaries shall not exceed $5,000,000 in any Fiscal Year and
(ii) such purchase money Indebtedness of Parent and its Subsidiaries shall not exceed $15,000,000 in the aggregate at any time outstanding (in each case including both purchase money Indebtedness secured by Equipment and Real Property) so long as such security interests and mortgage, deed of trust, deed to secure debt or similar instruments do not apply to any property of Parent or any Subsidiary other than the Equipment or Real Property so acquired and other Equipment or Real Property financed by such lender to the extent that such financing constitutes Permitted Indebtedness and is evidenced by an agreement that includes customary provisions requiring cross-collateralization thereof, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired and the cost of other Equipment or Real Property financed by such lender to the extent that such financing constitutes Permitted Indebtedness and is evidenced by an agreement that includes customary provisions requiring cross-collateralization thereof, as the case may be;

      (g) Indebtedness of Parent or any Subsidiary arising pursuant to loans or advances by a Borrower or Guarantor to Parent or such Subsidiary permitted under Sections 6.02(f) and 6.02(k);

      (h) Indebtedness of Parent or any Domestic Subsidiary evidenced by the Senior Convertible Notes;

      (i) contingent Indebtedness existing on the date hereof in the form of Special Incentive Bonuses to employees, directors and/or officers of Parent or any Subsidiary and/or to sellers of assets or Capital Stock, in each case, under the Acquisition Documents consisting of the TUG New York Bonus Agreement, the TUG Miami and Los Angeles Bonus Agreement and the TUG China Bonus Agreement, each as in effect on the date hereof; PROVIDED, THAT, Parent and its Subsidiaries shall not make, or be required to make, any payments in respect of such Indebtedness to employees, directors and/or officers of Parent or any Subsidiary or to sellers of assets or Capital Stock, in each case, under the Acquisition Documents unless as of the date of any such payment and after giving effect thereto, each of the conditions set forth in Section 6.02(i)(vii) with respect thereto are satisfied (except that TUG USA may be required to make the incentive bonus payments to certain New York employees, directors and/or officers and/or to sellers of assets or Capital Stock, in each case, as set forth in the TUG New York Bonus Agreement and to certain other employees, directors and/or officers and/or to sellers of assets or Capital Stock, in each case, as set forth in the TUG Miami and Los Angeles Bonus Agreement and the TUG China Bonus Agreement, in each case as such agreements are in effect on the date hereof or as the same may be amended after the date hereof with the consent of Agent);

      (j) contingent Indebtedness in the form of Special Incentive Bonuses to employees, directors and/or officers of Parent or any Subsidiary and/or sellers of the Acquired Business, in each case, in connection with all Permitted Acquisitions pursuant to agreements arising after the date hereof; PROVIDED, THAT, (i) the sum of (A) the aggregate amount of payments in respect of Indebtedness for such Special Incentive Bonuses to employees, directors and/or officers of Parent or any Subsidiary and/or sellers of the Acquired Business, in each case, in connection with all Permitted Acquisitions, plus (B) the maximum aggregate amount of earn-outs and deferred purchase price payments for all Permitted Acquisitions for which any Borrower, Guarantor or any of their Subsidiaries shall have any liability, plus (C) the aggregate amount payments of cash or other consideration paid in respect of all Permitted Acquisitions (including Capital Stock or warrants), shall not exceed in the aggregate for
(A), (B) and (C), $5,000,000 and (ii) Parent and its Subsidiaries shall not make, or be required to make, any payments in respect of such Indebtedness to employees, directors and/or officers of Parent or any Subsidiary and/or sellers of the Acquired Business, in each case, in connection with all Permitted Acquisitions unless as of the date of any such payment and after giving effect thereto, each of the conditions set forth in Section 6.02(i)(vii) with respect thereto are satisfied;

      (k) Indebtedness to employees of Parent or any Subsidiary in the form of retention compensation not to exceed $500,000 in the aggregate outstanding at any time;

      (l) Indebtedness of Parent or any Domestic Subsidiary arising after the date hereof consisting of the reimbursement obligations to a financial institution with respect to letters of credit or bank guarantees issued by such financial institution for the account of Parent or any Domestic Subsidiary, in the ordinary course of business; PROVIDED, THAT, (i) upon its request, Agent shall have received true, correct and complete copies of all of agreements, documents and instruments relating to the facility pursuant to which such letters of credit are issued, (ii) in no event shall the aggregate amount of all such Indebtedness (contingent or otherwise) at any time exceed the amount equal to (A) $10,000,000 minus (B) the Letter of Credit Obligations outstanding at such time, (iii) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of Parent or any Domestic Subsidiary to enter into any such letter of credit facility, which notice shall set forth in reasonable detail, the amount of such letter of credit facility, the name and address of the proposed letter of credit issuer, the proposed rates and fees, and the maturity date with respect thereto, together with such other information with respect thereto as Agent may request and any letter of credit issuer pursuant to such new letter of credit facility shall be acceptable to Agent, and
(iv) Borrowers and Guarantors shall furnish to Agent all material written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

      (m) Indebtedness of Parent and its Domestic Subsidiaries arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for all or any portion of the Indebtedness permitted under clauses (e) or (f) of this definition (the "Refinancing Indebtedness"); PROVIDED, THAT, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days' prior written notice from Administrative Borrower of the intention of Parent or any of its Domestic Subsidiaries to incur such Indebtedness, which notice shall set forth in reasonable detail, the amount of such proposed Indebtedness, the person to whom such Indebtedness is proposed to be owed, the proposed interest rate and fees, schedule of repayments and maturity date with respect thereto, the collateral for such Indebtedness (if any), together with such other information with respect thereto as Agent may reasonably request, (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto and such other agreements, documents or instruments related thereto as Agent may request, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least as subordinated (if subordinated) to, the Obligations as the Indebtedness being refinanced, replaced or substituted for, (v) such extension, refinancing or modification is pursuant to terms that are not less favorable to Parent, its Subsidiaries, Agent and Lenders than the terms of the Indebtedness being refinanced, replaced, or substituted for and (vi) after giving effect to such refinancing, replacement or substitution, the principal amount of such Indebtedness is not greater than the principal amount of Indebtedness outstanding immediately prior to such refinancing, replacement or substitution (or in the case of the refinancing, replacement or substitution of or for a revolving credit facility, the aggregate of the commitments of the lender or lenders under such facility);

      (n) in addition to the other Permitted Indebtedness provided for in this definition, Subordinated Indebtedness of Parent or any Domestic Subsidiary arising after the date hereof; PROVIDED, THAT, (i) Agent shall have received not less than ten (10) days prior written notice of the intention of Parent or such Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iii) in no event shall the aggregate principal amount of such Indebtedness at any time outstanding exceed $40,000,000, and (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

      (o) Indebtedness of Parent and its Subsidiaries arising after the date hereof consisting of obligations on surety or appeal bonds; PROVIDED, THAT, (i) such surety or appeal bonds arise in the ordinary course of business and do not exceed at any time outstanding $3,000,000, and (ii) in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral (other than deposits or pledges of cash permitted to secure such Indebtedness under clause (j) of the definition of the term Permitted Liens) in an agreement, in form and substance satisfactory to Agent;

      (p) Indebtedness of Sea Master Hong Kong arising after the date hereof to Protex; PROVIDED, THAT, (i) Agent shall have received not less than ten (10) days prior written notice of the intention of Sea Master Hong Kong to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iii) in no event shall the aggregate principal amount of such Indebtedness at any time outstanding exceed $2,000,000, and (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred; and

      (q) Indebtedness consisting of liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates and withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan to the extent that in each case such Indebtedness does not otherwise constitute or give rise to an Event of Default.

      "PERMITTED LIENS" means:

      (a) Liens securing the Obligations;

      (b) Liens on the Collateral securing the Indebtedness evidenced by the Senior Convertible Notes pursuant to the Noteholder Documents; PROVIDED, THAT, such Liens are and shall at all times be junior and subordinate to the Liens of Agent pursuant to the terms of the Intercreditor Agreement and the Noteholder Agent and Noteholders shall at all times be in compliance with the terms thereof;

      (c) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or any other Subsidiary of Parent, as the case may be and with respect to which adequate reserves have been set aside on its books and for which payment is not required under Section 6.01(c);

      (d) Liens constituting purchase money security interests in Equipment (including Capitalized Leases) and purchase money mortgages, deeds of trust, deeds to secure debt or similar instruments on real property to secure Indebtedness permitted under clause (f) of the definition of the term "Permitted Indebtedness";

      (e) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted; PROVIDED, THAT, they are subordinate to Agent's Liens on the Collateral except to the extent of customary fees payable in respect of such obligations), and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

      (f) Liens described on Schedule 6.02(a), but not the extension of coverage thereof to other property or the increase of the Indebtedness secured thereby (other than in respect of accrued interest in accordance with the terms thereof);

      (g) Liens and the right of setoff against deposits of cash by any Borrower, Guarantor or any other Subsidiary or Parent in the ordinary course of business with any financial institution at which a deposit account of such Borrower, Guarantor or Subsidiary is maintained to secure obligations of such Borrower, Guarantor or Subsidiary to such financial institution in connection with such deposit account and the cash management services provided by such financial institution for which such deposit account is used consistent with the current practices of such Borrower, Guarantor or Subsidiary as of the date hereof; PROVIDED, THAT, such Liens are subordinate to Agent's Liens on the Collateral except to the extent of customary fees, items returned unpaid and overdrafts payable in respect of such obligations;

      (h) Liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Borrower, Guarantor or any other Subsidiary of Parent located on the premises of such Borrower, Guarantor or such Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

      (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods in the ordinary course of business;

      (j) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds permitted under clause (o) of the definition of the term Permitted Indebtedness;

      (k) easements, zoning restrictions and similar encumbrances on real property owned by any Loan Party or any other Subsidiary of Parent and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money, or (ii) materially impair the value of such property or its use by any Borrower or Guarantor in the normal conduct of such Borrower's or Guarantor's business;

      (l) Liens resulting from any judgment or award so long as (i) such judgment or award does not constitute an Event of Default under Section 8.01(k) and (ii) the enforcement of such judgment or award has been stayed by reason of a pending appeal or otherwise;

      (m) licenses with respect to Intellectual Property to the extent permitted hereunder (including, without limitation, Licenses);

      (n) Liens of the financial institution that has issued letters of credit or bank guarantees for the account of any Loan Party giving rise to Indebtedness of such Person permitted under clause (l) of the definition of Permitted Indebtedness on cash and Cash Equivalents of such Person to secure the reimbursement obligations to such financial institution in respect of such letters of credit and bank guarantees; PROVIDED, THAT, in no event shall the aggregate amount of such cash and Cash Equivalents at any time exceed the amount equal to one hundred five (105%) percent of the undrawn amount of such letters of credit and bank guarantees then outstanding;

      (o) Liens to secure Refinancing Indebtedness to the extent such Liens are otherwise permitted hereunder;

      (p) Liens securing any Subordinated Indebtedness; PROVIDED, THAT, (i) such Liens are and shall at all times be subject and subordinate to the Liens of Agent on terms and conditions satisfactory to Agent and (ii) Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, with respect to such Subordinated Indebtedness, duly authorized, executed and delivered by the person or persons to whom such Subordinated Indebtedness is owing, providing for, among other things, the subordination in right of payment of such amounts to the payment of the Obligations and the subordination of such Liens of Agent;

      (q) pledges of any cash earnest money deposits, not to exceed $1,000,000 in any Fiscal Year and $3,000,000 in the aggregate, by Parent or any Subsidiary pursuant to a letter of interest or purchase agreement executed by Parent or such Subsidiary in connection with any Permitted Acquisition; and

      (r) Liens arising under Section 6.02(f)(viii) on the assets of a Subsidiary that is not a Borrower or Guarantor to secure obligations arising under loans or advances by a Borrower or Guarantor to such Subsidiary; PROVIDED, THAT, all of the rights of any Borrower or Guarantor pursuant to such Liens have been assigned to Agent in form and substance satisfactory to Agent.

      "PERSON" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

      "PLAN" means any Employee Benefit Plan or Multiemployer Plan.

      "PIPE DOCUMENTS" means the Securities Purchase Agreement (Common Shares and Warrants), dated on or about the date hereof, between MLI and the buyers party thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      "PLEDGE AGREEMENTS" means any Pledge and Security Agreement or Charge over Shares by a person holding or owning any shares of Capital Stock of any Borrower or Guarantor (other than Parent) or any Subsidiary of any Borrower or Guarantor in favor of Agent providing among other things, the grant of a security interest in and lien upon, and pledge of, such Capital Stock in favor of Agent.

      "POST-DEFAULT RATE" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus three (3%) percent.

      "PREPAYMENT FEE" has the meaning set forth in Section 2.06(e).

      "PRO RATA SHARE" means:

      (a) with respect to a Lender's obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment by (ii) the Total Term Loan Commitments; PROVIDED, THAT, if the Total Term Loan Commitments has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loans and the denominator shall be the aggregate unpaid principal amount of all Term Loans;

      (b) with respect to a Lender's obligation to make a Revolving Loan and participate in Letter of Credit Obligations, and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing
(i) such Lender's Revolving Credit Commitment by (ii) the Total Revolving Credit Commitments; PROVIDED, THAT, if the Total Revolving Credit Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans and Letter of Credit Obligations;

      (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 9.05 and the voting rights set forth in Section 11.02 and for purposes of Advances), the percentage obtained by dividing (i) the sum of such Lender's Commitments by (ii) the sum of the Total Loan Commitments; PROVIDED, THAT, if any of the Commitments has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Loans and its interest in the Letter of Credit Obligations and Agent Advances and the denominator shall be the aggregate unpaid principal amount of all Loans, Agent Advances and Letter of Credit Obligations.

      "PROPERTY LOSS EVENT" means (a) any loss of or damage to any assets or property of Parent or any of its Subsidiaries that results in a claim to proceeds of insurance or (b) any condemnation or other taking of any assets or property of Parent or any of its Subsidiaries.

      "PROTEX" means Protex Holdings Limited, a company organized under the laws of Hong Kong.

      "PURCHASE PRICE" means, with respect to an Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Capital Stock of any Loan Party issued in connection with such Acquisition), paid or delivered by a Loan Party in connection with such Acquisition, plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition.

      "QUALIFIED CASH" means unrestricted cash or Cash Equivalents of Borrowers and Guarantors that are subject to the valid, enforceable and first priority perfected security interest of Agent in an investment account or deposit account at an institution acceptable to Agent pursuant to a Control Agreement which account is separate from the Concentration Account, Cash Management Accounts and Operating Accounts, and which cash and Cash Equivalents are not subject to any other security interest, pledge, lien, encumbrance or claim, except to the extent that the holder of any of the same has entered into an intercreditor agreement with Agent, in form and substance satisfactory to Agent, including the Intercreditor Agreement which Agent confirms is in form and substance satisfactory to it for this purpose (other than customary liens or rights of setoff of the institution maintaining such accounts permitted hereunder solely in its capacity as a depository, PROVIDED, THAT, for purposes of the amount of Qualified Cash included in the calculation of Excess Availability, such amount may be reduced, at Agent's option, by any obligations owing to such institution and Borrowers and Guarantors shall provide such information with respect to such obligations as Agent may from time to time request).

      "REAL PROPERTY" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

      "RECEIVABLES" means all of the following now owned or hereafter arising or acquired property of any Loan Party: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Loan Party; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Loan Party or otherwise in favor of or delivered to any Loan Party in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, and other forms of obligations owing to such Loan Party, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Loan Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Loan Party) or otherwise associated with any Accounts, inventory or general intangibles of such Loan Party (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Loan party in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Loan party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Loan Party is beneficiary).

      "REFERENCE BANK" means the LaSalle Bank, National Association, its successors or any other commercial bank designated by Agent to Administrative Borrower from time to time.

      "REFERENCE RATE" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and is not tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

      "REFERENCE RATE LOAN" means a Loan bearing interest calculated based upon the Reference Rate.

      "REFINANCING INDEBTEDNESS" has the meaning specified in clause (m) of the definition of the term "Permitted Indebtedness".

      "REGISTER" has the meaning set forth in Section 11.07(d).

      "REGISTERED" means, with respect to any Intellectual Property, issued, registered, renewed or the subject of a pending application.

      "REGISTERED LOAN" has the meaning set forth in Section 11.07(d).

      "REGULATION T", "REGULATION U" and "REGULATION X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

      "REIMBURSEMENT OBLIGATIONS" means the obligation of each Borrower to reimburse Agent or any Lender for amounts payable by Agent or any Lender in respect of any Letters of Credit issued for the account of such Borrower, together with interest thereon as provided in Section 2.04.

      "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

      "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess or evaluate Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. ss. 9601.

      "REPORTABLE EVENT" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

      "REQUIRED LENDERS" means Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent.

      "RESERVES" means as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets, business or prospects of any Loan Party or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's belief that any collateral report or financial information furnished by or on behalf of any Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letters of Credit or (d) in respect of any state of facts which Agent determines constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may, at Agent's option, be established to reflect: (A) dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrowers for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent; (B) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts; and (C) sales, excise or similar taxes included in the amount of any Accounts reported to Agent. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent and to the extent that such Reserve is in respect of amounts that may be payable to third parties Agent may, at its option, deduct such Reserve from the Total Revolving Credit Commitments for the purposes of Section 2.01(b) hereof, at any time that such limit is less than the amount of the Borrowing Base.

      "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01 hereto, as such amount may be terminated, increased or reduced from time to time in accordance with the terms of this Agreement.

      "REVOLVING CREDIT FACILITY" means the revolving credit facility described in Section 2.01(b) of this Agreement.

      "REVOLVING LOAN" means a loan made by a Lender to Borrowers pursuant to
Section 2.01(b).

      "SEAMASTER ACQUISITION DOCUMENTS" means, collectively, the Stock Purchase Agreement, dated September 28, 2006, among MLI, Sea Master Hong Kong and Protex, and all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith.

      "SEAMASTER CHINA" means SeaMaster Logistics (China) Limited, a company organized under the laws of the People's Republic of China.

      "SEA MASTER HONG KONG" means Sea Master Logistics (Holding) Limited, a company organized under the laws of Hong Kong.

      "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

      "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement (Notes), dated on or about the date hereof, by and among MLI, Noteholder Agent and the Noteholders in connection with the Senior Convertible Notes.

      "SECURITY AGREEMENTS" means (a) the US Security Agreement, and (b) any other security agreement, debenture, pledge or similar agreement at any time executed and delivered by any Borrower or Guarantor in favor of Agent for the benefit of itself and Lenders, including without limitation, the Pledge Agreements.

      "SENIOR CONVERTIBLE NOTES" means, collectively, the Senior Secured Convertible Notes issued by Parent pursuant to the Securities Purchase Agreement payable to Noteholders in the original aggregate principal amount of $65,000,000.

      "SETTLEMENT PERIOD" has the meaning set forth in Section 2.02(d) hereof.

      "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person, to the extent such amount is readily ascertainable), (b) the present fair salable value of the assets of such Person (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person, to the extent such amount is readily ascertainable) is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

      "SPECIAL INCENTIVE BONUSES" means incentive or similar performance based bonuses payable to employees, directors and/or officers of Parent or any Subsidiary who are also sellers or transferees of any Capital Stock or other equity interests or otherwise principals in any business or operating company purchased as part of an Acquisition or any Acquired Business (as defined in the definition of Permitted Acquisition) which bonuses are part of the acquisition thereof and based on the performance of such business, operating company or the Acquired Business or otherwise on terms and conditions similar to an earn-out or for the payment of any deferred consideration in respect of the sale or other transfer of the applicable business, operating company or Acquired Business.

      "SUBORDINATED INDEBTEDNESS" means Indebtedness of any Loan Party arising after the date hereof the terms of which, and the persons to whom owed, are in each case satisfactory to Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents, and to the extent secured, the Liens securing which have been expressly subordinated in priority to the Liens of Agent, (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to Agent, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to Agent. The Indebtedness arising pursuant to intercompany loans permitted under Section 6.02(f) shall not be deemed Subordinated Indebtedness for purposes of clause (n) of the definition of the term "Permitted Indebtedness".

      "SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, unlimited liability company, trust, estate, association, joint venture or other business entity in all cases whether direct or indirect (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than fifty (50%) percent of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership, limited liability company or unlimited liability company, the interest in the capital or profits of such partnership, limited liability company or unlimited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. Notwithstanding anything to the contrary contained herein, for purposes of Article V hereof, the term "Subsidiary" shall not include (i) SeaMaster China, at such time as it may become a Subsidiary after the date hereof to the extent that the representation and warranty included in Article V would relate to matters of the laws of the People's Republic of China as to SeaMaster China or (ii) AmeRussia to the extent that the representation and warranty included in Article V would relate to matters of the laws of Russia as to AmeRussia.

      "TERM LOAN" means, collectively, the loans made by Lenders to Borrowers on the Effective Date pursuant to Section 2.01(a).

      "TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Term Loans to Borrowers in the amount set forth in
Schedule 1.01 hereto, as the same may be terminated, increased or reduced from time to time in accordance with the terms of this Agreement.

      "TERMINATION EVENT" means (i) a Reportable Event with respect to any Employee Benefit Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Benefit Plan subject to Title IV of ERISA or the treatment of an Employee Benefit Plan amendment as a termination under Section 4041 of ERISA,
(iv) the institution of proceedings by the PBGC to terminate an Employee Benefit Plan, (v) the withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan or (vi) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan.

      "TITLE INSURANCE POLICY" means a loan policy of title insurance, in form and substance satisfactory to Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to Agent, insuring the Lien created by any mortgage in an amount and subject only to such exceptions and otherwise on terms reasonably satisfactory to Agent, delivered to Agent.

      "TOTAL COMMITMENT" means the sum of the Total Revolving Credit Commitments and the Total Term Loan Commitments.

      "TOTAL REVOLVING CREDIT COMMITMENTS" means the sum of the Revolving Credit Commitments. The Total Revolving Credit Commitments shall be automatically and irrevocably reduced to zero on the Final Maturity Date.

      "TOTAL TERM LOAN COMMITMENTS" means the sum of the Term Loan Commitments.

      "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Acquisition Documents.

      "TUG ACQUISITION ASSETS" means all of the property and assets (tangible and intangible) sold, assigned or otherwise transferred to, or assumed or otherwise acquired by TUG USA from the TUG Sellers pursuant to the TUG Acquisition Document.

      "TUG ACQUISITION DOCUMENTS" means the Asset/Stock Purchase Agreement, dated October 2, 2006 among TUG USA, TUG Sellers, Clare, TUG NY, Mr. Robert Lee, Mr. Robert Wu, Mr. Wang Dong, Mr. Di Wang and Mrs. Han Huy Ling and all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith.

      "TUG SELLERS" means, collectively, TUG Logistics, Inc., a California corporation, Glare Logistics Inc., a California corporation and TUG Logistics (Miami), Inc., a Florida corporation.

      "UCC FILING AUTHORIZATION LETTER" means a letter duly executed by each Loan Party authorizing Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

      "UNFUNDED CURRENT LIABILITY" means, with respect to any Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets (including any amounts contributed to such Plan after the close of such plan year which have been credited prior to the date of determination to its funding standard account (within the meaning of Section 412(b) of the Code) as of the end of such plan year) allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

      "UNIFORM COMMERCIAL CODE" has the meaning set forth in Section 1.03.

      "UNUSED LINE FEE" has the meaning set forth in Section 2.06(c).

      "US SECURITY AGREEMENT" means the Security Agreement, dated of even date herewith, by Borrowers and Guarantors in favor of Agent.

      "USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. No. 107-56, 115 Stat. 272 (2001), as amended.

      "WARN" has the meaning set forth in Section 5.24.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      Section 1.02 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified, extended, renewed, restated or replaced (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, (f) the word "Federal" shall be construed as referring to and including the federal government of the United States of America and the federal government of any other applicable jurisdiction and (g) an Event of Default shall exist or continue or have occurred and be continuing until such Event of Default is waived in writing by Agent in accordance with the terms hereof or is cured and reference herein to a Default or Event of Default that "exists" or "has occurred and is continuing" shall only include a Default or Event of Default, as the case may be, that has not been cured or waived in accordance with the terms hereof, so that such Default or Event of Default, as the case may be, shall cease to exist and shall not be deemed to be continuing if it has been so cured or waived. References in this Agreement to "determination" by Agent include good faith estimates by Agent (in the case of quantitative determinations) and reasonable good faith beliefs by Agent (in the case of qualitative determinations).

      Section 1.03 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; PROVIDED, THAT, terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute unless Agent notifies Administrative Borrower in writing of Agent's acceptance of such replacement or amendment. Except as otherwise expressly provided herein, for the purposes of determining Borrowers' compliance with the financial covenants set forth in Section 6.03 of this Agreement, a business, operating company or assets purchased as part of an Acquisition or an Acquired Business shall be included as if the Acquisitions or the Permitted Acquisition(s) had been consummated on the first day of the applicable period during which such Acquisitions or Permitted Acquisition(s) occurs; provided, THAT, the treatment, computation, adjustments and assumptions relating to the amounts included in respect of the business, operating company or assets purchased as part of such Acquisition or such Acquired Business shall be satisfactory to Agent in its discretion.

      Section 1.04 TIME REFERENCES. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including"; PROVIDED, THAT, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II
                                    THE LOANS

      Section 2.01 COMMITMENTS.

            (a) TERM LOAN COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender separately and severally, and not jointly, agrees to make its Term Loans on the Effective Date, in the amount of such Lender's Term Loan Commitment so that the aggregate principal amount of all of the Term Loans shall be $55,000,000. The aggregate principal amount of the Term Loans on the Effective Date shall not exceed the Total Term Loan Commitments. Term Loans that are repaid may not be reborrowed.

            (b) REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, separately and severally, and not jointly, agrees to make Revolving Loans, calculated based on its Pro Rata Share thereof, as set forth herein from time to time after the Effective Date and prior to the Final Maturity Date as may be requested or deemed requested by Administrative Borrower. The aggregate principal amount of the Revolving Loans and the Letter of Credit Obligations outstanding at any time shall not exceed the lesser of (i) the Total Revolving Credit Commitments and (ii) the then current Borrowing Base, without duplication, after giving effect to the Reserves established in respect of outstanding Letter of Credit Obligations. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Subject to the terms hereof, Revolving Loans that are repaid may be reborrowed.

      Section 2.02 MAKING OF LOANS.

            (a) NOTICE FROM ADMINISTRATIVE BORROWER.

                  (i) Administrative Borrower shall give Agent prior written or telephonic notice (promptly confirmed in writing), in substantially the form of Exhibit C hereto (a "Notice of Borrowing"), prior to the making of the Loans; PROVIDED, THAT, (A) such Notice of Borrowing shall be received by Agent (1) in the case of a borrowing consisting of a Reference Rate Loan, not later than 12:00 noon on (y) the Effective Date in the case of the Term Loans and (z) the borrowing date of the proposed Reference Rate Loan, (2) in the case of a borrowing consisting of LIBOR Rate Loans not later than 12:00 Noon on (y) the Effective Date in the case of Term Loans, and (z) the third Business Day prior to the date a Revolving Loan is to be made, and (B) such day shall be a Business Day. Agent and Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by Agent in good faith to be from Administrative Borrower or any other Borrower (or from any Authorized Officer thereof designated in writing purportedly from Administrative Borrower or any other Borrower to Agent). Borrowers hereby waive the right to dispute Agent's record of the terms of any such telephonic Notice of Borrowing in the absence of manifest error. Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of Borrowers until Agent receives written notice to the contrary. Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Notwithstanding the obligation of Administrative Borrower to send written confirmation of a Notice of Borrowing made by telephone, in the event that Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on Borrowers whether or not written confirmation is sent by Borrowers or requested by Agent. All Loans shall be made in US Dollars.

                  (ii) Each Notice of Borrowing for a Revolving Loan shall set forth (A) the requested date of such borrowing, (B) the aggregate amount of such requested borrowing, (C) whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (D) certification by Administrative Borrower on behalf of Borrowers that they have complied in all respects with
Article IV or that such compliance has been waived in writing by Agent, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder, (E) the Borrower or Borrowers to whom such Revolving Loans are being made and (F) the deposit account to which such requested funds should be remitted. Each Notice of Borrowing pursuant to Section 2.02(a) shall be irrevocable and Borrowers shall be bound to make a borrowing in accordance therewith. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  (iii) Subject to the other provisions of this Agreement, so long as no Default or Event of Default shall have occurred and be continuing, Administrative Borrower shall have the option: (A) to convert at any time all or any part of any Revolving Loan from a LIBOR Rate Loan to a Reference Rate Loan or from a Reference Rate Loan to a LIBOR Rate Loan or (B) to continue any Revolving Loan that is a Reference Rate Loan or a LIBOR Rate Loan as such; PROVIDED, THAT, a Revolving Loan may only be converted to a Reference Rate Loan on the expiration of the Interest Period applicable to such Revolving Loan.

                  (iv) Administrative Borrower shall give Agent prior written or telephonic notice (promptly confirmed in writing) in substantially the form of Exhibit D hereto (a "Notice of Conversion/Continuation") no later than 12:00 noon on (A) the continuation or conversion date in the case of continuation as or conversion to, a Reference Rate Loan, and (B) the third Business Day prior to the date of continuation or conversion in the case of continuation as or conversion to, a LIBOR Rate Loan. Except as otherwise provided herein, a Notice of Conversion/Continuation shall be irrevocable and Borrowers shall be bound to effect a conversion or continuation in accordance therewith. Notwithstanding anything to the contrary in the foregoing, no conversion in whole or in part shall be permitted at any time at which (1) a Default or Event of Default shall have occurred and be continuing or (2) the continuation of, or conversion into, a LIBOR Rate Loan would violate any provision of this Loan Agreement.

                  (v) Each Notice of Conversion/Continuation for a Revolving Loan shall set forth (A) the requested date of such conversion or continuation,
(B) the aggregate amount of the Revolving Loan to be converted or continued, (C) whether such Loan is required to be converted to or continued as a Reference Rate Loan or a LIBOR Rate Loan, and in the case of a LIBOR Rate Loan, the Interest Period with respect thereto, (D) certification by Administrative Borrower on behalf of Borrowers that they have complied in all respects with
Article IV or that such compliance has been waived in writing by Agent, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder, and (E) the Borrower or Borrowers to whom the Revolving Loan being converted or continued was made.

            (b) FUNDING OF PRO RATA SHARES. Except as otherwise provided in
Section 2.02(d) below, all Term Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitments, as the case may be, and all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender of that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

            (c) NOTICE TO LENDERS. Agent shall give to each Lender prompt notice (but in no event later than 2:00 P.M. on the date of Agent's receipt of notice from Administrative Borrower) of each Notice of Borrowing (other than any Notice of Borrowing which will be funded by Agent in accordance with subsection (d) below). No later than 3:00 P.M. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Lender will make available to Agent at the address of Agent set forth on the signature pages hereto, in immediately available funds, its Pro Rata Share of such borrowing requested to be made. Unless Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to Agent its portion of the borrowing to be made on such date, Agent may assume that such Lender will make such amount available to Agent as required above and Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Article IV for such borrowing to the extent such conditions are not waived in writing by Agent, Agent will make such funds available to Borrowers at the account specified by Borrowers in such Notice of Borrowing.

            (d) SETTLEMENT PROCEDURES.

                  (i) Since Borrowers anticipate requesting borrowings of Revolving Loans on a regular basis, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Lenders hereby instruct Agent, and Agent may (but is not obligated to)
(A) make available, on behalf of Lenders, the full amount of all Revolving Loans requested by Borrowers not to exceed $3,000,000 in the aggregate at any one time outstanding without giving each Lender prior notice of the proposed borrowing, of such Lender's Pro Rata Share thereof and the other matters covered by the Notice of Borrowing and (B) if Agent has made any such amounts available as provided in clause (A), upon repayment of Revolving Loans by Borrowers, apply such amounts repaid directly to the amounts made available by Agent in accordance with clause (A) and not yet settled as described below; PROVIDED, THAT, Agent shall not advance funds as described in clause (A) above if Agent has actually received prior to such borrowing (1) an officer's certificate from Administrative Borrower or any other Borrower pursuant to and in accordance with
Section 9.09 that a Default or Event of Default exists or has occurred and is continuing or (2) a Notice of Borrowing from any Borrower wherein the certification provided therein states that the conditions to the making of the requested Revolving Loans have not been satisfied or waived in writing by Agent or (3) a written notice from the Required Lenders that the conditions to such borrowing have not been satisfied or waived in writing by Agent, which officer's certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded.

                  (ii) If Agent advances Revolving Loans on behalf of Lenders, as provided in clause (d)(i) above, the amount of outstanding Revolving Loans and each Lender's Pro Rata Share shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. on the Business Day immediately preceding the date of each computation; PROVIDED, THAT, Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequently than weekly. Agent shall deliver to each Lender after the end of each week, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). Each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. on the third day after a summary statement is sent by Agent. If in any Settlement Period, the amount of a Lender's Pro Rata Share of the Revolving Loans is in excess of the amount of Revolving Loans actually funded by such

Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender's Pro Rata Share of the Revolving Loans in any Settlement Period is less than the amount of Revolving Loans actually funded by such Lender, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each Lender to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Pro Rata Shares of the outstanding Revolving Loans. Since Agent on behalf of Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by Agent to each Lender (including Agent in its capacity as a Lender) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender (including Agent in its capacity as a Lender) during each Settlement Period and shall accrue from and including the date such Revolving Loans are advanced by Agent to but excluding the date such Revolving Loans are repaid by Borrowers or actually settled by the applicable Lender as described in this Section 2.02(d).

            (e) DEFAULTING LENDER. If the amounts described in Sections 2.02(c) or 2.02(d) are not in fact made available to Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and Agent has made such amount available to a Borrower, Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately (but in no event later than five (5) Business Days after such demand) pay such corresponding amount to Agent, which amount shall be applied to the obligation of Borrowers to Agent hereunder. Agent shall also be entitled to recover from such Defaulting Lender and Borrowers, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to a Borrower to the date such corresponding amount is recovered by Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (B) if paid by Borrowers, the then applicable rate of interest, calculated in accordance with Section 2.05, plus (ii) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder.

      Section 2.03 LETTERS OF CREDIT.

            (a) COMMITMENT AND CONDITIONS.

                  (i) In order to assist Borrowers in establishing or opening standby Letters of Credit with Issuing Bank, Borrowers have requested that Agent join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending Agent's credit to that of the applicable Borrower, and Agent has agreed to do so. These arrangements shall be coordinated by Agent, subject to the terms and conditions set forth below.


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

Agent shall not be required to be the issuer of any Letter of Credit. The applicable Borrower will be the account party for the application for each Letter of Credit. The terms and conditions of all Letters of Credit and all changes or modifications thereof by a Borrower and/or Issuing Bank shall in all respects be subject to the prior approval of Agent. Upon the issuance of a Letter of Credit, a reserve for the Revolving Loans that may be payable in the event Lenders are required to make a payment in respect thereof shall be established thereby reducing the amount of Revolving Loans otherwise available to Borrowers in such amount. Upon the receipt by Issuing Bank of such evidence as it may require of the cancellation or termination of a Letter of Credit, or in the event of a draw thereunder, the reimbursement of Issuing Bank in respect of such Letter of Credit, such reserve shall be terminated.

                  (ii) On the terms and subject to the conditions contained herein and in the Letter of Credit Documents, Lenders will participate in the issuance by Issuing Bank from time to time of such Letters of Credit until the Final Maturity Date as Administrative Borrower may request on a Business Day in a form acceptable to Issuing Bank and to Agent, which Letters of Credit shall be denominated in Dollars; PROVIDED, THAT, (A) the Letters of Credit may only be on a standby basis, (B) the face amount of any Letter of Credit will be not less than $250,000, and (C) the aggregate amount of the Letter of Credit Obligations outstanding at any time shall not exceed the amount equal to (1) $7,000,000 minus (2) the aggregate amount of Indebtedness outstanding under clause (l) of the definition of "Permitted Indebtedness" in excess of $3,000,000, if any.

                  (iii) No Letter of Credit shall (A) have an original expiry date more than one year from the date of issuance or (B) as originally issued or as extended, have an expiry date extending beyond the Final Maturity Date. Each Letter of Credit (including, without limitation, the issuance and expiry date thereof) shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. The renewal, extension, increase in amount or reduction or elimination of any scheduled decrease in the face amount of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder and the term "issuance" or other reference to issuing a Letter of Credit shall include the same.

            (b) NOTICE OF ISSUANCE. Administrative Borrower shall give Agent a notice of any requested issuance of any Letter of Credit, which shall be effective only if received by Agent not later than 11:00 a.m. on the third Business Day prior to the date of such requested issuance. Such notice shall be substantially in the form of Exhibit E hereto or on a computer transmission system approved by Agent and Issuing Bank, or such other written form or computer transmission system as may from time to time be approved by Agent and Issuing Bank, and shall be duly completed in a manner and at a time acceptable to Agent, together with such other certificates, agreements, documents and other papers and information as Agent and Issuing Bank may reasonably request (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

            (c) REPORTING OBLIGATIONS OF ISSUING BANK. Issuing Bank will provide Agent (which, after receipt, and upon the request of any Lender, Agent will provide to such Lender), in form and substance satisfactory to Agent, each of the following on the following dates: (i) on or prior to (A) any issuance of any Letter of Credit by Issuing Bank, (B) any drawing under any such Letter of Credit or (C) any payment (or failure to pay when due) by a Borrower of any related Letter of Credit Obligation, notice thereof, which shall contain a reasonably detailed description of such issuance, drawing or payment,
(ii) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit issued by Issuing Bank and any related Letter of Credit Documents and such other documents and information as may reasonably be requested by Agent and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit issued by Issuing Bank, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

            (d) ACQUISITION OF PARTICIPATIONS. Upon the issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to such Lender's Pro Rata Share of such Letter of Credit Obligations.

            (e) REIMBURSEMENT OBLIGATIONS OF BORROWERS.

                  (i) Each Borrower shall pay to Issuing Bank each Letter of Credit Obligation owing with respect to each Letter of Credit no later than the first Business Day after such Borrower (or Administrative Borrower on behalf of such Borrower) receives notice from Issuing Bank that payment has been made under such Letter of Credit or that such Letter of Credit Obligation is otherwise due with interest thereon computed as set forth in clause (A) of this
Section 2.03(i) below. In the event that Issuing Bank incurs any Letter of Credit Obligation not repaid by Borrowers as provided in this clause (e) (or any such payment by any Borrower is rescinded or set aside for any reason), Issuing Bank shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall forward a copy to each Lender) and, irrespective of whether such notice is given, such Letter of Credit Obligation shall be payable on demand by Borrowers with interest thereon computed (A) from the date on which such Letter of Credit Obligation arose to the date that it is paid in full, at the interest rate applicable during such period to Revolving Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans.

                  (ii) Agent shall have the right to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by Agent or Lenders under the Letter of Credit Guaranty or incurred by Issuing Bank at the earlier of (A) payment by Agent or Lenders under the Letters of Credit Guaranty or (B) upon the occurrence of any Default or Event of Default. Agent shall also have the right to charge the Loan Account with the amount of any cash collateral or other collateral support that Issuing Bank may require from Agent or any Lender under a Letter of Credit Guaranty or otherwise, or at Agent's option, to require Borrowers to provide such required amounts of cash collateral to Agent in connection with Agent's obligations under any such Letter of Credit Guaranty or otherwise with respect to any such Letter of Credit. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by Lenders to Borrowers, funded by Agent on behalf of Lenders and subject to Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to Agent for Borrowers' account by Issuing Bank in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by Agent and, when charged, shall be conclusive on Borrowers absent manifest error. Each of Lenders and Borrowers agrees that Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Article IV have been satisfied.

            (f) REIMBURSEMENT OBLIGATIONS OF LENDERS. Upon receipt of the notice described in clause (e) above from Agent, each Lender shall pay to Agent for the account of Issuing Bank, no later than three (3) days after Agent's request therefor, its Pro Rata Share of such Letter of Credit Obligation. By making such payment (other than during the continuation of an Event of Default under Section 8.01(f) or 8.01(g)), such Lender shall be deemed to have made a Revolving Loan to Borrower for whose account the applicable Letter of Credit was issued, which, upon receipt thereof by such Issuing Bank, Borrowers shall be deemed to have used in whole to repay such Letter of Credit Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the related Letter of Credit Obligations. Such participation shall not otherwise be required to be funded. Upon receipt by any Issuing Bank of any payment from any Lender pursuant to this clause (f) with respect to any portion of any Letter of Credit Obligation, such Issuing Bank shall promptly pay over to such Lender all payments received after such payment by such Issuing Bank with respect to such portion of such Letter of Credit Obligations.

            (g) INDEMNIFICATION. Borrowers agree to jointly and severally unconditionally indemnify Agent and each Lender and hold Agent and each Lender harmless from any and all loss, claim or liability incurred by Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of Issuing Bank, Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. Borrowers further agree to jointly and severally hold Agent and each Lender harmless from any errors or omission, negligence or misconduct by Issuing Bank. Borrowers' unconditional obligations to Agent, each Lender and Issuing Bank with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of Agent's, such Lender's or Issuing Bank's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Borrowers agree that any charges incurred by Agent or Issuing Bank for Borrowers' account hereunder may be charged to the Loan Account.

            (h) SUBROGATION. Upon any payments made to Issuing Bank under the Letter of Credit Guaranty, Agent or Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Revolving Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by Borrowers in favor of Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to Agent and Lenders and apply in all respects to Agent and Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

            (i) OBLIGATIONS ABSOLUTE. The obligations of Borrowers and Lenders pursuant to clauses (d), (e), (f) and (g) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing,
(B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any other Borrower or Guarantor) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Lender, (A) the failure of any condition precedent set forth in Article IV to be satisfied (each of which conditions precedent Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Borrower or Guarantor and (iv) any other act or omission to act or delay of any kind of any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
Section 2.03, constitute a legal or equitable discharge of any obligation of Borrowers or any Lender hereunder.

      Section 2.04 EVIDENCE OF DEBT.

            (a) RECORDS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b) RECORDS OF AGENT. Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iii) the amount of any sum received by Agent hereunder for the account of Lenders and each Lender's share thereof.

            (c) PRIMA FACIE EVIDENCE. The entries made in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED, THAT, the failure of any Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrowers to repay the Loans in accordance with the terms of this Agreement.

            (d) PROMISSORY NOTES. Each Lender may at any time request that the Loans made by it be evidenced by a promissory note. In such event, Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by Agent and reasonably acceptable to such Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

      Section 2.05 INTEREST.

            (a) LOANS.

                  (i) Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date such Term Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to the Applicable Margin plus the greater of (A) the Reference Rate and (B) six (6%) percent, subject to Sections 2.05(b) and 2.05(c) below. Each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date such Term Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to the Applicable Margin plus the greater of (A) the LIBOR Rate and (B) four (4%) percent, subject to Section 2.05(b) and 2.05(c) below.

                  (ii) Each portion of the Revolving Loans that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to two (2%) percent plus the greater of
(A) the Reference Rate and (B) six (6%) percent, and in each case subject to Sections 2.05(b) and 2.05(c) below. Each portion of the Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to three (3%) percent plus the greater of (A) the LIBOR Rate and (B) four (4%) percent, and in each case subject to Sections 2.05(b) and 2.05(c) below.

            (b) INTEREST PAYMENT. Interest with respect to each Loan shall be payable monthly, in arrears, on the first day of each month, by Borrowers to Agent, for the account of Lenders, in cash or other immediately available funds and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the Highest Lawful Rate, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

            (c) DEFAULT INTEREST. At any time an Event of Default shall exist or have occurred and be continuing, at the election of Agent or the Required Lenders, upon notice from Agent to Administrative Borrower, notwithstanding anything to the contrary set forth in this Section 2.05, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, or any other outstanding Obligations of Borrowers and Guarantors under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate. At any time an Event of Default shall exist or have occurred and be continuing, all interest shall be payable on demand.

      Section 2.06 FEES.

            (a) CLOSING FEE. On the Effective Date, Borrowers, jointly and severally, shall pay to Agent, for the account of Lenders in accordance with the agreement among Agent and such Lenders, a non-refundable closing fee (the "Closing Fee") in the amount of $1,300,000.

            (b) LOAN SERVICING FEE. From and after the Effective Date and until the date on which all Obligations are Paid in Full, Borrowers shall pay to Agent, for its own account, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $25,000 per quarter, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (payable ratably based on the number of days remaining in the calendar quarter in which the Effective Date occurs) and quarterly in advance thereafter on the first Business Day of each calendar quarter.

            (c) UNUSED LINE FEE. From and after the Effective Date and until the date on which all Obligations are Paid in Full, Borrowers shall pay to Agent monthly, for the account of Lenders, an unused line fee (the "Unused Line Fee") at a rate equal to one-half (.50%) percent per annum calculated upon the amount by which the Total Revolving Credit Commitments exceeds the sum of (A) the average daily principal balance of the outstanding Revolving Loans and (B) the average daily undrawn amount of all Letters of Credit during the immediately preceding month (or part thereof), which fee shall be payable on the first day of each month in arrears, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

            (d) LETTER OF CREDIT FEES. With respect to all Letters of Credit, Borrowers shall pay to Agent, for the account of Lenders, a letter of credit fee (the "Letter of Credit Fee") at a rate equal to three (3%) percent per annum on the average daily maximum amount available to be drawn under all of such Letters of Credit for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, calculated for each day from the date of issuance to the date of expiration; except that Borrowers shall pay, at the option of Agent or Required Lenders, without notice, such Letter of Credit Fee at a rate three (3%) percent greater than the otherwise applicable rate on such average daily maximum amount for the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such Letter of Credit Fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the Letter of Credit Fees provided above, Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) the letter of credit fronting and negotiation fees agreed to by Borrowers and Issuing Bank from time to time and the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

            (e) PREPAYMENT FEE.

                  (i) In the event that any of the Term Loans are prepaid prior to the third anniversary of the Effective Date, except as otherwise provided below, Borrowers, jointly and severally, shall pay to Agent, for the account of Lenders in accordance with their respective Pro Rata Shares or as otherwise determined by an agreement among such Lenders, a non-refundable prepayment fee ("Prepayment Fee"), equal to (A) two (2%) percent of the amount of the prepayment of any of the Term Loans if such prepayment is made on or before the second anniversary of the Effective Date, or (B) one (1%) percent of the amount of the prepayment if such prepayment is made after the second anniversary of the Effective Date but on or before the third anniversary of the Effective Date.

                  (ii) Each such Prepayment Fee shall be due and payable on the date of each such prepayment.

                  (iii) No such Prepayment Fee is payable in connection with (A) the first prepayment of the Term Loans in an amount of up to $20,000,000 which is made after the first anniversary of the Effective Date with the cash proceeds received (directly or indirectly) by or on behalf of Parent or any of its Subsidiaries in respect of any Equity Issuance (including, without limitation, under the PIPE Documents and/or the Noteholder Documents) prior to the first anniversary of the Effective Date; PROVIDED, THAT, the Prepayment Fee shall be payable upon any subsequent prepayment of any of the Term Loans other than as otherwise provided under clauses (B), (C) and (D) of this Section 2.06(e)(iii),
(B) prepayments required to be made under Section 3.03(a), (C) the payments required to be made under Section 3.01(b) and (D) prepayments made upon the termination of this Agreement and payment of the Early Termination Fee. The terms of this clause (iii) only apply to the Prepayment Fee and not the Early Termination Fee.

            (f) EARLY TERMINATION FEE. If for any reason this Agreement is terminated prior to the third anniversary of the Effective Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent, for the benefit of Lenders, upon the effective date of such termination, an early termination fee ("Early Termination Fee") in the amount equal to (i) two (2%) percent of the Total Loan Commitment, if such termination occurs on or prior to the second anniversary of the Effective Date or (ii) one (1%) percent of the Total Loan Commitment, if such termination occurs after the second anniversary of the Effective Date and on or prior to the third anniversary of the Effective Date. Such Early Termination Fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing (including, but not limited to, the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Agent and Lenders pursuant hereto). In addition, Agent and Lenders shall be entitled to such Early Termination Fee upon the occurrence of any Event of Default described in Sections 8.01(f) and 8.01(g) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The Early Termination Fee provided for in this Section 2.06(f) shall be deemed included in the Obligations. Notwithstanding that prepayment shall be made on the termination of this Agreement, no Prepayment Fee shall be required with respect to such prepayments, but instead Borrowers shall pay the Early Termination Fee. If for any reason this Agreement is terminated prior to the Final Maturity Date, Borrowers and Guarantors agree that the Obligations shall be Paid in Full.

            (g) AUTHORIZATION TO CHARGE ACCOUNT. Borrowers hereby authorize Agent to charge the loan account of Borrowers with the amount of all payments and fees due under this Section 2.06 or any other provision hereof to Lenders, Agent and Issuing Bank as and when such payments become due. Borrowers confirm that any charges which Agent may so make to the loan accounts of Borrowers as herein provided will be made as an accommodation to Borrowers and solely at Agent's discretion.

      Section 2.07 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Loan Documents and no action taken by Lenders pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 9.09 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 2.08 JOINT AND SEVERAL LIABILITY OF BORROWERS.

            (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Borrower, jointly and severally, in consideration of the financial accommodations to be provided by Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.08), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof and except as otherwise provided above, the Obligations of each Borrower under the provisions of this Section 2.08 constitute the absolute and unconditional, full recourse Obligations of each Borrower, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

            (b) The provisions of this Section 2.08 are made for the benefit of Agent, Lenders, Issuing Bank and their successors and assigns, and may be enforced by them from time to time against any or all of Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, Lenders, Issuing Bank or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.08 shall remain in effect until all of the Obligations shall have been Paid in Full.

            (c) Each of Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been Paid in Full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Agent or Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

                                   ARTICLE III
                                    PAYMENTS

      Section 3.01 REPAYMENT OF LOANS.

            (a) DUE ON FINAL MATURITY DATE. The outstanding principal amount of each of the Loans shall be due and payable in full in immediately available funds on the Final Maturity Date (or earlier as herein provided).

            (b) AMORTIZATION. The outstanding principal amount of the Term Loans shall be repaid in twenty (20) consecutive installments payable on the penultimate day of each calendar quarter (or earlier as provided herein) commencing with December 30, 2006, as set forth in the chart below (or if the date indicated is not a Business Day then on the immediately following Business
Day), of which the last installment shall be due and payable on the Final Maturity Date in the amount of the entire unpaid balance of all of the Loans.

        -------------------------------------------------------------
            PRINCIPAL PAYMENTS DATE         AMOUNT OF INSTALLMENT ($)
        -------------------------------------------------------------
        December 30, 2006                          $1,000,000
        -------------------------------------------------------------
        March 30, 2007                             $1,000,000
        -------------------------------------------------------------
        June 29, 2007                              $1,000,000
        -------------------------------------------------------------
        September 29, 2007                         $1,000,000
        -------------------------------------------------------------
        December 30, 2007                          $2,000,000
        -------------------------------------------------------------
        March 30, 2008                             $2,000,000
        -------------------------------------------------------------
        June 29, 2008                              $2,000,000
        -------------------------------------------------------------
        September 29, 2008                         $2,000,000
        -------------------------------------------------------------

        -------------------------------------------------------------
            PRINCIPAL PAYMENTS DATE         AMOUNT OF INSTALLMENT ($)
        -------------------------------------------------------------
        December 30, 2008                          $2,000,000
        -------------------------------------------------------------
        March 30, 2009                             $2,000,000
        -------------------------------------------------------------
        June 29, 2009                              $2,000,000
        -------------------------------------------------------------
        September 29, 2009                         $2,000,000
        -------------------------------------------------------------
        December 30, 2009                          $2,000,000
        -------------------------------------------------------------
        March 30, 2010                             $2,000,000
        -------------------------------------------------------------
        June 29, 2010                              $2,000,000
        -------------------------------------------------------------
        September 29, 2010                         $2,000,000
        -------------------------------------------------------------
        December 30, 2010                          $2,000,000
        -------------------------------------------------------------
        March 30, 2011                             $2,000,000
        -------------------------------------------------------------
        June 29, 2011                              $2,000,000
        -------------------------------------------------------------
        September 29, 2011                         $2,000,000
        -------------------------------------------------------------

      Section 3.02 OPTIONAL PREPAYMENT OF LOANS.

            (a) REVOLVING LOANS. Borrowers may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part (except as otherwise provided in Section 2.06(f) hereof).

            (b) TERM LOANS.

                  (i) Borrowers may, upon not less than three (3) Business Days' prior written notice to Agent, prepay without penalty or premium (except as otherwise provided in Section 2.06(e) above), the principal of the Term Loans, in whole or in part.

                  (ii) Each prepayment of the Term Loans made pursuant to this
Section 3.02 shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and the applicable Prepayment Fee. Each such prepayment of the Term Loans pursuant to this Section 3.02 shall be applied to the remaining installments of principal payable


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

by Borrowers under Section 3.01 above in the inverse order of maturity. Each such prepayment shall be applied by Agent to the Term Loans to each Borrower in such amounts and manner as Agent may determine. Each such prepayment of the Term Loans shall be in an amount which is an integral multiple of $5,000,000 (unless the outstanding principal amount of the Term Loans immediately prior to such prepayment is less than $5,000,000, then such prepayment shall be equal to such outstanding principal amount). Nothing contained herein shall be construed to limit the right of Agent or Lenders to receive the Early Termination Fee pursuant to Section 2.06(f) hereof.

            (c) PREPAYMENT IN FULL. Borrowers may, upon at least thirty (30) days prior written notice to Agent, terminate this Agreement by paying to Agent, in cash, the Obligations (and including either (i) providing cash collateral to be held by Agent in an amount equal to 105% of the outstanding Letter of Credit Obligations or (ii) causing the original Letters of Credit to be returned to Agent together with instructions from the beneficiary for the cancellation thereof and confirming that no draws have been made thereunder). If Administrative Borrower has sent a notice of termination pursuant to this clause
(c), then Lenders' obligations to extend credit hereunder shall terminate upon receipt be Agent of such notice.

      Section 3.03 MANDATORY PREPAYMENTS OF LOANS.

            (a) Within ten (10) days after the date of the receipt by Agent of the financial statements for each Fiscal Year of Parent and its Subsidiaries, commencing with the Fiscal Year ending December 31, 2006, or, if such financial statements are not delivered to Agent on the date such statements are required to be delivered pursuant to Section 6.01(a)(ii), ten (10) days after the date such statements are required to be delivered to Agent pursuant to Section 6.01(a)(ii), Borrowers shall, absolutely and unconditionally without notice or demand, prepay the outstanding principal amount of the Term Loans in an amount equal to (i) fifty (50%) percent of the Excess Cash Flow of the Parent and its Subsidiaries in the immediately preceding Fiscal Year (except in the case of the Fiscal Year ending December 31, 2006, fifty (50%) percent of the Excess Cash Flow of the Parent and its Subsidiaries for the period from the Effective Date to the end of such Fiscal Year) minus (ii) all optional cash prepayments of principal on the Term Loans made during such period.

            (b) Immediately upon any Asset Sale by Parent or any of its Subsidiaries (except as provided in clause (c) below), Borrowers shall, absolutely and unconditionally without notice or demand, prepay the outstanding principal amount of the Term Loans in an amount equal to one hundred (100%) percent of the Net Cash Proceeds payable to or for the benefit of such Person in connection with such Asset Sale.

            (c) An Asset Sale permitted under Section 6.02(c) will not require a mandatory prepayment pursuant to Section 3.03(b).

            (d) Immediately upon any Debt Issuance or Equity Issuance, Borrower shall, absolutely and unconditionally without notice or demand, prepay the outstanding principal amount of the Term Loans in an amount equal to one hundred (100%) percent of the Net Cash Proceeds payable to or for the benefit of such Person in connection with such Debt Issuance or Equity Issuance, PROVIDED, THAT, any such prepayment shall not be required upon (i) an Equity Issuance by Parent of any of such Capital Stock, warrants, options, security or instruments or the receipt of such capital contribution, in each case, under and in accordance with the Noteholder Documents, the PIPE Documents, any equity compensation plan, restricted stock plan, employee stock ownership plan or employment agreement in accordance with such plan or agreement, (ii) an Equity

Issuance to a seller of assets (including Capital Stock) as consideration for the purchase by a Borrower or Guarantor or any of its Subsidiaries of such assets pursuant to a Permitted Acquisition or Acquisitions, or as payment of earn-outs, deferred purchase price payments and/or Special Incentive Bonuses permitted hereunder, in each case to the extent such Capital Stock is permitted to be issued for such purpose, and (iii) an Equity Issuance, the proceeds of which are used to pay all or a portion of the consideration payable with respect to any Permitted Acquisition or any Acquisition and (iv) a capital contribution made to fund the purchase price for any Permitted Acquisition or any Acquisition, or pay any earn-outs, deferred purchase price payments or Special Incentive Bonuses. Nothing contained in this Section 3.03(d) shall be construed to limit the use of the proceeds of the Equity Issuance under the PIPE Documents or the Noteholder Documents.

            (e) Subject to Section 3.03(f) below, immediately upon the receipt by or on behalf of Parent or any of its Subsidiaries (or of Agent as the loss payee with respect thereto) of any proceeds of insurance, condemnation award or other compensation or payment in respect of any Property Loss Event, Borrowers shall, absolutely and unconditionally without notice or demand, prepay the outstanding principal amount of the Term Loans in an amount equal to one hundred (100%) percent of the Net Cash Proceeds payable to or for the benefit of such person in connection therewith.

            (f) To the extent of a Property Loss Event with respect to Real Property or Equipment, instead of making the payment required pursuant to
Section 3.03(e) above (except as otherwise provided below), if any of the Equipment or any portion of any building, structure or other improvement on any Real Property is lost, physically damaged or destroyed, upon the written request of Administrative Borrower, Agent shall release the Net Cash Proceeds from insurance received by Agent based on a claim by any Borrower, Guarantor or Subsidiary as a result of such loss, damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment or building, structure or improvement, and to the extent provided in Section 6.01(h)(ii) hereof.

            (g) Each such prepayment of the Term Loans pursuant to this Section
3.03 shall be applied to the remaining installments of principal payable by Borrowers under Section 3.01 above in the inverse order of maturity.

            (h) Any prepayment made pursuant to this Section 3.03 shall first be applied to accrued interest on the principal amount being prepaid to the date of prepayment as set forth in Section 3.05 below.

            (i) Except as otherwise expressly provided in this Section 3.03, payments with respect to any subsection of this Section 3.03 are in addition to payments made or required to be made under any other subsection of this Section 3.03.

            (j) No amounts prepaid in respect of the Term Loans may be reborrowed.


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

      Section 3.04 INTEREST AND FEES. Any prepayment made pursuant to Section
3.03 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and the Prepayment Fee applicable thereto.

      Section 3.05 APPORTIONMENT OF PAYMENTS. Subject to Section 2.02 hereof and to any other written agreement among Agent and/or any of Lenders, all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations provided for herein as of the date hereof, shall be allocated by Agent among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

      Section 3.06 PAYMENTS; COMPUTATIONS AND STATEMENTS.

            (a) PROCEDURES. Borrowers and Guarantors will make each payment under this Agreement not later than 12:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to Agent's Account. All payments received by Agent after 12:00 p.m. (New York City time) on any Business Day will be credited to Agent's Account on the next succeeding Business Day. All payments shall be made by Borrowers and Guarantors without set-off, counterclaim, deduction or other defense. Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Lenders shall make any payment hereunder or under any Loan Document in immediately available Dollars and without set-off, counterclaim, deduction or other defense.

            (b) PAYMENT DATES. Whenever any payment to be made under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. Each determination by Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

            (c) APPLICATION OF PAYMENTS GENERALLY. Except for payments and other amounts received by Agent and applied in accordance with clause (d) below (or required to be applied in accordance with Section 3.03), all payments and any other amounts received by Agent from or for the benefit of any Borrower or Guarantor shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans Agent may have advanced pursuant to the provisions of this Agreement on behalf of any Lender and on any Letter of Credit Obligation, for which Agent or Issuing Bank has not then been reimbursed by Lender or Borrowers, second, to pay all other Obligations then due and payable, and third, as Borrower so designates. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 3.06(c), the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of Lenders' interest in such Obligations. Any priority level set forth in this
Section 3.06(c) that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any LIBOR Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loans or (B) in the event that there are no outstanding Reference Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letters of Credit that were not used for such purposes and second to the Obligations arising from Loans and Letters of Credit the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

            (d) APPLICATION OF PAYMENTS DURING AN EVENT OF DEFAULT. Each Borrower and Guarantor hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral at any time on or after an Event of Default and for so long as the same is continuing and notwithstanding the provisions of clause (c) above and notwithstanding anything to the contrary contained in Section 3.03, Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation, shall, apply all payments in respect of any Obligation, all funds held as cash collateral and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to Lenders and Issuing Bank, (iii) third, to pay interest then due and payable in respect of the Loans, Advances and Letter of Credit Obligations, (iv) fourth, to repay the outstanding principal amounts of the Advances, (v) fifth, to repay the outstanding principal amounts of the Loans and Letter of Credit Obligations, and to provide cash collateral for Letters of Credit in the manner and to the extent described in Section 8.02 and (vi) sixth, to the ratable payment of all other Obligations.

            (e) ADVANCING PAYMENTS. Unless Agent shall have received notice from Administrative Borrower prior to the date on which any payment is due hereunder that any Borrower will not make such payment in full, Agent may assume that such Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that a Borrower shall not have made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate then applicable to Revolving Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent.

      Section 3.07 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all Lenders, such Lender shall forthwith be deemed to have purchased from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, THAT, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.07 may, to the fullest extent permitted by law, exercise all of its rights (including such Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

      Section 3.08 TAXES.

            (a) Except as otherwise provided in Section 3.08(b) below, all payments made by any Borrower or Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for, any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, State, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes imposed on the net income of Agent or any Lender or franchise taxes imposed in lieu of income taxes, in each case imposed by the jurisdiction in which Agent or such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof as a result of a present or former connection between Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, other than any such connection arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes").

            (b) If any Borrower or Guarantor shall be required by applicable law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

                  (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) Agent and each Lender, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made (unless as to the amount owed to any Lender such deduction or withholding results from such Lender's failure to comply with the requirements of Sections 3.08(e) and (f) below, including for this purpose the failure of such Lender to provide a form required by a taxing authority described in such Sections but only if such Lender is legally able to deliver such a form),


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

                  (ii) Borrowers and Guarantors shall make such deductions or withholdings,

                  (iii) Borrowers and Guarantors shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                  (iv) as promptly as possible thereafter, Borrowers and Guarantors shall send Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to Agent) evidencing payment of the amount or amounts so deducted or withheld. Notwithstanding anything to the contrary in this Section 3.08, Borrowers and Guarantors, jointly and severally, agree to pay additional amounts and to indemnify each Lender (in the manner set forth in Section 3.08(d)) in respect of any amounts deducted or withheld by it, as described in the immediately preceding sentence, as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deduction or withholding of Taxes.

            (c) In addition, each Borrower and Guarantor agrees to pay any present or future Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document.

            (d) Borrowers and Guarantors, jointly and severally, hereby indemnify and agree to hold Agent and each Lender harmless from and against Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 3.08 paid by Agent or such Lender, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which Agent or any such Lender makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes (and provide such other evidence thereof as has been received by Agent or such Lender). If Agent or any Lender receives a refund in respect of any Taxes for which Agent or such Lender has received payment from a Borrower or Guarantor hereunder, so long as no Event of Default shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of such Borrower the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of such Borrower under this Section
3.08 with respect to the Taxes giving rise to such refund). If Taxes were not correctly or legally asserted, Agent or any Lender shall, upon Administrative Borrower's request and at the expense of Borrowers and Guarantors, provide such documents to Administrative Borrower in form and substance satisfactory to Agent or such Lender, as Administrative Borrower may reasonably request, to enable such Borrower or Guarantor to contest such Taxes pursuant to appropriate proceedings then available to such Borrower or Guarantor (so long as providing such documents shall not, in the good faith determination of Agent or such Lender, have a reasonable likelihood of resulting in any liability of Agent or such Lender and doing so is otherwise permitted under applicable law as determined by Agent or such Lender). This Section 3.08(d) shall not be construed to require Agent or any Lender to make available its tax returns or any other information relating to taxes which it deems confidential to any Borrower, Guarantor or any other Person.


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

            (e) Each Lender that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Internal Revenue Code organized in a jurisdiction outside the United States of America (a "Non-US Person") hereby agrees that it shall, no later than the Effective Date or, in the case of a Lender which becomes a party hereto pursuant to Section 11.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of Agent, only if such Lender is legally able to do so), deliver to Agent (or in the case of an assignment that is not disclosed to Agent and Borrowers in accordance with the provisions of Section 11.07(c) to the assigning Lender) two accurate, complete and duly signed originals of any of U.S. Internal Revenue Service Form W-8ECI or successor form, U.S. Internal Revenue Service Form W-8IMY or successor form (including any U.S. Internal Revenue Service Form W-8 BEN or successor form as may be required by the Internal Revenue Code), or U.S. Internal Revenue Service Form W-8BEN or successor form. In addition, in the case of any Lender that is claiming exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Internal Revenue Code with respect to the payment of portfolio interest, such Lender (i) represents that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) not a "10 percent shareholder" of any Borrower within the meaning of
Section 881(c)(3)(B) of the Internal Revenue Code and (3) not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (ii) shall, if not previously delivered pursuant to the first sentence of this Section 3.08(e), deliver to Agent (or in the case of an assignment that is not disclosed to Agent and Borrowers in accordance with the provisions of Section 11.07(c) to the assigning Lender) two accurate, complete and duly signed originals of either U.S. Internal Revenue Service Form W-8IMY or successor form (including any U.S. Internal Revenue Service Form W-8 BEN or successor form as may be required by the Internal Revenue Code) or U.S. Internal Revenue Service Form W-8BEN or successor form. Each Lender that is a Non-US Person shall promptly notify Administrative Borrower and Agent (or in the case of an assignment that is not disclosed to Agent or any Borrower in accordance with the provisions of Section 11.07(c) to the assigning Lender) at any time that it determines that it is no longer in a position to provide any previously delivered form referred to above (or any other form of certification adopted by the U.S. taxing authorities for this purpose after the date hereof). In addition, a Non-U.S. Person shall upon written notice from Agent promptly deliver such new forms as are required by the relevant Governmental Authority to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-US Person but only if such Lender is legally able to do so. Notwithstanding anything set forth in this Section 3.08(e), a Non-US Person which (i) pursuant to Section 11.07(g) purchases a participation in a Loan and/or (ii) is party to an assignment of a Loan for which assignment no Assignment and Acceptance was delivered to Agent (as permitted under Section 11.07(c)) shall not be required to deliver any of the aforementioned tax forms or documentation to Administrative Borrower or Agent. In addition, notwithstanding anything set forth in this Section 3.08(e), each Lender shall not be required to deliver any of the aforementioned tax forms or documentation to or for the benefit of Non-US Borrowers.

            (f) Agent or any Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to Administrative Borrower or Agent, at the time or times prescribed by applicable law or reasonably requested by Administrative Borrower, such properly completed and executed documentation prescribed by applicable


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

law as will permit such payments to be made without withholding or at a reduced rate, but only if such Lender is legally able to claim such exemption or reduced rate; provided, however, that nothing in this Section 3.08(e) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

            (g) If any Borrower or Guarantor fails to perform any of its obligations under this Section 3.08, each Borrower or Guarantor, as appropriate, shall indemnify Agent and Lenders for any Taxes, interest or penalties that may become payable as a result of any such failure. The obligations of Borrowers and Guarantors under this Section 3.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      Section 3.09 INCREASED COSTS AND REDUCED RETURN.

            (a) If Agent or any Lender, shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other agency or Governmental Authority, or compliance by Agent or any Lender or any Person controlling Agent or any such Lender with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to Agent or any Lender or any Person controlling Agent or any such Lender (in each case, whether or not having the force of law), shall (i) subject Agent or any Lender or any Person controlling Agent or any such Lender to any tax, duty or other charge with respect to this Agreement or any Loan made by Agent or such Lender, or change the basis of taxation of payments to Agent or any Lender or any Person controlling Agent or any such Lender of any amounts payable hereunder (except for taxes on the overall net income of Agent or any Lender or any Person controlling Agent or any such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, Agent or any Lender or any Person controlling Agent or any such Lender or
(iii) impose on Agent or any Lender or any Person controlling Agent or any such Lender, any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to Agent or any Lender of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by Agent or any Lender hereunder, then, upon demand by Agent or any such Lender, Borrowers shall pay to Agent or such Lender the amount of such increased costs or reduction of return of capital, payable within sixty (60) days after presentation by Agent or such Lender of a statement in the amount and setting forth in reasonable detail such Person's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).

            (b) If Agent or any Lender shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent or any Lender or any Person controlling Agent or such Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in


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

each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by Agent or any Lender or any Person controlling Agent or such Lender, or Agent or such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, or Agent's or any Lender's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on Agent's or any Lender's or any such other controlling Person's capital to a level below that which Agent or such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any guaranty or participation with respect thereto or any agreement to make Loans or Agent's or such Lender's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, Agent's or such Lender's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by Agent or any Lender, Borrowers shall pay to Agent or such Lender from time to time such additional amounts as will compensate Agent or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on Agent's or such Lender's or such other controlling Person's capital, payable within sixty (60) days after presentation by Agent or such Lender of a statement in the amount and setting forth in reasonable detail such Person's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).

            (c) All amounts payable under this Section 3.09 shall bear interest from the date that is sixty (60) days after the date of the presentation by Agent or such Lender of the applicable statement referred to above and until payment in full to Agent or such Lender at the LIBOR Rate. A certificate of Agent or such Lender claiming compensation under this Section 3.09, specifying the event herein above described and the nature of such event shall be submitted by Agent or such Lender to Borrowers, setting forth the additional amount due and an explanation of the calculation thereof, and Agent's or such Lender's reasons for invoking the provisions of this Section 3.09, and shall be final and conclusive absent manifest error.

            (d) If Agent or any Lender requests compensation under this Section 3.09, then Agent or such Lender shall, if requested by Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to take such other actions as such Lender or Agent determines, if, in the sole judgment of such Lender or Agent, such designation, assignment or other action (i) would eliminate or reduce amounts payable pursuant to this
Section 3.09 in the future and (ii) would not subject Agent or such Lender to any unreimbursed cost or expense and Agent or such Lender would not suffer any economic, legal or regulatory disadvantage. Nothing in this subsection (d) shall affect or postpone any of the obligations of Borrowers or the rights of Agent or such Lender pursuant to this Section 3.09. Borrowers hereby agree to pay on demand all reasonable costs and expenses incurred by Agent or any Lender in connection with any such designation or assignment.

      Section 3.10 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period, (a) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such


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

Interest Period, (b) Agent has received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their LIBOR Rate Loans during such Interest Period, or (c) Dollar deposits in the principal amounts of the LIBOR Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower and Lenders as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given, any LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as Reference Rate Loans.

      Section 3.11 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to Borrowers and Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make LIBOR Rate Loans, shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain LIBOR Rate Loans, such Lender shall then have a commitment only to make a LIBOR Rate Loan when a LIBOR Rate Loan is requested and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.12.

      Section 3.12 FUNDING INDEMNITY. Borrowers, jointly and severally, promise to indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur (other than through Agent or such Lender's gross negligence or willful misconduct) as a consequence of (a) default by any Borrower in making a borrowing of or continuation of LIBOR Rate Loans after Administrative Borrower or any Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment of a LIBOR Rate Loan after Administrative Borrower or any other Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (c) the making of a prepayment of LIBOR Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to LIBOR Rate Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such LIBOR Rate Loans provided for herein over
(ii) the amount of interest (as reasonably determined by Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. This


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covenant shall survive the termination of this Agreement and the payment of the
Loans and all other amounts payable hereunder.

                                   ARTICLE IV
                               CONDITIONS TO LOANS

      Section 4.01 CONDITIONS PRECEDENT TO LOANS. The agreement of Lenders to provide the Loans shall become effective as of the Effective Date when each of the following conditions precedent shall have been satisfied in a manner acceptable to Agent:

            (a) PAYMENT OF FEES, ETC. Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 11.04 (which amounts will, upon the request and authorization of Administrative Borrower, and subject to the other terms and conditions contained herein, be paid with a portion of the proceeds of the Loans).

            (b) REPRESENTATIONS AND WARRANTIEs. The representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case any such representation or warranty shall be true and correct on and as of such earlier date).

            (c) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

            (d) LEGALITY. The making of the Loans shall not contravene any law, rule or regulation applicable to Agent or any Lender.

            (e) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to Agent and, unless indicated otherwise, dated the Effective Date:

                  (i) this Agreement duly executed by each Borrower and Guarantor and each other party thereto;

                  (ii) the Security Agreements duly executed by each Borrower and Guarantor;

                  (iii) a Pledge Agreement duly executed by each Borrower and Guarantor holding Capital Stock, together with any original stock certificates, certificate or other instrument or document evidencing or representing the Capital Stock subject to such Pledge Agreement, accompanied by such undated instruments of transfer as Agent may request representing (A) one hundred (100%) percent of the common stock of such Borrower's or Guarantor's Subsidiaries (other than those representing the shares of AmeRussia and Sea Master Hong Kong) and (B) sixty five (65%) percent of the common stock of AmeRussia and Sea Master Hong Kong;


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

                  (iv) the Intercreditor Agreement duly executed by each Borrower and Guarantor and Noteholder Agent;

                  (v) a Mortgage, duly executed by each applicable Loan Party with respect to the owned and leased real property identified on Schedule 4.01(e)(v);

                  (vi) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage, dated as of the Effective Date;

                  (vii) [Intentionally omitted];

                  (viii) the UCC Filing Authorization Letters, dated on or before the date hereof, duly executed by each Borrower (other than Parent) and Guarantor, together with appropriate UCC financing statements, in each case duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the liens and security interests purported to be created by each Security Agreement and Pledge Agreement;

                  (ix) all releases, terminations, registrations, filings and such other documents as Agent may reasonably request to evidence and effectuate the termination by the Existing Lenders of their financing arrangements with any Borrower or Guarantor (other than as to certain letters of credit issued in connection with such financing arrangements on terms and conditions satisfactory to Agent) and the termination and release by them, of any interest in and to any assets and properties of any Borrower or Guarantor (other than certain cash collateral pledged to GMAC on the date hereof) duly authorized, executed and delivered by it, including, but not limited to, (A) the authorization by or on behalf of the Existing Lenders for Agent to file UCC discharge and termination statements for all UCC financing statements previously filed by any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor and (B) satisfactions and discharges of any mortgage, deed of trust, deed to secure debt or similar instruments by any Borrower or Guarantor in favor of any of the Existing Lenders, in form acceptable for recording with the appropriate Governmental Authority, and Agent is hereby authorized to file all such UCC discharge and termination statements;

                  (x) to the extent available in such jurisdictions, lien and judgment search results for the jurisdiction of organization of Borrowers and Guarantors, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located (but not searches for UCC financing statements in such jurisdictions), including copies of all financing statements disclosed by such search results, none of which, except for financing statements solely evidencing Permitted Liens and as otherwise agreed in writing by Agent, shall cover any of the Collateral and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except for the judgment liens and tax liens listed on Schedule 4.01(e)(x) hereof and as otherwise agreed to in writing by Agent, shall not show any such liens;

                  (xi) a copy of the resolutions of each Borrower and Guarantor, certified as of the Effective Date by a corporate secretary or an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Borrower or Guarantor is or will be a party, (B) the execution, delivery and performance by


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

such Borrower or Guarantor of each Loan Document to which such Borrower or Guarantor is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the execution, delivery and performance by such Borrower or Guarantor (to the extent applicable) of each Acquisition Document to which such Borrower or Guarantor is or will be a party and the execution and delivery of the other documents to be delivered by Borrower or Guarantor in connection therewith;

                  (xii) a certificate of a corporate secretary or an Authorized Officer of each Borrower and Guarantor, certifying the names and true signatures of the representatives of such Borrower or Guarantor authorized to sign each Loan Document to which such Borrower or Guarantor is or will be a party and the other documents to be executed and delivered by such Borrower or Guarantor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                  (xiii) a certificate of the appropriate official(s) of the jurisdiction of organization of each Borrower and Guarantor and each jurisdiction of foreign qualification of each Borrower and Guarantor where such Borrower or Guarantor conducts any material portion of its business or operations certifying as to the subsistence in good standing of such Borrower or Guarantor in such jurisdictions, which certificates shall be certified as of a recent date not more than thirty (30) days prior to the Effective Date (or in such jurisdictions where such certificate is not available, then extracts with the relevant details about Borrower or Guarantor obtained from the appropriate Governmental Authority);

                  (xiv) a true and complete copy of the certificate of incorporation, articles of association, certificate of formation or other publicly filed organizational document of each Borrower and Guarantor certified as of a recent date not more than thirty (30) days prior to the Effective Date by an appropriate official of the State or jurisdiction of organization of such Borrower or Guarantor which shall set forth the same complete name of such Borrower or Guarantor as is set forth herein and the organizational number of such Borrower or Guarantor, if an organizational number is issued in such jurisdiction;

                  (xv) where applicable, a copy of the charter and by-laws, memorandum of association, corporate by-laws, limited liability company agreement, operating agreement, or other organizational document of each Borrower and Guarantor, together with all amendments thereto, certified as true and complete as of the Effective Date by a corporate secretary or an Authorized Officer of such Borrower or Guarantor;

                  (xvi) such opinion letters of counsel to Borrowers and Guarantors with respect to the Loan Documents, the Merger Agreements and the effectiveness of the Merger as of the date hereof, such opinion letters of counsel to TUG Sellers with respect to the TUG Acquisition Document and such other opinion letters as Agent may request;

                  (xvii) a certificate of an Authorized Officer of Parent, certifying as to the matters set forth in Sections 4.01(b) and 4.01(c) hereof;

                  (xviii) evidence that the Acquisition Documents have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated to be


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

consummated on or before the Effective Date under the terms of the Acquisition Documents have been consummated prior to or on the Effective Date (such that on or before the Effective Date, the applicable Borrower has ownership of the assets (including shares of Capital Stock) to be transferred pursuant thereto) and prior to the disbursement of the initial Loans, the receipt of certificates, in form and substance satisfactory to Agent, from each of the sellers and transferors under the Acquisition Documents certifying that all conditions to the sale and transfer of assets (including Capital Stock) have been satisfied or waived by such sellers and transferors, other than the receipt of cash payments and stock in accordance with the terms of the applicable Acquisition Documents;

                  (xix) true and complete copies of the Acquisition Documents duly executed by the parties thereto;

                  (xx) true and complete copies of any employment agreement between any Loan Party and Robert A. Agresti, Robert O'Neill, Gregory DeSaye, Robert Wu, Robert Lee, Paul Shabazian, Peter Stone, Michael DeSaye, Peter Klaver, James Madden, William Knight and Christopher Danbalis, respectively, each on terms and conditions satisfactory to Agent;

                  (xxi) a certificate of an officer of each Borrower and Guarantor certifying as to the solvency of such Borrower or Guarantor;

                  (xxii) a pro forma balance sheet of Parent and its Subsidiaries reflecting the initial transactions contemplated hereunder, including, but not limited to, (A) the consummation of the Acquisitions and the other transactions contemplated by the Acquisition Documents (B) the consummation of the Merger and the transactions contemplated in connection therewith in accordance with the Merger Agreements, and (C) the Loans provided by Lenders to each Borrower on the date hereof and the use of the proceeds thereof, accompanied by a certificate, dated of even date herewith, of the chief financial officer of each Borrower and Guarantor stating that such pro forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

                  (xxiii) evidence that the Consolidated EBITDA of Parent and its Subsidiaries for the twelve (12) month period ending as of the last day of the fiscal month immediately preceding the Effective Date after giving pro forma effect to the Acquisitions shall be equal to not less than $16,000,000;

                  (xxiv) evidence that Parent has received or contemporaneously with the execution of this Agreement will receive, (A) directly or indirectly, cash proceeds of not less than $65,000,000 in the aggregate from the issuance of the Senior Convertible Notes and (B) cash proceeds of not less than $25,000,000 in the aggregate from the issuance of common stock, and that a portion of such cash proceeds have been used in connection with the Acquisitions;

                  (xxv) evidence that the common stock of Parent is qualified to be quoted on a national securities exchange in a manner satisfactory to Agent;

                  (xxvi) evidence of the insurance coverage required by Section 6.01(h) and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of Borrowers and Guarantors as Agent may reasonably request in accordance


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with the terms hereof, in each case in a form satisfactory to Agent and, where requested by Agent, with such endorsements as to the named insureds or loss payees thereunder as Agent may request;

                  (xxvii) the Material Contracts as in effect on the Effective Date (after giving effect to the Acquisitions), together with a certificate of an Authorized Officer of the Parent stating that attached thereto are true, correct and complete copies thereof, such agreements remain in full force and effect and that no Borrower or Guarantor is then in material default under such agreement;

                  (xxviii) such Control Agreements and other agreements as Agent may request with respect to any Borrower's or Guarantor's cash management system to the extent that such Control Agreements and other agreements are required to be obtained by such Borrower or Guarantor pursuant to the provisions of the Loan Documents;

                  (xxix) evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Agreement;

                  (xxx) evidence that the certificates of Merger with respect to the Merger have been filed with the Secretary of State of the State of Delaware and the Merger is valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statutes of the State of Delaware; and

                  (xxxi) such other agreements, instruments, approvals, opinions and other documents, as Agent may reasonably request.

            (f) MATERIAL ADVERSE EFFECT. Agent shall have determined, in its reasonable judgment, that no event or development shall have occurred since June 30, 2006 which could reasonably be expected to have a Material Adverse Effect.

            (g) APPROVALS. All consents, authorizations and approvals of, and filings (other than the post-effective filings with the SEC under applicable securities laws promptly after the Merger and in any event within the time periods required by such securities laws), and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in the making of the Loans or the conduct of the businesses of Parent and its Subsidiaries shall have been obtained and shall be in full force and effect and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority the result of which could otherwise have a Material Adverse Effect on the consummation of the transactions contemplated by the Acquisition Documents.

            (h) PROCEEDINGS; RECEIPT OF DOCUMENTS. All proceedings in connection with the making of the Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to Agent and its counsel, and Agent and its counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Agent or such counsel may reasonably request.


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

            (i) THE ACQUISITIONS. On or prior to the Effective Date, (i) Borrowers shall have purchased the TUG Acquisition Assets and the Capital Stock of TUG NY, Clare, FMI Blocker, FMI Holdco and Sea Master Hong Kong pursuant to the Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of Agent), and shall have become the owner, free and clear of all Liens (other than Permitted Liens), of all of the TUG Acquisition Assets and the Capital Stock of TUG NY, Clare, FMI Blocker, FMI Holdco and Sea Master Hong Kong, (ii) each of Parent and its Subsidiaries shall have fully performed all of the obligations to be performed by it on or prior to the Effective Date under the Acquisition Documents, (iii) the Acquisitions, including all of the terms and conditions thereof, shall have been duly authorized by the board of directors (or other managing body) and (if required by applicable law) the shareholders or members of the parties to the Acquisition Documents and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect in all respects as if made on and as of the Effective Date, (iv) the representations and warranties set forth in the Acquisition Documents shall be true and correct as if made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on such earlier date), (v) each of the conditions precedent to the obligations of each of the parties to the Acquisition Documents to consummate the Acquisitions as set forth in the Acquisition Documents (other than the making of the Term Loans hereunder, the receipt of the proceeds of the issuance of the Senior Convertible Notes pursuant to the Noteholder Documents, the receipt of the cash proceeds of the issuance of common stock of Parent pursuant to the PIPE Documents and the receipt by the sellers under the Acquisition Documents of stock in accordance with the terms of the applicable Acquisition Documents) shall have been satisfied or waived with the consent of Agent and the Acquisitions shall have been consummated in accordance with all applicable laws and the Acquisition Documents and (vi) Agent shall have received evidence satisfactory to it as to the foregoing, as to the receipt by all parties to the Acquisition Documents of all necessary regulatory, creditor, lessor, and other third-party approvals and as to compliance with all laws applicable to any of such parties, other than the third party consents set forth on Schedule 4.01(i) hereto.

            (j) THE MERGER. On or prior to the Effective Date, (i) the Merger shall have become effective, (ii) each of Parent and its Subsidiaries shall have fully performed all of the obligations to be performed by it on or prior to the Effective Date under the Merger Agreements, (iii) the Merger, including all of the terms and conditions thereof, shall have been duly authorized by the board of directors (or other managing body) and (if required by applicable law) the shareholders or members of the parties to the Merger Agreements and all Merger Agreements shall have been duly executed and delivered by the parties thereto and shall be in full force and effect in all respects as if made on and as of the Effective Date, (iv) the representations and warranties set forth in the Merger Agreements shall be true and correct as if made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on such earlier date), (v) each of the conditions precedent to the obligations of each of the parties to the Merger Agreements to consummate the Merger as set forth in the Merger Agreements shall have been satisfied or waived with the consent of Agent and the Merger shall have been consummated in accordance with all applicable laws and the Merger Agreements and (vi) Agent shall have received evidence satisfactory to it as to the foregoing, as to the receipt by all parties to the


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

Merger Agreements of all necessary regulatory, creditor, lessor, and other third-party approvals and as to compliance with all laws applicable to any of such parties.

      Section 4.02 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Agent or any Lender to make any Loan on or after the Effective Date is subject to the fulfillment, in a manner reasonably satisfactory to Agent, of each of the following conditions precedent:

            (a) PAYMENT OF FEES, ETC. Borrowers shall have paid all fees, costs, expenses and taxes then payable by Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.06 and Section
11.04 hereof.

            (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAult. The following statements shall be true and correct, and the submission by Administrative Borrower to Agent of a Notice of Borrowing with respect to each such Loan, and Borrowers' acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Borrower and Guarantor on the date of such Loan that: (i) the representations and warranties contained in
Article V and in each other Loan Document, certificate or other writing delivered to Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 4.02 have been satisfied as of the date of such request.

            (c) LEGALITY. The making of such Loan shall not contravene any law, rule or regulation applicable to Agent or any Lender.

            (d) NOTICES. Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

            (e) DELIVERY OF DOCUMENTS. Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance reasonably satisfactory to Agent, as Agent may reasonably request.

            (f) PROCEEDINGS; RECEIPT OF DOCUMENTs. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to Agent and its counsel, and Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to Agent, as Agent or such counsel may reasonably request.


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

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party hereby represents and warrants to Agent, Lenders and Issuing Bank as of the Effective Date after giving effect to the Acquisitions and the initial Loans, and as of such other date or dates as specifically provided for, as follows:

      Section 5.01 ORGANIZATION, GOOD STANDING, ETC. Each Borrower and Guarantor
(a) is a corporation, limited liability company, limited partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to conduct its business as now conducted and as presently contemplated to be conducted and, in the case of Borrowers, to make the borrowings hereunder, and to execute and deliver each Transaction Document to which it is a party, and to consummate the transactions contemplated thereby, and (c) is duly qualified to do business or to conduct its activities and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, where the failure to be so qualified and in good standing has or could reasonably be expected to have a Material Adverse Effect.

      Section 5.02 AUTHORIZATION, ETC. The execution, delivery and performance by any Borrower or Guarantor of each Transaction Document to which each Borrower and Guarantor is or will be a party, (a) has been duly authorized by all necessary action, (b) does not contravene such Borrower's or Guarantor's charter, articles of association, memorandum of association, certificate of incorporation, certificate of formation, limited liability company agreement, operating agreement or other organizational document, as applicable, or any applicable law compliance with which is material to the business of any Borrower or Guarantor, or any Transaction Document or any Material Contract, or any other contractual restriction binding on or otherwise affecting such Borrower or Guarantor or any of such Borrower's or Guarantor's properties where the contravention of such other contractual restriction has or could reasonably be expected to have a Material Adverse Effect, (c) does not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of such Borrower's or Guarantor's properties, and (d) does not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to such Borrower's or Guarantor's operations or any of such Borrower's or Guarantor's properties where any of such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal has or could reasonably be expected to have a Material Adverse Effect.

      Section 5.03 GOVERNMENTAL APPROVALS. Except as set forth on Schedule 5.03, before and after giving effect to the Acquisitions, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Borrower or Guarantor of any Transaction Document to which such Borrower or Guarantor is a party, except for any of the foregoing that will have been made or obtained and in full force and effect on or before the Effective Date and filings to perfect the Liens created by the Loan Documents and the post-effective filings with the SEC under applicable securities laws that shall be filed promptly after the Merger and in any event within the time periods required by such securities laws.


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

      Section 5.04 ENFORCEABILITY OF TRANSACTION DOCUMENTS. This Agreement is, and each other Transaction Document to which any Borrower or Guarantor is a party, when delivered, will be, a legal, valid and binding obligation of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting creditors' rights generally.

      Section 5.05 CAPITALIZATION; SUBSIDIARIES. Schedule 5.25 is a complete and correct list of the name, jurisdiction of organization and ownership of all of the outstanding Capital Stock of Parent's Subsidiaries on the date hereof after giving effect to the Acquisitions. After giving effect to the Acquisitions, all of the issued and outstanding Capital Stock of each Subsidiary of Parent have been validly issued and are fully paid and non-assessable, and except as set forth on Schedule 5.25 the holders thereof are not entitled to any preemptive, first refusal or other similar rights. After giving effect to the Acquisitions, except as described on Schedule 5.25, all of the Capital Stock of the Subsidiaries of Parent is owned by Parent or one or more of its wholly-owned Subsidiaries free and clear of all Liens, other than applicable Permitted Liens. After giving effect to the Acquisitions, except as described on Schedule 5.25, there are no outstanding debt securities of Parent or any debt or equity securities of any of Parent's Subsidiaries and no outstanding obligations of Parent or any of its Subsidiaries, in each case, convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of Parent or any of its Subsidiaries.

      Section 5.06 LITIGATION; COMMERCIAL TORT CLAIMS. Except as set forth in
Schedule 5.06, (a) there is no pending or, to the best of the knowledge of any Borrower or Guarantor, threatened action, suit or proceeding affecting Parent or any of its Subsidiaries or any of their respective properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (b) as of the Effective Date, no Borrower or Guarantor holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

      Section 5.07 FINANCIAL CONDITION.

            (a) The Financial Statements referred to in clauses (a), (b), (c) and (d) of the definition thereof, copies of which have been delivered to Agent and each Lender, fairly present the consolidated results of operations of FMI Group and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments), and since June 30, 2006, no event or development has occurred as of the Effective Date that has had or could reasonably be expected to have a Material Adverse Effect.

            (b) The Financial Statements referred to in clause (d) of the definition thereof, copies of which have been delivered to Agent, fairly present in all material respects the pro forma consolidated financial condition of Parent and its Subsidiaries as of the Effective Date in accordance with GAAP.


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

            (c) Parent has heretofore furnished to Agent and each Lender (i) projected quarterly balance sheets, statements of operations and cash flows of Parent and its Subsidiaries (after giving effect to the Acquisitions) on a consolidated basis, in each case for the period from October 1, 2006 through December 31, 2007 and (ii) projected annual balance sheets, statements of operations and cash flows of Parent and its Subsidiaries (after giving effect to the Acquisitions) on a consolidated basis, in each case for the Fiscal Years ending in 2007 through 2011, which projected financial statements shall be updated from time to time pursuant to Section 6.01(a)(vi). Such projections, as so updated, shall be believed by Borrowers and Guarantors at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by Borrowers and Guarantors, and shall have been based on assumptions believed by Borrowers and Guarantors to be reasonable at the time made and upon the best information then reasonably available to Borrowers or Guarantors, and no Borrower or Guarantor shall be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

      Section 5.08 COMPLIANCE WITH LAW, ETC. No Borrower or Guarantor, or any of its Subsidiaries, is in violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Acquisition Document or other Material Contract) binding on or otherwise affecting it or any of its properties, which violation could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      Section 5.09 ERISA.

            (a) Except as listed on Schedule 5.09 hereto, none of Parent, any of it Subsidiaries or any of their ERISA Affiliates maintains or contributes to, or within the preceding six (6) years has maintained or contributed to, any Employee Benefit Plan. Parent and its Subsidiaries do not have any current labor problems or disputes that have resulted in, or Parent or any Borrower or Guarantors reasonably believes could be expected to have, a Material Adverse Effect. No Employee Benefit Plan has an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code as of the date hereof, and no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Benefit Plan within the meaning of Section 412 of the Internal Revenue Code.

            (b) Liabilities under any Employee Benefit Plan of Parent or any of its Subsidiaries or any ERISA Affiliates have been appropriately reflected on the financial statements of Parent and its Subsidiaries in accordance with GAAP.

            (c) All of the Employee Benefit Plans are and have been established, registered, qualified, invested and administered in all respects in accordance with all applicable laws, regulations or orders with respect thereto, where such failure to comply has, or could be reasonably expected to have, a Material Adverse Effect. To the extent that any Employee Benefit Plan maintained by Parent or any of its Subsidiaries is intended to qualify for favorable tax treatment under any applicable law, regulation or order, no fact or circumstance exists that could reasonably be expected to adversely affect the tax-exempt status of such Employee Benefit Plan.

            (d) All obligations regarding the Employee Benefit Plans have been satisfied to the extent due and owing on the date hereof, there are no outstanding defaults or violations by any party to any Employee Benefit Plan and no taxes, penalties or fees are owing under any of the Employee Benefit Plans where such obligations, defaults, violations, unpaid taxes, unpaid penalties or unpaid fees have or could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.09, no Borrower, Guarantor or any ERISA Affiliate has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability, that has, or could reasonably be expected to have, a Material Adverse Effect.

            (e) Parent and each of its Subsidiaries have made available to Lenders true, correct and complete copies of all material Employee Benefit Plans as amended as of the date hereof, as requested by Agent or any Lender.

            (f) Each Employee Benefit Plan is fully funded to the extent required by any applicable law, regulation or order or fully insured; PROVIDED, THAT, no Employee Benefit Plan is required to be fully insured except to the extent required by any applicable law, regulation or order.

            (g) Except as disclosed in Schedule 5.09 or as required by any applicable law, regulation or order, none of the Employee Benefit Plans provides health and welfare benefits to retired employees or to the beneficiaries or dependents of retired employees.

      Section 5.10 TAXES, ETC. Except as disclosed in Schedule 5.10, all Federal, State, local and foreign tax returns and other reports ("Returns") required by applicable law to be filed by or with respect to the income, properties or operations of any Borrower or Guarantor, or its Subsidiaries, have been timely filed with the appropriate taxing authority, or extensions have been obtained, and such Returns accurately reflect in all material respects all liability for taxes of any Borrower or Guarantor, or its Subsidiaries for the periods covered thereby, all taxes, assessments and other governmental charges (including penalties, fines and interest) imposed upon any Borrower or Guarantor, or any of its Subsidiaries, or any property of any Borrower or Guarantor, or any of its Subsidiaries, and which are payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements of such Borrower or Guarantor in accordance with GAAP.

      Section 5.11 REGULATIONS T, U AND X. No Borrower or Guarantor is and will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.


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

      Section 5.12 NATURE OF BUSINESS. No Borrower or Guarantor, or any of its Subsidiaries, is engaged in any business other than logistics services and businesses reasonably related, similar, ancillary or complementary to the businesses in which Borrowers, Guarantors and/or any Subsidiary of Parent are engaged on the date hereof, including, without limitation, ocean transportation intermediary and logistics services, customs brokerage, indirect air carrier, insurance, transloading, warehousing, value-added warehousing services, distribution, and local and long distance ground transportation.

      Section 5.13 ADVERSE AGREEMENTS, ETC. No Borrower or Guarantor, or any of its Subsidiaries, is a party to any agreement or instrument, or subject to any charter, certificate of incorporation, articles of association, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have (solely with respect to such agreement or instrument, in the absence of any breach or default thereunder), a Material Adverse Effect.

      Section 5.14 PERMITS, ETC. Each Borrower and Guarantor, and its Subsidiaries, has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated by such Borrower or Guarantor and contemporaneously with any Permitted Acquisition will have and be in compliance with all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person to lawfully own, lease, manage or operate or to acquire the Acquired Business, in each case, where the failure to have or be in compliance with such permits, licenses, authorizations, approvals, entitlements and accreditations has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect where such suspension, revocation, impairment, forfeiture or non-renewal or failure to be in full force and effect would have a Material Adverse Effect.

      Section 5.15 PROPERTIES.

            (a) Each Borrower and Guarantor has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are, and will be maintained, in good working order and condition, ordinary wear and tear excepted.

            (b) Schedule 5.15 sets forth a complete and accurate list, as of the Effective Date of the location, by State and street address, of all Real Property owned or leased by Parent and any Subsidiary of Parent. As of the Effective Date, each Borrower and Guarantor has valid leasehold interests in the Leases described on Schedule 5.15 to which such Borrower and Guarantor is a party. Each such Lease is in full force and effect and is valid and enforceable against each Borrower and Guarantor that is a party thereto and, to the knowledge of such Borrower and Guarantor, all other parties thereto in accordance with its terms in all material respects, except as to those Leases identified in Schedule 5.15 where the consent to the assignment of such Lease as


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

part of the applicable Acquisition is required under the terms of such Lease and such consent has not been obtained, provided, that, no such Lease is material to the business of Borrowers taken as a whole. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Borrower or Guarantor to enter into and execute the Loan Documents or the Acquisition Documents to which it is a party except as set forth on Schedule
5.15. To the knowledge of any Borrower or Guarantor, (i) no other party to any such Lease is in default in any material respect of its obligations thereunder,
(ii) no Borrower or Guarantor (or any party to any such Lease) has at any time delivered or received any notice of default which remains uncured (beyond applicable notice and cure periods) under any such Lease and (iii) as of the Effective Date (after giving effect to the Acquisitions), no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease, except as to those Leases identified in Schedule 5.15 where the consent to the assignment of such Lease as part of the applicable Acquisition is required under the terms of such Lease and such consent has not been obtained, provided, that, no such Lease is material to the business of Borrowers taken as a whole.

      Section 5.16 FULL DISCLOSURE. Each Borrower and Guarantor has disclosed to Agent all agreements, instruments and corporate or other restrictions to which such Borrower or Guarantor is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by any Borrower or Guarantor to Agent or any Lender in connection with the negotiation of this Agreement (including the Schedules hereto) or delivered hereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; PROVIDED, THAT, with respect to projected financial information, each Borrower and Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

      Section 5.17 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.17,
(a) the operations of each Borrower and Guarantor, and its Subsidiaries, are in material compliance with all Environmental Laws; (b) there has been no Release at any of the properties owned or operated by any Borrower or Guarantor or a predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (c) no Environmental Action has been asserted against any Borrower or Guarantor or any of its Subsidiaries, nor does any Borrower or Guarantor have knowledge or notice of any threatened or pending Environmental Action against any Borrower or Guarantor or any of its Subsidiaries or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (d) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Borrower or Guarantor, or any of its Subsidiaries, or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (e) no property now or formerly owned or operated by a Borrower or Guarantor, or any of its Subsidiaries, or a predecessor in interest has been used as a treatment or disposal site for any Hazardous Material; (f) no Borrower or Guarantor, or any of its Subsidiaries, has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws where


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such failure could reasonably be expected to have a Material Adverse Effect; (g)
each Borrower and Guarantor, and its Subsidiaries, holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it; and (h) no Borrower or Guarantor, or any of its Subsidiaries, has received any notification pursuant to any Environmental Laws that (i) any work, repairs, construction or Capital Expenditures are required to be made as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (ii) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, where any of the foregoing could reasonably be expected to have a Material Adverse Effect.

      Section 5.18 INSURANCE. Each Borrower and Guarantor, and each Subsidiary, keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen's compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation).
Schedule 5.18 sets forth all insurance maintained by each Borrower and Guarantor and Subsidiary on the Effective Date.

      Section 5.19 USE OF PROCEEDS. The proceeds of the Loans shall be used (a) to pay a portion of the Purchase Price, fees and expenses in connection with the Acquisitions and the financing thereof, including, without limitation, the financing provided for in this Agreement and the financing pursuant to the Senior Convertible Notes, (b) to repay the Indebtedness of any Borrower or Guarantor to the Existing Lenders, and (c) for working capital and other proper corporate purposes not prohibited hereunder, including, but not limited to, the purposes set forth on Schedule 5.19 hereto.

      Section 5.20 LOCATION OF BANK ACCOUNTS. Schedule 5.20 sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Parent and each of its Subsidiaries (including all Operating Accounts, Cash Management Accounts, the Concentration Account and any account(s) in which Qualified Cash is held), together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

      Section 5.21 INTELLECTUAL PROPERTY.

            (a) Parent and each of its Subsidiaries owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or presently proposed to be conducted. As of the date hereof, Parent and each of its Subsidiaries do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency or any political subdivision thereof or in any other country, other than those described in Schedule 5.21. All such Intellectual Property is subsisting and in full force and effect, has not


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been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No action is pending or threatened in writing which alleges that any Intellectual Property is invalid or unenforceable. Parent and each of its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic Governmental Authorities required to maintain in subsistence all Intellectual Property that is issued, registered or applied-for in any jurisdiction, including without limitation office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings other than where the failure to make such filing or payment has or could reasonably be expected to have an adverse effect on the rights of any Borrower or Guarantor as to any Intellectual Property being used in the business or that has value of more than $250,000.

            (b) As of the date hereof, Parent and each of its Subsidiaries has not granted to any other Person, and has not been granted by any other Person, any material License with respect to any Intellectual Property other than as set forth in Schedule 5.21. The Licenses set forth on Schedule 5.21 constitute all of the Licenses material to the business of Parent and each of its Subsidiaries existing on the date hereof (other than such Licenses which under the terms thereof or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such License has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived) and complete and correct copies of each License described on
Schedule 5.21 have been delivered to Agent. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of Parent or any of its Subsidiaries or any of their affiliates in respect thereof. Each such License now existing, which is material to any Loan Party's business, is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. To the knowledge of the Loan Parties, no default by Parent or any of its Subsidiaries or any other party has occurred under any License, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party. As to each License of Intellectual Property where Parent or any of its Subsidiaries is the licensee, Parent or such Subsidiary, as the case may be, is current in its payments under such Licenses, and has not failed to meet any minimum sales volumes, minimum royalty payments or other similar requirements necessary to maintain such party's rights, or the exclusivity thereof, under any such License.

            (c) Except as set forth in Schedule 5.21, to the knowledge of Parent and its Subsidiaries, Parent and its Subsidiaries have not infringed upon or misappropriated any patent, industrial design, trademark, servicemark, tradename, copyright, license or other intellectual property owned by any other Person or received any charge, complaint, claim, demand or notice alleging any such infringement or misappropriation or otherwise contesting the right of Parent or any of its Subsidiaries to sell or use any of the Intellectual Property and to the knowledge of Parent and its Subsidiaries, no other Person is now infringing or in conflict with any such properties, assets and rights owned or used by Parent or any of its Subsidiaries.


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      Section 5.22 MATERIAL CONTRACTS. Set forth on Schedule 5.22 is a complete and accurate list as of the Effective Date (after giving effect to the Acquisitions) of all Material Contracts (other than the Loan Documents) of each Borrower and Guarantor, showing the parties and promptly upon Agent's request, containing a brief description of the subject matter thereof and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each Borrower or Guarantor and, to the best of the knowledge of such Borrower or Guarantor, all other parties thereto in accordance with its terms, (b) has not been otherwise amended or modified as of the Effective Date, and (c) is not in default due to the action of any Borrower or Guarantor or, to the best of the knowledge of any Borrower or Guarantor, any other party thereto. Schedule 5.22 lists all of the Acquisition Documents that are material.

      Section 5.23 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. No Borrower or Guarantor is (a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

      Section 5.24 EMPLOYEE AND LABOR MATTERs. Except as set forth on Schedule 5.24, there is (a) no unfair labor practice complaint pending or, to the best of the knowledge of any Borrower or Guarantor, threatened against any Borrower or Guarantor, or any of its Subsidiaries, before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Borrower or Guarantor, or any of its Subsidiaries, which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Borrower or Guarantor or (c) to the best of the knowledge of any Borrower or Guarantor, no union representation question existing with respect to the employees of any Borrower or Guarantor, or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Borrower or Guarantor, or any of its Subsidiaries. No Borrower, Guarantor or any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar State law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Borrower or Guarantor have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Borrower or Guarantor on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Borrower or Guarantor.

      Section 5.25 NAME; JURISDICTION OF ORGANIZATION; ORGANIZATIONAL ID NUMBER; CHIEF PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE; FEIN. Schedule 5.25 sets forth a complete and accurate list as of the date hereof and the Effective Date of (a) the exact legal name of each Borrower and Guarantor, (b) the jurisdiction of organization of each Borrower and Guarantor, (c) the organizational identification number of each Borrower and Guarantor (or indicates that such Borrower or Guarantor has no organizational identification number), (d) each place of business of each Borrower and Guarantor, (e) the chief executive office of each Borrower and Guarantor and (f) as to any Borrower or Guarantor organized under the laws of any State of the United States of America, the federal employer identification number of such Borrower and Guarantor.


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      Section 5.26 TRADENAMES. Schedule 5.26 hereto sets forth a complete and accurate list as of the Effective Date of all tradenames used by each Borrower or Guarantor.

      Section 5.27 LOCATIONS OF COLLATERAL. There is no location at which any Borrower or Guarantor has any Collateral other than (a) those locations listed on Schedule 5.27 and (b) any other locations approved in writing by Agent from time to time except for, (i) inventory in transit which is shipped from the manufacturer or vendor thereof to the location set forth or permitted in clause
(a) or (b) hereof, (ii) Equipment, to the extent necessary for any repair or maintenance thereof in the ordinary course of any Borrower's or Guarantor's business, (iii) Equipment in transit from one location set forth or permitted in clause (a) or (b) hereof to another such location to the extent necessary to move such Equipment in the ordinary course of any Borrower's or Guarantor's business, and (iv) motor vehicles used by or for the benefit of any Borrower or Guarantor in the ordinary course of business. Schedule 5.27 hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Borrower or Guarantor is stored. None of the receipts received by any Borrower or Guarantor from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

      Section 5.28 SOLVENCY. Each Borrower and Guarantor is Solvent and will continue to be Solvent on a consolidated basis after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder.

      Section 5.29 SECURITY INTERESTS. Each Security Agreement creates in favor of Agent, for the benefit of itself and Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC financing statements described in Section 4.01(e), the execution and delivery of the Control Agreements described in Section 7.01, the recording of the Trademark Collateral Assignment and Security Agreement and Copyright Collateral Assignment and Security Agreement, if any, referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the recording or filing required under any similar law of any foreign jurisdiction, and as to motor vehicles upon notation of the security interest of Agent on the certificates of title, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (except as to priority, subject to clauses (c), (d), (e), (g), (j), (l), (n) and (q) of the definition of "Permitted Liens" in each case to the extent such Liens referred to in such clauses have priority under applicable law), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the Trademark Collateral Assignment and Security Agreement, the Patent Collateral Assignment and Security Agreement and the Copyright Collateral Assignment and Security Agreement, if any, pursuant to the US Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyright applications and registration, (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property, and (d) the recording of each Mortgage in the applicable county where the Real Property subject to such Mortgage is located.


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      Section 5.30 CONSUMMATION OF ACQUISITIONS.

            (a) On or before the Effective Date, the Acquisition Documents have been duly executed and delivered in accordance with their terms by Parent and its Subsidiaries and the transactions contemplated to be consummated under the Acquisition Documents on or before the Effective Date shall have been consummated, and to the best of the knowledge of Borrowers and Guarantors, the other parties thereto, in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein. After giving effect to the terms of the Acquisition Documents and the assignments to be executed and delivered thereunder, Borrowers have acquired and have good and marketable title to the TUG Acquisition Assets and the Capital Stock of Clare, TUG NY, FMI Blocker, FMI Holdco and Sea Master Hong Kong, free and clear of all Liens of any kind, except as permitted hereunder.

            (b) On or before the Effective Date, all actions and proceedings, required by the Acquisition Documents, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if required) to be taken on or before the Effective Date have been taken and the transactions required to be consummated on or before the Effective Date thereunder have been duly and validly taken and consummated.

            (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Acquisition Documents and no governmental or other action or proceeding has been commenced or, to the best of the knowledge of any Loan Party, threatened, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Acquisition Documents.

      Section 5.31 ACQUISITION DOCUMENTS.

            (a) Borrowers and Guarantors have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Acquisition Documents.

            (b) The Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.

            (c) None of the Acquisition Documents have been amended or otherwise modified without the prior written consent of Agent.

            (d) The execution, delivery and performance of the Acquisition Documents have been duly authorized by all necessary action on the part of Parent and each of its Subsidiaries that is a party thereto and to the best of the knowledge of Borrowers and Guarantors, each other party thereto. Each of the Acquisition Documents is the legal, valid and binding obligation of the parties thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting creditors' rights generally. All actions taken by Parent and its Subsidiaries pursuant or in connection with the purchase of the TUG Acquisition Assets


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and the Capital Stock of TUG NY, Clare, FMI Blocker, FMI Holdco and Sea Master
Hong Kong have been taken in compliance with the terms of the Acquisition Documents.

            (e) No party to any of the Acquisition Documents is in default with respect to any of its obligations under such Acquisition Documents in any material respect and all representations and warranties made by the parties thereto in the Acquisition Documents and in the certificates delivered in connection therewith are true and correct as of the date hereof, except as waived in writing with the approval of Agent. The reports, financial statements, certificates and other written information with respect to the purchase of the TUG Acquisition Assets and the Capital Stock of TUG NY, Clare, FMI Blocker, FMI Holdco and Sea Master Hong Kong in connection with the Acquisition Documents, furnished to Agent by Borrowers, taken as a whole (as modified or supplemented by other written information so furnished), do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

      Section 5.32 ANTI-TERRORISM LAWS AND ANTI-MONEY LAUNDERING LAWS.

            (a) No Borrower, Guarantor or its Subsidiaries are, and after making due inquiry no Person who owns a controlling interest in or otherwise controls any Borrower or Guarantor or such Subsidiary is or shall be, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list (collectively, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders").

            (b) No Borrower, Guarantor or its Subsidiaries (i) is a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or (ii) is a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Orders or (iii) is affiliated or associated with a Person or entity listed in the preceding clause (i) or clause (ii). To the knowledge of Borrowers and Guarantors, no Borrower, Guarantor or its Subsidiaries or Affiliates, nor any brokers or other agents acting in any capacity in connection with the Loans hereunder (A) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (B) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (c) To the best of the knowledge of Borrowers or Guarantors after due inquiry, no Borrower, Guarantor or its Subsidiaries nor any holder of a direct or indirect interest in any Borrower, Guarantor or any Subsidiary (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. ss.ss. 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money


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Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

      Section 5.33 MERGERS.

            (a) The Merger is valid and effective in accordance with the terms of the Merger Agreements, and the corporation statutes of the State of Delaware and MLI is the surviving corporation pursuant to the Merger.

            (b) All actions and proceedings required by the Merger Agreements, applicable law and regulations (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder had been duly and validly taken and consummated.

            (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

            (d) Borrowers and Guarantors have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Merger Agreements.

      Section 5.34 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS; NO DEFAULt. All representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct at the time as of which such representations were made and on the Effective Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct to the extent required hereunder or under the other Loan Documents on and as of such earlier date).

                                   ARTICLE VI
                            COVENANTS OF LOAN PARTIES

      Section 6.01 AFFIRMATIVE COVENANTS. On and after the Effective Date, unless and until the Obligations have been Paid in Full, each Borrower and Guarantor will, and will cause each Subsidiary to, unless in each case the Required Lenders shall otherwise consent in writing:

            (a) REPORTING REQUIREMENTS. Furnish to Agent and, upon Agent's request, each Lender:

                  (i) as soon as available and in any event within thirty (30) days after the end of each fiscal month of Parent and its Subsidiaries (A) commencing with the first month of Parent and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of Parent and its Subsidiaries as at the end of such month setting forth in comparative form any projections with respect thereto previously provided to Agent and Lenders, and (B) on and after the end of the first twelve (12) months of Parent and its Subsidiaries ending after the Effective Date, for the period commencing


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at the end of the immediately preceding Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year setting forth in comparative form any projections with respect thereto, in each case all in reasonable detail and certified by an Authorized Officer of Parent as fairly presenting, in all material respects, the financial position of Parent and its Subsidiaries on a consolidated basis as of the end of such month and the results of operations and cash flows of the Parent and its Subsidiaries on a consolidated basis for such month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Parent and its Subsidiaries furnished to Agent and Lenders, subject to the absence of footnotes and normal year-end adjustments;

                  (ii) as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, and on and after the end of the first Fiscal Year of Parent and its Subsidiaries ending after the Effective Date, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year and for any projections with respect thereto previously provided to Agent and Lenders, in each case, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of nationally recognized standing selected by Parent and satisfactory to Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of
Section 6.03), together with a written statement of such accountants to a Borrower (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default in each case under Section
6.03 hereof and (2) if such accountants shall have obtained any knowledge of the existence of such an Event of Default or such Default, describing the nature thereof. The acceptance by Agent of an opinion from a firm of independent certified public accountants shall not be construed to in any way limit the right of Agent thereafter to determine that such firm is not acceptable to it for purposes of this Section.

                  (iii) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i) and (ii) of this Section 6.01(a), a certificate substantially in the form of Exhibit B hereto of an Authorized Officer of Parent (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of


                                       89
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existence thereof and the action which Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations of the financial covenants set forth in Section 6.03.

                  (iv) as soon as available and in any event within three (3) Business Days after the end of each fiscal month commencing with the first fiscal month ending after the Effective Date or more frequently as Agent may from time to time require (but in no event more frequently than weekly, so long as no Default or Event of Default shall exist or have occurred and be continuing), a Borrowing Base Certificate substantially in the form of Exhibit F hereto, current as of the close of business on the last day of the immediately preceding fiscal month, supported by schedules showing the derivation thereof and containing such detail and other information as Agent may request from time to time; PROVIDED, THAT, (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by Agent up to but not including the date on which a subsequent Borrowing Base Certificate is received by Agent, unless Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to Administrative Borrower and (B) in the event of any conflict or inconsistency between the calculation of the Revolving Loans and Letters of Credit available to Borrowers as set forth in any Borrowing Base Certificate and as determined by Agent, the determination of Agent shall govern and be conclusive and binding upon Borrowers absent manifest error;

                  (v) within sixty (60) days after the date hereof, the unaudited opening balance sheet of MLI and its Subsidiaries after giving effect to the Merger, the Acquisitions and the other transactions contemplated herein and within ninety (90) days after the end of the Fiscal Year of Parent and its Subsidiaries ending December 31, 2006, (A) the audited consolidated opening balance sheet of TUG USA and its Subsidiaries as of the Effective Date, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with GAAP, of independent certified accountants of nationally recognized standing selected by MLI and acceptable to Agent, and (B) a valuation of the assets of Parent and its Subsidiaries after giving effect to the Merger, the Acquisitions and the other transactions contemplated herein prepared in accordance with GAAP by independent certified accountants of nationally recognized standing selected by MLI and acceptable to Agent;

                  (vi) (A) as soon as available and in any event not later than twenty (20) days prior to the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2008), financial projections (including, without limitation, projected balance sheets, statements of operations and cash flows), supplementing and superseding the financial projections referred to in Section 5.07(c)(ii), prepared on a monthly basis and otherwise in form and substance satisfactory to Agent, for the immediately succeeding Fiscal Year for Parent and its Subsidiaries and (B) as soon as available and in any event not later than forty-five (45) days prior to the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2007), financial projections (including, without limitation, projected balance sheets, statements of operations and cash flows), supplementing and superseding the financial projections referred to in
Section 5.07(c)(i), prepared on a quarterly basis and otherwise in form and substance satisfactory to Agent, for each remaining quarterly period in such Fiscal Year, all such financial projections to be on a reasonable basis and in good faith, and to be based on assumptions


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believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                  (vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                  (viii) as soon as possible, and in any event within three (3) days after the occurrence of any Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of Administrative Borrower setting forth the details of such Event of Default or Default or other event or development that could reasonably be expected to have a Material Adverse Effect and the action which Parent or any of its Subsidiaries proposes to take with respect thereto;

                  (ix) (A) as soon as possible and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Benefit Plan has occurred, (2) any other Termination Event with respect to any Employee Benefit Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Benefit Plan, a statement of an Authorized Officer of Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Employee Benefit Plan or to have a trustee appointed to administer any Employee Benefit Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Benefit Plan and Multiemployer Plan, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to any Employee Benefit Plan, notice that such required installment has not been made, (E) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA,
(F) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof, and (G) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know than any of its Plans has an Unfunded Current Liability which when aggregated with the Unfunded Current Liability of all other Plans is in excess of $2,000,000;


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

                  (x) promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (xi) upon the sending or promptly after the receipt thereof, all notices, certificates and financial statements delivered to or to be delivered by Parent or any of its Subsidiaries under the terms of the Acquisition Documents;

                  (xii) promptly after the sending or filing thereof, copies of all statements, reports and other material information any Loan Party sends to any holder of its Indebtedness in excess of $2,500,000 or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                  (xiii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                  (xiv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as Agent may from time to time reasonably request.

            (b) ADDITIONAL GUARANTIES AND COLLATERAL SECURITY.

                  (i) Cause each Subsidiary of any Loan Party not in existence on the Effective Date (other than SeaMaster China at such time as it becomes a Subsidiary) to execute and deliver to Agent, each in form and substance satisfactory to Agent, promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (1) if certificated, certificates evidencing (aa) all of the Capital Stock of any Person organized under the laws of the United States of America and owned by such Subsidiary or (bb) sixty-five (65%) percent of the Capital Stock of any Person organized under the laws of a jurisdiction other than the United States of America and owned by such Subsidiary, (2) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed executed in blank with signature guaranteed, and (3) such opinion of counsel as Agent may reasonably request, (D) to the extent that such Subsidiary has any interest in real property having a Current Value in excess of $250,000 in the case of a fee interest or requiring the payment of annual rent exceeding in the aggregate $250,000 in the case of a leasehold interest, upon the request of Agent or at the direction of Required Lenders, each in form and substance satisfactory to
Agent: (1) Mortgages with respect to such real property and related assets located at the real property, each duly executed by such Person and in recordable form; (2) evidence of the recording of such Mortgages in such office or offices as may be necessary or, in the opinion of Agent, desirable to create and perfect a valid and enforceable first priority Lien (subject to Permitted Liens) on the real property and related assets intended to be covered thereby or to otherwise protect the rights of Agent and Lenders thereunder, (3) a Title Insurance Policy, (4) a survey of such real property, certified to Agent and to the issuer of the


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

Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to Agent, (5) Phase I environmental site assessments with respect to such real property, certified to Agent by a company satisfactory to Agent, and (6) such other documents or instruments (including guarantees and opinions of counsel) as Agent may require, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations, except as Agent may otherwise agree; and

                  (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with
(A) if certificated, certificates evidencing (1) all of the Capital Stock of any such Subsidiary organized under the laws of the United States of America, or (2) sixty-five (65%) percent of the Capital Stock of any such Subsidiary organized under the laws of a jurisdiction other than the United States of America, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel as Agent may reasonably request and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by Agent.

            (c) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations, judgments and orders (including, without limitation, all Environmental Laws) in each case material to the conduct of its business and operations, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, in each case except (A) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, (B) to the extent that such Lien would constitute a Permitted Lien and (C) to the extent set forth on Schedule 5.10; provided, that, in the case of (A), (B) and (C) Agent may establish such Reserves as it determines in respect of such claims and in the case of (A) and (B) only, the right to exercise any remedies pursuant to such Lien shall at all times be effectively stayed.

            (d) PRESERVATION OF EXISTENCE, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, where the failure to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect.

            (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.


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

            (f) INSPECTION RIGHTS. Permit, and cause each of its Subsidiaries to permit, Agent and representatives of Agent at any time and from time to time during normal business hours so long as no Default or Event of Default shall exist or have occurred and be continuing and at any time a Default or an Event of Default shall exist or shall have occurred and be continuing, no more than two (2) times in any twelve (12) month period so long as no Default or Event of Default shall exist or have occurred and be continuing, but otherwise as Agent may request, at the expense of Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, Accounts, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, phase I environmental site assessments or examinations (and, if requested by Agent based upon the results of any such phase I environmental site assessment, and after the occurrence and during the continuance of an Event of Default, a phase II environmental site assessment) and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Each Loan Party shall promptly furnish to Agent and Lenders all financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of the Loan Parties, and Administrative Borrower shall notify the auditors and accountants of the Loan Parties that Agent is authorized to obtain such information directly from them. Each Loan Party hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Agent's request and at Loan Parties' expense, copies of the financial statements of any Loan Party and any reports or final (and not draft) management letters prepared by such accountants or auditors on behalf of any Loan Party and to disclose to Agent and Lenders such information as they may have regarding the business of any Loan Party. Such information provided by the accountants or auditors shall be subject to Section 11.20 hereof to the extent applicable thereto. From time to time upon Agent's request, but no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may, or at the direction of Required Lenders shall, request on or after an Event of Default, Borrowers and Guarantors shall, at the expense of Borrowers, deliver or cause to be delivered to Agent and Lenders (1) written appraisals as to any of the assets or properties of Parent or any of its Subsidiaries in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely and (2) any third party evaluations of the earnings or other aspects of the performance of Parent and its Subsidiaries.

            (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply in all material respects at all times with the provisions of all material Leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder. Nothing in this Section 6.01(g) shall prohibit (i) any Permitted Disposition or (ii) any merger or consolidation to the extent permitted under
Section 6.02(d) hereof.

            (h) MAINTENANCE OF INSURANCE.

                  (i) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without


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limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope satisfactory to Agent; PROVIDED, THAT, the aggregate book value of Collateral located on any real property leased or owned by any Loan Party in respect of which insurance is not maintained in accordance with this Section 6.01(h) shall not exceed $1,000,000 at any time. All policies covering the Collateral are to be made payable to Agent for the benefit of Agent and Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as Agent may require to fully protect the interests of Agent and Lenders in the Collateral and to any payments to be made under such policies.

                  (ii) In the event of a Property Loss Event with respect to Real Property or Equipment, (except as otherwise provided below), if any of the Equipment or any portion of any building, structure or other improvement on any Real Property is lost, physically damaged or destroyed, upon the written request of Administrative Borrower, Agent shall release the Net Cash Proceeds from insurance received by Agent based on a claim by any Borrower, Guarantor or Subsidiary as a result of such loss, damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment or building, structure or improvement; PROVIDED, THAT, all of the following conditions are satisfied: (A) no Default or Event of Default shall exist or have occurred and be continuing, (B) the amount of the insurance proceeds are sufficient, in Agent's good faith determination, to effect such repair, refurbishing or replacement in a satisfactory manner, (C) such proceeds shall be used only to repair, refurbish or replace such Equipment or building, structure or improvement and all related expenses and costs in connection therewith within one hundred eighty (180) days after receipt by Parent or any of its Subsidiaries of such proceeds, (D) Agent shall have a first priority perfected Lien (subject to Permitted Liens) on such replacement (or repaired or restored) property or assets, (E) the aggregate amount of such proceeds in excess of the amount necessary to repair, refurbish or replace such replacement (or repaired or restored) property or assets shall be applied to the Obligations in such order and manner as Agent determines, (F) Agent shall have received within ten (10) days after Agent notifies Administrative Borrower that Agent has received any proceeds of insurance (or if Parent or any Subsidiary receives any such proceeds, then within ten (10) days after Parent or such Subsidiary receives such proceeds, which shall be delivered to Agent), a certificate duly executed by an Authorized Officer of Administrative Borrower addressed to Agent stating that such proceeds shall be used to repair, refurbish or replace such Equipment or building, structure or improvement, (G) if all or any portion of such proceeds are not so used or being used within such one hundred eighty (180) day period, Agent shall apply such unused proceeds to the Obligations; (H) as to a Property Loss Event with respect to assets of any Borrower or Guarantor, until such time as the proceeds are so used, such proceeds will be held in a deposit account or investment account that is subject to a Control Agreement and released upon receipt of written request of Administrative Borrower that such proceeds are to be so used and so long as no Default or Event of Default exists or has occurred and is continuing, and (I) notwithstanding anything to the contrary contained herein, at any time a Default or Event of Default exists or has occurred and is continuing, any such proceeds may be applied to the Obligations.


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

                  (iii) All certificates of insurance are to be delivered to Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Agent and such other Persons as Agent may designate from time to time, and shall provide for not less than ten (10) days' prior written notice to Agent of the exercise of any right of cancellation as a result of the failure to pay premiums and not less than thirty (30) days' prior written notice to Agent of the exercise of any other right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers' expense and without any responsibility on Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right, in the name of Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, give receipt and acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

            (i) OBTAINING OF PERMITS, ETC. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in the proper conduct of its business where the failure to obtain, maintain, preserve or renew such permits, licenses, authorizations, approvals, entitlements and accreditations has or could reasonably be expected to have a Material Adverse Effect.

            (j) ENVIRONMENTAL. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) provide Agent written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws to abate such Release; and (iii) provide Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect, (iv) comply, and cause each of its Subsidiaries to comply with Environmental Laws and provide to Agent any documentation of such compliance which Agent may reasonably request; and (v) defend, indemnify and hold harmless Agent and Lenders and their respective transferees, and their respective employees, Agent, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D)


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any violation of any Environmental Law by a Loan Party or any of its
Subsidiaries and/or (E) any Environmental Action filed against Agent or any Lender.

            (k) FURTHER ASSURANCES. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or, to the extent not expressly prohibited by the Loan Documents, any other property of any Loan Party and its Subsidiaries (other than AmeRussia, Sea Master Hong Kong and SeaMaster China upon it becoming a Subsidiary), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto Agent, each Lender and Issuing Bank the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party
(i) authorizes Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed prior to the date hereof. Without limiting any other rights and remedies of Agent under this Agreement, Agent may, at its option and after consultation with Administrative Borrower, make payments to satisfy the judgment filed by the New Jersey Department of Labor on December 13, 2005 against FMII in favor of the State of New Jersey and each Loan Party acknowledges and agrees that Agent is authorized to charge the Loan Account for such payments which shall constitute Revolving Loans hereunder.

            (l) CHANGE IN COLLATERAL; COLLATERAL RECORDS. (i) Give Agent not less than thirty (30) days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 5.27 or any of the locations of Collateral otherwise permitted under Section 5.27 and with respect to which Agent has filed financing statements and otherwise fully perfected its Liens thereon as provided for in the Security Agreements, (ii) advise Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to Agent for the benefit of Agent and Lenders from time to time, solely for Agent's convenience in maintaining a record of Collateral, such written statements and schedules as Agent may require, designating, identifying or describing the Collateral.

            (m) LANDLORD WAIVERS. At any time that any Collateral with a book value in excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) or as to any location of the chief executive office or principal location of books and records of a Loan Party, in any case which real property is not owned by a Loan Party, use commercially reasonable efforts to obtain Collateral Access Agreements; PROVIDED, THAT, (A) in


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the event Loan Parties are unable to obtain any such Collateral Access Agreement
Agent may, in its reasonable discretion, establish such Reserves as it deems necessary with respect to any such Collateral (which shall be in addition to, and not in limitation of, the right of Agent to establish Reserves with respect to leased locations where a Loan Party may not be required under the terms hereof to obtain a Collateral Access Agreement from the owner or lessor of such premises) and (B) as to the leased premises of Glare at 16905 South Keegan Ave, Carson, California, no such Collateral Access Agreement shall be required unless any Collateral with a book value in excess of $500,000 is located there on or after February 1, 2007 (and in such event, Borrowers and Guarantors shall promptly make arrangements to provide such Collateral Access Agreement to Agent and otherwise comply with the terms hereof as to such location).

            (n) SUBORDINATION. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to Agent and Lenders and promptly upon Agent's request, deliver to Agent a subordination agreement in form and substance satisfactory to Agent duly authorized, executed and delivered by such Borrower or Guarantor and Affiliate, provided, that the foregoing requirement to deliver a subordination agreement shall not apply to
(i) the earn-outs and deferred purchase price payments under the Acquisition Documents or in connection with Permitted Acquisitions, in each case which shall at all times be subject to clauses (c) and (d) of the definition of "Permitted Indebtedness" and the provisions of Section 6.02(i)(vi) hereof and otherwise satisfy the requirements of, and shall be, Subordinated Indebtedness (except for the right of payment which shall be subordinated solely to the extent and in accordance with Section 6.02(i)(vi)), other than for the delivery to Agent of such a subordination agreement, provided, that, such Indebtedness and all payments thereof shall be expressly subject to the limitations and conditions applicable thereto set forth in this Agreement as acknowledged and agreed by the person to whom such amounts are owing on terms and conditions satisfactory to Agent, (ii) the Special Incentive Bonus payments under the Acquisition Documents or in connection with the Permitted Acquisitions, in each case which shall at all times be subject to clauses (i) and (j) of the definition of "Permitted Indebtedness" and the provisions of Sections 6.02(i)(vi) and 6.02(vii) and otherwise satisfy the requirements of, and shall be, Subordinated Indebtedness (except for the right of payment which shall be subordinated solely to the extent and in accordance with Section 6.02(i)(vii)), other than for the delivery to Agent of such a subordination agreement, provided, that, such Indebtedness and all payments thereof shall be expressly subject to the limitations and conditions applicable thereto set forth in this Agreement as acknowledged and agreed by the person to whom such amounts are owing on terms and conditions satisfactory to Agent and (iii) Indebtedness owing by a Borrower, a Guarantor, or a Subsidiary that is not a Borrower or Guarantor, to a Borrower.

            (o) AFTER ACQUIRED REAL PROPERTY.

                  (i) Upon the acquisition by any Loan Party after the date hereof of any interest in any real property wherever located (each such interest being an "After Acquired Property") (A) with a Current Value (as defined below) in excess of $250,000 in the case of a fee interest or (B) requiring the payment of annual rent exceeding in the aggregate $250,000 in the case of a leasehold interest, promptly so notify Agent, setting forth with reasonable specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and an appraisal or such Loan Party's good-faith estimate of the current


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value of such real property (for purposes of this Section, the "Current Value").
Agent may, or at the direction of Required Lenders shall, notify such Loan Party that Agent intends to require a Mortgage and the other documents referred to below.

                  (ii) Upon receipt of such notice requesting a Mortgage, in addition thereto, the Person which has acquired such After Acquired Property shall promptly furnish to Agent the following, each in form and substance satisfactory to Agent: (A) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (B) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of Agent, desirable to create and perfect a valid and enforceable first priority Lien (subject to Permitted Liens) on the real property and related assets intended to be covered thereby or to otherwise protect the rights of Agent and Lenders thereunder, (C) a Title Insurance Policy, (D) a survey of such real property, certified to Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to Agent, (E) Phase I environmental site assessments with respect to such real property, certified to Agent by a company satisfactory to Agent, and (F) such other documents or instruments (including guarantees and opinions of counsel) as Agent may require. Borrowers shall pay all fees and expenses, including attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 6.01(o).

            (p) FISCAL YEAR. Cause the Fiscal Year of the Parent and its Subsidiaries to end on or about December 31 of each calendar year unless Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

            (q) BORROWING BASE. Maintain all Revolving Loans and Letter of Credit Obligations in compliance with the then current Borrowing Base.

            (r) COMPLIANCE WITH ANTI-TERRORISM LAWS AND ANTI-MONEY LAUNDERING LAWS. Borrowers and Guarantors shall immediately notify Agent if, after due inquiry, any Borrower or Guarantor obtains knowledge that any holder of a direct or indirect interest in any Borrower, Guarantor or any Subsidiary, or any director, manager or officer of any of such holder, (i) has been listed on any of the Lists, (ii) has become a Designated Person, (iii) is under investigation by any governmental authority for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (iv) has been assessed civil penalties under any Anti-Money Laundering Laws, or (v) has had funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Borrower and Guarantor has taken, and agrees that it shall continue to take, reasonable measures (including, without limitation, the adoption of adequate policies, procedures and internal controls) appropriate to the circumstances (in any event as required by applicable requirements of law), to ensure that such Person is and shall be in compliance with all current and future Anti-Money Laundering Laws and Anti-Terrorism Laws and applicable laws and regulations and governmental guidance for the prevention of terrorism, terrorist financing and drug trafficking.


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            (s) FILING WITH THE SEC. File the Form 8-K and any other statement, report or other information required in respect of the Merger with the SEC promptly after the consummation of the Merger in accordance with applicable securities laws.

            (t) POST-CLOSING ACTIONS.

                  (i) On or before November 30, 2006, furnish to Agent, (A) evidence of life insurance with respect to Robert A. Agresti, in a form satisfactory to Agent, with such endorsements as to the named insureds or loss payees thereunder as Agent may request and (B) a collateral assignment of life insurance policy with respect to the life insurance policies arranged by Borrowers with respect to Robert A. Agresti, executed by each Borrower as applicable.

                  (ii) Furnish to Agent promptly upon any Borrower arranging or obtaining life insurance with respect to any employee, (A) evidence of such life insurance, in a form satisfactory to Agent, with such endorsements as to the named insureds or loss payees thereunder as Agent may request and (B) a collateral assignment of life insurance policy with respect to the life insurance policy arranged by Borrowers with respect to such employee, executed by each Borrower as applicable.

                  (iii) On or before March 31, 2007, furnish to Agent, either
(A) consents to the assignments of the contracts listed on Schedule 6.01(t)(iii) hereto pursuant to the applicable Acquisition or (B) new contracts with the same parties or other parties engaged in the same or similar business to replace such contracts.

                  (iv) On or before December 31, 2006, furnish to Agent evidence, in form and substance satisfactory to Agent, that all deposit accounts and investment accounts of Borrowers and Guarantors are closed with no funds held therein or credited thereto and thereafter subject to standing instructions that any amounts remitted to such accounts are to be forwarded to a deposit account or investment account of a Borrower or Guarantor at Bank of America that is subject to a Control Agreement and, in the case of a deposit account, either a Cash Management Account or Concentration Account, other than (A) deposit accounts or investment accounts at Bank of America that are subject to a Control Agreement duly authorized, executed and delivered by such bank and Borrower or Guarantor to Agent, (B) deposit accounts or investment accounts of Subsidiaries that are not a Loan Party, (C) deposit accounts specifically and exclusively used for petty cash so long as the aggregate balance of the funds on deposit in all of such petty cash deposit accounts shall not exceed $250,000 at any time and no Default or Event of Default shall exist or have occurred and be continuing, and (D) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party's employees.

                  (v) Use its reasonable efforts to consummate the acquisition of all Capital Stock of SeaMaster China or substantially all of its business and to promptly obtain (A) all necessary governmental, regulatory and shareholder approvals of such acquisition on terms satisfactory to Agent and (B) all other required permits and licenses to operate the business of providing ocean, air and land transportation services in China to major retailers, wholesalers, importers and domestic manufacturers in the Transpacific and South African trade lanes as an


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international freight agency, at each branch office or other office operating in
Asia, if and when required.

                  (vi) On or before December 31, 2006, have sent all notices required as a result of the Acquisitions in connection with certain licenses for the businesses of Borrowers and Guarantors as set forth on Schedule 6.01(t)(vi) hereto.

                  (vii) On or before November 30, 2006, furnish to Agent a survey of the mortgaged real property located at 800 Federal Boulevard, Carteret, New Jersey 07008, in form and substance reasonably satisfactory to Agent and to the issuer of the Title Insurance Policy.

                  (viii) On or before November 30, 2006, furnish to Agent evidence, in form and substance satisfactory to Agent, that FMI Blocker has been merged with or consolidated into a Borrower or Guarantor and that such Borrower or Guarantor is the surviving entity or that articles of dissolution have been filed for FMI Blocker or that FMI Blocker has been sold and all of its assets have been transferred to a Borrower prior to such sale on terms and subject to conditions satisfactory to Agent; PROVIDED, THAT, if such merger or consolidation is not consummated, such articles of dissolution have not been filed or FMI Blocker has not been sold and all of its assets have not been transferred to a Borrower in accordance with this Section 6.01(t)(viii) by no later than November 30, 2006, FMI Blocker shall by no later than November 30, 2006 execute and deliver to Agent (A) a joinder agreement pursuant to which FMI Blocker becomes a party to this Agreement as a Borrower or Guarantor as determined by Agent at its option, (B) Security Agreements, (C) if FMI Blocker has any Subsidiaries, a Pledge Agreement together with (1) if certificated, certificates evidencing (aa) all of the Capital Stock of any Person organized under the laws of the United States of America and owned by FMI Blocker or (bb) sixty-five (65%) percent of the Capital Stock of any Person organized under the laws of a jurisdiction other than the United States of America and owned by FMI Blocker, (2) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, and (3) such opinion of counsel as Agent may reasonably request, (D) to the extent that FMI Blocker has any interest in real property having a Current Value in excess of $250,000 in the case of a fee interest or requiring the payment of annual rent exceeding in the aggregate $250,000 in the case of a leasehold interest, upon the request of Agent or at the direction of Required Lenders, each in form and substance satisfactory to Agent: (1) Mortgages with respect to such real property and related assets located at the real property, each duly executed by FMI Blocker and in recordable form; (2) evidence of the recording of such Mortgages in such office or offices as may be necessary or, in the opinion of Agent, desirable to create and perfect a valid and enforceable first priority Lien (subject to Permitted Liens) on the real property and related assets intended to be covered thereby or to otherwise protect the rights of Agent and Lenders thereunder, (3) a Title Insurance Policy, (4) a survey of such real property, certified to Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to Agent, (5) Phase I environmental site assessments with respect to such real property, certified to Agent by a company satisfactory to Agent, and (6) such other documents or instruments (including guarantees and opinions of counsel) as Agent may require, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that FMI Blocker shall become


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bound by all of the terms, covenants and agreements contained in the Loan
Documents and that all property and assets of FMI Blocker shall become Collateral for the Obligations, except as Agent may otherwise agree.

                  (ix) Cause no less than $20,000,000 of the proceeds from the transactions pursuant to the Noteholder Documents and the PIPE Documents to be held in escrow by Law Debenture until delivery to Agent of the Control Agreements required under Section 7.01 and in the event that such Control Agreements are not received by Agent on or before November 20, 2006, to transfer such funds to such investment or other account as Agent may specify to be held as cash collateral by or on behalf of Agent (including an account at Law Debenture). Agent shall hold such funds as cash collateral and release such funds to Administrative Borrower at such time as the Control Agreements required under Section 7.01 are effective, except if any other Event of Default shall occur.

      Section 6.02 NEGATIVE COVENANTS. On and after the Effective Date, unless and until the Obligations have been Paid in Full, no Borrower or Guarantor shall, or shall permit any Subsidiary to, unless in each case the Required Lenders shall otherwise consent in writing:

            (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of Accounts) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

            (b) INDEBTEDNESS. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

            (c) SALE OF ASSETS. Sell, issue, assign, transfer, convey, lease or sublease, license or otherwise dispose of, or permit any Subsidiary to sell, issue, assign, transfer, convey, lease or sublease, license or otherwise dispose of, in each case whether in one transaction or a series of related transactions, all or any part of its business, property or assets, or any interest therein, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit or suffer any other Person to acquire any interest in its business, assets or property (or agree to do any of the foregoing); except:

                  (i) the sale by any Borrower or Guarantor or any of their respective Subsidiaries of any inventory in the ordinary course of business;


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

                  (ii) the sale or other disposition by any Borrower or Guarantor or any of their respective Subsidiaries of obsolete or discontinued inventory, and the sale or other disposition by any Borrower or Guarantor or any of their respective Subsidiaries of obsolete or worn-out Equipment, in each case, in the ordinary course of business, whether now owned or hereafter acquired, PROVIDED, THAT, the aggregate amount of any such assets sold in any Fiscal Year shall not exceed $1,000,000;

                  (iii) in addition to sales permitted under clause (ii) above, the sale or other disposition of Equipment or Real Property or of equipment or real property of a Subsidiary of Parent that is not a Borrower or Guarantor; PROVIDED, THAT, each of the following conditions is satisfied as to with respect thereto: (A) such proceeds as to any individual sale do not exceed $250,000; (B) as to an Asset Sale of Real Property or Equipment of any Borrower or Guarantor, such proceeds from all such Asset Sales with respect to assets of Borrower and Guarantor during any year shall not, after giving effect to such Asset Sale, in the aggregate exceed $1,000,000; (C) in the case of the sale or other disposition of Equipment or Real Property, the proceeds are used to purchase other Real Property or Equipment that will be free and clear of any Lien, except for Permitted Liens; (D) such new Real Property or Equipment is and continues to be subject to the first priority perfected Lien of Agent (subject to applicable Permitted Liens); (E) such new Real Property or Equipment is purchased within one hundred eighty (180) days after the sale or other disposition of the Equipment or Real Property that was subject to such Asset Sale; (F) if all or any portion of such proceeds are not so used within such one hundred eighty
(180) day period, Agent shall apply such unused proceeds to the Obligations in accordance with Section 3.03(i) above or earlier upon an Event of Default; and
(G) as to an Asset Sale of Real Property or Equipment of any Borrower or Guarantor, until such time as the proceeds are so used and so long as no Default or Event of Default exists or has occurred and is continuing (1) such proceeds will be held in a deposit account or investment account that is subject to a Control Agreement and only released from such account for the payment of the purchase price of such new Real Property or Equipment, or (2) a reserve against Availability shall be established under the Revolving Credit Facility and, in either case, released upon receipt of written request of Administrative Borrower certifying that such proceeds are to be so reinvested;

                  (iv) the sale, assignment, lease or sublease, license or other disposition of property by any Borrower, Guarantor or any other Subsidiary of Parent to any Borrower; PROVIDED, THAT, (A) such sale or other disposition is permitted under Section 6.02(k) hereof, and (B) such property is subject to a perfected, first priority Lien in favor of Agent (subject to Permitted Liens);

                  (v) any disposition permitted under Section 6.02(d) hereof;

                  (vi) the non-exclusive License of Intellectual Property rights (including, without limitation, Licenses) granted to a customer of any Borrower or Guarantor in the ordinary course of business, substantially consistent with past practice and not interfering in any material respect with the conduct of the business of any Borrower or Guarantor;

                  (vii) any lease or sub-lease of Real Property to any Person other than a Borrower on terms and subject to conditions consistent with the market with respect to such lease or sub-lease at such time;


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                  (viii) an Asset Sale of Equipment or Real Property that is part of the consideration for a Permitted Acquisition and each of the conditions to such Permitted Acquisition are satisfied, PROVIDED, THAT, the aggregate value of all such Equipment or Real Property subject to all of such Asset Sales, shall not exceed $1,000,000 and as of the date thereof and after giving effect thereto on a pro forma basis, no Default or Event of Default shall exist or have occurred and be continuing;

                  (ix) issuances and sales of Capital Stock to the extent permitted under Section 6.02(l) below;

                  (x) any Permitted Lien;

                  (xi) an Asset Sale of Equipment or Real Property as a contribution to an Affiliate as an investment in such Affiliate to the extent permitted under Section 6.02(f)(vi) hereof;

                  (xii) the transfer of funds as a payment on Indebtedness owing by or to a Borrower, Guarantor or any other Subsidiary of Parent to the extent not otherwise prohibited hereunder; and

                  (xiii) investments and capital contributions to the extent permitted under Section 6.02(f) hereof.

            (d) MERGERS AND OTHER FUNDAMENTAL CHANGES. Merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it or wind up, liquidate or dissolve, or permit any Subsidiary to do any of the foregoing, except that (i) any Borrower, Guarantor or Subsidiary organized under the laws of a jurisdiction in the United States may merge with and into or consolidate with a Borrower, Guarantor or Subsidiary organized under the laws of a jurisdiction in the United States, and a Borrower, Guarantor or Subsidiary organized under the laws of a jurisdiction outside of the United States may merge with or consolidate with a Borrower, Guarantor or Subsidiary organized under the laws of a jurisdiction outside of the United States that is acceptable to Agent, PROVIDED, THAT, each of the following conditions is satisfied: (A) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Borrower, Guarantor or Subsidiary to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (B) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (C) the rights of Agent and any Lender in any Collateral, including, but not limited to, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation, (D) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (E) upon Agent's request, the surviving entity shall expressly confirm, ratify and assume the Obligations and the Loan Documents in writing, in form and substance satisfactory to Agent, and
(F) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State or equivalent Governmental Authority in the applicable jurisdiction (with a copy as filed promptly after such filing), and (ii) any Borrower, Guarantor or any other Subsidiary of Parent may merge with and into or consolidate with another Person pursuant to a Permitted Acquisition; PROVIDED, THAT, (A) the other party to such merger or consolidation shall be organized under the laws of a jurisdiction, and the surviving entity shall be organized under the laws of a jurisdiction, in each case that is acceptable to Agent, or if such Borrower, Guarantor or any other Subsidiary of Parent is organized under the laws of a jurisdiction in the United States, such other party shall be organized under the laws of a jurisdiction in the United States, (B) the surviving entity shall expressly confirm, ratify and assume the Obligations and the Loan Documents in writing, in form and substance satisfactory to Agent, and
(C) such Borrower or Guarantor shall expressly confirm, ratify and assume the Obligations and the Loan Documents to which such Borrower or Guarantor was a party in writing, in form and substance satisfactory to Agent and (iii) MLI Acquisition Corp. may merge with and into MLI pursuant to the Merger.

            (e) CHANGE IN NATURE OF BUSINESS. Engage in any business, or permit any Subsidiary to engage in any business, other than the businesses of Borrowers, Guarantors and/or any other Subsidiary of Parent on the date hereof and any business reasonably related, similar, ancillary or complementary to the business in which Borrowers, Guarantors or the Subsidiaries of Borrowers or Guarantors are engaged on the date hereof.

            (f) LOANS, ADVANCES, INVESTMENTS, ETC. Make, directly or indirectly, any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, or permit any Subsidiary to do any of the foregoing, except:

                  (i) the Acquisitions contemplated by the Acquisition
Documents;

                  (ii) loans existing on the date hereof as set forth on
Schedule 6.02(f)(ii) hereto, but not any increase in the principal amount thereof as set forth in such Schedule or any other modification of the terms thereof which is less favorable to any of the Loan Parties, Agent or Lenders than the existing terms;

                  (iii) any investment in cash or Cash Equivalents so long as the deposit account, investment account or other account in which such cash or Cash Equivalents are held is subject to a Control Agreement and Agent has a Lien in such account and cash or Cash Equivalents;

                  (iv) loans, capital contributions or other investments by a Borrower to another Borrower after the date hereof; PROVIDED, that, as of the date of any such loan, capital contribution or other investment and after giving effect thereto, the Borrower making such loan, capital contribution or other investment shall be Solvent;

                  (v) loans by a Guarantor to a Borrower after the date hereof; PROVIDED, THAT, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and


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

satisfaction in full of all of the Obligations on terms and conditions reasonably acceptable to Agent, (B) promptly upon Agent's request, Agent shall have received evidence reasonably satisfactory to Agent of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in any of such Indebtedness prior to the end of the then current term of this Agreement, except such Borrower may make such payments PROVIDED, THAT, (1) as of the date of making any such payment and after giving effect thereto, the sum of the Excess Availability plus the Qualified Cash shall have been not less than $3,000,000 for each of the ten (10) consecutive Business Days prior to the date of such payment and shall be not less than $3,000,000 as of the date of such payment (and after giving effect thereto), and (2) as of the date of making any such payment and after giving effect thereto, on a pro forma basis, no Default or Event of Default shall exist or have occurred and be continuing;

                  (vi) loans, capital contributions or other investments by a Borrower or Guarantor to a Subsidiary that is not organized under the laws of a jurisdiction in the United States of America or otherwise to any Subsidiary or Affiliate that is not a Borrower or Guarantor; PROVIDED, THAT, (A) the aggregate amount of all such loans at any time outstanding and all payments made for such capital contributions or other investments shall not, in the aggregate, exceed $10,000,000; (B) as of the date of making any such loan, capital contribution or other investments and after giving effect thereto, the sum of the Excess Availability plus the Qualified Cash shall have been not less than $3,000,000 for each of the ten (10) consecutive Business Days prior to the date of such payment and shall be not less than $3,000,000 as of the date of such payment (and after giving effect thereto), (C) any such loan, capital contribution or other investment shall only be made within thirty (30) days after the payment of a regularly scheduled installment of principal in respect of the Term Loans, (D) upon Agent's request, any obligations arising in connection with loans by a Borrower to a Subsidiary or Affiliate that is not a Borrower or Guarantor shall be secured by a valid and enforceable perfected security interest, lien and fixed and floating charge on the assets of such Subsidiary or Affiliate pursuant to agreements in form and substance satisfactory to Agent and Agent shall have received all of such agreements as duly executed and delivered by such parties, together with such related agreements and documents as Agent may require and (E) as of the date of any such loan, capital contribution or other investment, and after giving effect thereto, on a pro forma basis, no Default or Event of Default shall exist or have occurred and be continuing;

                  (vii) Permitted Acquisitions;

                  (viii) the acquisition by Sea Master Hong Kong (or a wholly owned Subsidiary of Parent organized under the laws of the People's Republic of China formed for such purpose) of the business, assets and/or Capital Stock of SeaMaster China on terms and subject to conditions required hereunder for any Permitted Acquisition and the formation of such Subsidiary; and

                  (ix) dividends, redemptions, repurchases and other distributions permitted under Section 6.02(i) hereof.

            (g) SALE/LEASEBACK TRANSACTIONS. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property in connection with any sale and leaseback transaction.

            (h) CAPITAL EXPENDITURES. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure that would cause the sum of (i) the aggregate amount of the Capital Expenditures made by Parent and its Subsidiaries and (ii) the aggregate amount of purchase money Indebtedness of Parent or any Subsidiary incurred under clause
(f)(A)(1) of the definition of "Permitted Indebtedness" to exceed $5,000,000 in any Fiscal Year.

            (i) RESTRICTED PAYMENTS.

                  (i) Declare or pay any dividend or other distribution, or permit any Subsidiary to declare or pay any dividend or other distribution, in each case directly or indirectly, on account of any Capital Stock of Parent or any Subsidiary, except:

                        (A) any Subsidiary of Parent may pay dividends or make other distributions to a Borrower and any Subsidiary of Parent that is neither a Borrower nor a Guarantor may pay dividends or make other distributions to another Subsidiary of Parent that is neither a Borrower nor a Guarantor;

                        (B) Parent may pay dividends in the form of Capital Stock consisting of common stock or preferred stock otherwise permitted to be issued hereunder (but in no event in the form of redeemable preferred Capital Stock requiring any payment prior to the Final Maturity Date); or

                  (ii) Make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower or Guarantor or any direct or indirect parent of any Borrower or Guarantor, now or hereafter outstanding or make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Borrower or Guarantor, now or hereafter outstanding, except Borrowers and Guarantors may repurchase Capital Stock on account of Special Incentive Bonuses otherwise permitted hereunder and Capital Stock consisting of common stock held by employees, officers and/or directors pursuant to any equity compensation plan, restricted stock plan, employee stock ownership plan or employment agreement upon the termination, retirement or death of any such employee, officers and/or directors in accordance with the provisions of such plan or agreement, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (1) as of the date of the payment for such repurchase and after giving effect thereto on a pro forma basis, no Default or Event of Default shall exist or have occurred and be continuing, (2) such repurchase shall be paid with funds legally available therefor, (3) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (4) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $2,000,000; or


                                      107
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                  (iii) Return any Capital Stock to any shareholders or other equity holders of Parent or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such (other than as permitted pursuant to clauses (i), (ii), (vi), (vii) of this Section 6.02(i) or, in the case of such distribution of property or assets, to the extent not otherwise prohibited hereunder); or

                  (iv) Pay any management fees or any other fees or expenses (including the reimbursement thereof by any Borrower or Guarantor) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Borrower or Guarantor or other Affiliates except any such management fees or any other fees or expenses (A) paid to any Borrower (whether paid by any other Borrower, any Guarantor, any other Subsidiary of Parent or any Affiliate of any Loan Party that is not a Borrower or Guarantor), (B) paid by SeaMaster China to Sea Master Hong Kong and
(C) paid by a Subsidiary of Parent that is neither a Borrower nor a Guarantor to another Subsidiary of Parent that is neither a Borrower nor a Guarantor; or

                  (v) Make any payment (whether for principal or interest or any other amount, and whether an optional prepayment, mandatory payment or otherwise), repurchase, redeem, defease or segregate funds with respect to the Indebtedness of Parent to Noteholders under the Senior Convertible Notes except as permitted in the Intercreditor Agreement; or

                  (vi) Make any payments in respect of the earn-outs and deferred purchase price payments under the Acquisition Documents, or any earn-outs and deferred purchase price payments or other consideration for Permitted Acquisitions arising after the date hereof except (A) as to earn-outs and deferred purchase price payments under the Acquisition Documents, regularly scheduled payments in respect thereof in accordance with the terms of the Acquisition Documents as in effect on the date hereof (but not any prepayments, non-mandatory payments or any payments pursuant to the acceleration or claims of breach or to acquire the obligations, liabilities and indebtedness owing by any Loan Party in respect of the Acquisition Documents or otherwise) and (B) as to earn-outs and deferred purchase price payments for Permitted Acquisitions arising after the date hereof, regularly scheduled payments in respect thereof in accordance with the terms of the applicable agreements with respect thereto as in effect on the date of the execution thereof (but not any prepayments, non-mandatory payments or any payments pursuant to the acceleration or claims of breach or to acquire the obligations, liabilities and indebtedness owing by any Loan Party in respect of the Permitted Acquisition(s) or otherwise); PROVIDED, THAT, in the case of payment as described in each of clauses (A) and (B) above, as of the date of any such payment and after giving effect thereto, each of the following conditions is satisfied: (1) Borrowers shall be in compliance with the financial covenants set forth in Section 6.03 of this Agreement on a pro forma basis after giving effect to the payment as of the last day of the fiscal month most recently ended, and Agent shall have received such certificates and other evidence thereof as it shall request, (2) the sum of Excess Availability plus Qualified Cash shall have been not less than $3,000,000 for each of the ten (10) consecutive Business Days prior to the date of such payment and shall be not less than $3,000,000 as of the date of such payment (and after giving effect thereto and to the incurrence of any Permitted Indebtedness and any Equity Issuance pursuant to the Acquisition(s) or Permitted Acquisition(s), in each case, to the extent permitted hereunder), (3) any such payment shall only be made within sixty (60) days after the payment of a regularly scheduled installment of principal in respect of


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the Term Loans and (4) no Default or Event of Default under Section 8.01(a), (f)
or (g) shall exist or have occurred and be continuing; or

                  (vii) Make any payments in respect of Indebtedness in the form of Special Incentive Bonuses to employees, directors and/or officers of Parent or any Subsidiary and/or to sellers of the Acquired Business or the business, assets or Capital Stock under the Acquisition Documents unless as of the date of any such payment and after giving effect thereto, each of the following conditions is satisfied: (A) Borrowers shall be in compliance with the financial covenants set forth in Section 6.03 of this Agreement on a pro forma basis after giving effect to such payment as of the last day of the fiscal month most recently ended, and Agent shall have received such certificates and other evidence thereof as it shall request, (B) the sum of Excess Availability plus Qualified Cash shall have been not less than $3,000,000 for each of the ten (10) consecutive Business Days prior to the date of such payment and shall be not less than $3,000,000 as of the date of such payment (and after giving effect thereto), (iii) any such payment shall only be made within sixty (60) days after the payment of a regularly scheduled installment of principal in respect of the Term Loans and (iv) no Default or Event of Default under Section 8.01(a), (f) or
(g) shall exist or have occurred and be continuing.

            (j) FEDERAL RESERVE REGULATIONS. Permit any of the Loans or the proceeds of any of the Loans under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

            (k) TRANSACTIONS WITH AFFILIATES. Enter into, renew, extend or be a party to, or permit any Subsidiary to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

                  (i) in the ordinary course of business and to the extent necessary or desirable for the prudent operation of its business and for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof; PROVIDED, THAT, (A) if each party to such transaction is a Borrower, then the consideration and terms may be less favorable to one Borrower to the extent it is more favorable to the other Borrower and the Borrower to whom it is less favorable is Solvent at the time of the transaction or (B) if a party to such transaction is a Borrower and the other is a Guarantor or a Subsidiary or Affiliate that is not a Borrower or Guarantor, the consideration and terms may be less favorable to such Guarantor or Subsidiary or Affiliate;

                  (ii) transactions expressly permitted by Sections 6.02(c), 6.02(f), 6.02(i) or 6.02(l) above; or

                  (iii) loans existing on the date hereof as set forth on
Schedule 6.02(k) hereto, but not any increase in the principal amount thereof as set forth in such Schedule or any other modification of the terms thereof.

            (l) LIMITATION ON ISSUANCE OF CAPITAL STOCK. Issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Capital Stock, any securities


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

convertible into or exchangeable for its Capital Stock or any warrants except for (i) the issuance by Parent of common stock, options or warrants (A) in connection with the Acquisition Documents, (B) pursuant to the Noteholder Documents and the PIPE Documents, (C) the proceeds of which are used to make a substantially contemporaneous payment of the consideration required to be paid for a Permitted Acquisition, or which stock, options or warrants constitute all or a portion of the consideration required to be paid for a Permitted Acquisition (and any such stock, options or warrants, or proceeds, shall in each case be considered in the calculation of the limitation on the amount of consideration that may be paid for Permitted Acquisitions), or (D) pursuant to any equity compensation plan, restricted stock plan, employee stock ownership plan or employment agreement in accordance with the provisions of such plan or agreement, or (ii) the issuance of Capital Stock, options or warrants to a Borrower, Guarantor or other Subsidiary by an Affiliate or Subsidiary pursuant to a capital contribution or other investment by such Borrower, Guarantor or Subsidiary in such Affiliate or Subsidiary that is permitted under this Agreement; PROVIDED, THAT, (1) as of the date of any such issuance or sale under clauses (i)(A), (i)(C), and (ii), and after giving effect thereto, on a pro forma basis, no Default or Event of Default shall exist or have occurred and be continuing and (2) as to any issuance or sale pursuant to the Noteholder Documents referred to in clause (i)(B), such issuance or sale is subject to the terms of the Intercreditor Agreement. Nothing contained in this Section 6.02(l) shall be construed to limit the use of the proceeds of the Equity Issuance under the PIPE Documents or the Noteholder Documents.

            (m) MODIFICATIONS OF INDEBTEDNESS, ORGANIZATIONAL DOCUMENTS AND CERTAIN OTHER AGREEMENTS; ETC.

                  (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its Indebtedness or of any instrument or agreement (including, without limitation, any Noteholder Documents, purchase agreement, indenture, loan agreement or security agreement but excluding, solely for the purposes of this clause (i), any employment agreement to which any Loan Party or any other Subsidiary of Parent is a party) relating to any such Indebtedness, except that such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith; or

                  (ii) except for the Obligations,

                        (A) make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due); provided, that (1) the foregoing shall not apply to Indebtedness owing to a Borrower that is permitted hereunder and (2) the amount of $250,000 paid into escrow on the date hereof that is used to make a payment or prepayment of certain Indebtedness owing to Richard Shannon may be used for such payments or prepayments in accordance with the terms of the arrangements of Borrowers with such person, or


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

                        (B) refinance, replace or exchange any other
Indebtedness for any such Indebtedness (except to the extent of Refinancing Indebtedness expressly permitted by the definition of Permitted Indebtedness), PROVIDED, THAT, as to the refinance, replacement or exchange of any other Indebtedness that is less than $500,000, such Indebtedness may be so refinanced, replaced or exchanged for other Indebtedness, so long as on the date of such refinancing, replacement or exchange and after giving effect thereto (on a pro forma basis), each of the following conditions is satisfied: (1) no Default or Event of Default shall exist or have occurred and be continuing, (2) the sum of Excess Availability plus Qualified Cash shall not be less than $3,000,000, (3) any such refinancing, replacement or exchange shall give rise to Indebtedness that does not exceed the amount of Indebtedness so refinanced, replaced or exchanged and the terms of the Indebtedness arising pursuant to such refinancing, replacement or exchange are no less favorable to Parent, its Subsidiaries, Agent and Lenders than the terms of the Indebtedness being refinanced, replaced, or exchanged, or

                        (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any Asset Sale, Change of Control, issuance and sale of debt securities not constituting Permitted Indebtedness or equity securities or similar event other than payments made in stock or other equity interests permitted hereunder or from the proceeds of an Equity Issuance permitted hereunder, in each case, to pay (i) any consideration (including, without limitation, earn-outs, deferred purchase price payments, other contingent consideration and Special Incentive Bonuses) with respect to an Acquisition or Permitted Acquisition (and any such stock or warrants, or proceeds paid with respect to Permitted Acquisitions, shall in each case be considered in the calculation of the limitation on the amount of consideration that may be paid for Permitted Acquisitions) or (ii) any Permitted Indebtedness to the extent not prohibited hereunder, PROVIDED, THAT, nothing contained in this Section 6.02(m)(ii)(C) shall be construed to limit the use of the proceeds of the Equity Issuance under the PIPE Documents and the Noteholder Documents; or

                  (iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN; provided that Parent may change its name to "Summit Global Logistics, Inc." within forty-five
(45) days after the date hereof, if notice of such name change is immediately provided to Agent, or

                  (iv) amend, modify or otherwise change its certificate of incorporation, articles of association, certificate of formation, limited liability agreement or other organizational documents, including, without limitation, entering into any new agreement with respect to any of its Capital Stock, except that (A) Parent or any of its Subsidiaries may amend, modify or otherwise change any of such organizational documents or enter into any new agreement with respect to any Capital Stock, after written notice to Agent which shall describe such amendment, modification or other change or new agreement so long as such amendment, modification or other change or new agreement are acceptable to Agent and (B) Parent or any of its Subsidiaries may amend, modify or otherwise change such organization documents solely to the extent necessary to reflect any merger or consolidation permitted under Section 6.02(d) hereof.

            (n) INVESTMENT COMPANY ACT OF 1940. Engage in any business, enter into any transaction, use any securities or take any other action, or permit any of its Subsidiaries to do any of the foregoing, that would cause it to become subject to the registration requirements of the


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

Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

            (o) COMPROMISE OF ACCOUNTS. Compromise or adjust any Account (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so, in each case, other than in the prudent conduct of its business.

            (p) PROPERTIES. Permit any property of any Loan Party to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Agent does not have a valid and perfected first priority Lien.

            (q) ERISA. (i) Engage in any transaction described in Section 4069 of ERISA; (ii) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which is greater than $2,000,000; or (iii) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code which is greater than $500,000 on or before the due date for such installment or other payment.

            (r) ENVIRONMENTAL. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials could not reasonably be expected to result in a Material Adverse Effect.

            (s) CERTAIN AGREEMENTS. Agree to any amendment or other change to, or waiver of any of its rights under, any Material Contract (but not including for this purpose any Material Contract subject to Section 6.02(m) or Section 6.02(t)), except for such amendments, changes, or waivers which could not reasonably be expected to have a Material Adverse Effect.

            (t) LIMITATIONS ON RESTRICTIONS AFFECTING SUBSIDIARIES. Create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of a Borrower or Guarantor to
(i) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (ii) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iii) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (iv) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (A) applicable law, (B) this Agreement, (C) the Noteholder Documents and PIPE Documents as in effect on the date hereof, (D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (E) customary provisions restricting the creation, incurrence, assumption or existence of Liens on Equipment financed solely with purchase money indebtedness, (F) any agreement relating to Permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date


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

on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (G) the extension or continuation of contractual obligations in existence on the date hereof; PROVIDED, THAT, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

            (u) AMENDMENT TO ACQUISITION DOCUMENTS. Amend, modify, change, agree to any amendment, modification or other change to (or make any payment consistent with any amendment or other change to) or waive any of its rights under any of the Acquisition Documents.

            (v) NO VIOLATION OF ANTI-TERRORISM LAWS. Borrowers and Guarantors shall not, and shall not permit any Subsidiary to: (i) violate any of the prohibitions set forth in the Anti-Terrorism Laws applicable to any of them or the business that they conduct, (ii) require Agent or Lenders to take any action that would cause Agent or Lenders to be in violation of the prohibitions set forth in the Anti-Terrorism Laws, it being understood that Agent or any Lender can refuse to honor any such request or demand otherwise validly made by a Borrower under this Agreement or any Loan Document, (iii) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person or any other Person identified in any List, (iv) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (v) repay the Loans with any funds derived from any unlawful activity with the result that the making of the Loans would be in violation of law, or (vi) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Administrative Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its reasonable discretion, confirming compliance with this Section 6.02(v)).

            (w) KEY EMPLOYEES. Amend, modify, change, agree to any amendment, modification or other change in each case in any material respect to any employment agreement between any Loan Party and Robert A. Agresti, Robert O'Neill, Gregory DeSaye, Robert Wu, Robert Lee, Paul Shabazian, Peter Stone, Michael DeSaye, Peter Klaver, James Madden, William Knight and Christopher Danbalis or any of their respective successors, without prior written notice to Agent and delivery to Agent of a copy of any such amendment, modification or change.

      Section 6.03 FINANCIAL COVENANTS. Unless and until the Obligations have been Paid in Full, no Borrower or Guarantor shall, unless the Required Lenders shall otherwise consent in writing:

            (a) TOTAL LEVERAGE RATIO. Permit the ratio of Net Senior Indebtedness to Consolidated EBITDA of Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth on
Schedule 6.03(a) hereto to be greater than the applicable ratio for such date set forth on such Schedule; provided, that, (i) for the purposes of calculating the ratio of Net Senior Indebtedness to Consolidated EBITDA under this Section


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6.03(a) for the twelve (12) consecutive months ending December 31, 2006, March
31, 2007, June 30, 2007 and September 30, 2007 respectively, Consolidated EBITDA for the three (3) month period from October 1, 2006 to December 31, 2006 shall be equal to: (A) the amount equal to (1) Consolidated EBITDA for the period from the Effective Date to December 31, 2006 divided by (2) the number of days during such period multiplied by (B) the number of days during the period from and including October 1, 2006 to and including December 31, 2006 and (ii) for the purposes of this Section 6.03(a), the amounts included in respect of the Consolidated EBITDA of Parent and its Subsidiaries for the fiscal quarters ending March 31, 2006, June 30, 2006 and September 30, 2006 shall be equal to $4,652,000, $2,915,000 and $5,217,000 respectively.

            (b) CONSOLIDATED LAST TWELVE MONTHS EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth on Schedule 6.03(b) hereto to be less than the applicable amount for such period set forth on such Schedule; provided, that, (i) prior to the end of the first twelve (12) consecutive month period commencing on the last day of the month prior to the date hereof, such Consolidated EBITDA shall be for the three (3), six (6), and nine (9) month periods as set forth on such Schedule and (ii) for the purposes of calculating Consolidated EBITDA under this Section 6.03(b) for the periods October 1, 2006 to December 31, 2006, October 1, 2006 to March 31, 2007, October 1, 2006 to June 30, 2007 and the twelve (12) consecutive months ending September 30, 2007, Consolidated EBITDA for the three (3) month period from October 1, 2006 to December 31, 2006 shall be equal to: (A) the amount equal to (1) Consolidated EBITDA for the period from the Effective Date to December 31, 2006 divided by
(2) the number of days during such period multiplied by (B) the number of days during the period from and including October 1, 2006 to and including December 31, 2006.

            (c) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth on Schedule 6.03(c) hereto to be less than the applicable amount for such period set forth on such Schedule, provided, that, (i) prior to the end of the first twelve (12) consecutive month period commencing on the last day of the month prior to the date hereof, such Fixed Charge Coverage Ratio shall be for the three (3), six (6), and nine (9) month periods as set forth on such Schedule, and (ii) for the purposes of calculating the Fixed Charge Coverage Ratio under this Section 6.03(c) for the periods October 1, 2006 to December 31, 2006, October 1, 2006 to March 31, 2007, October 1, 2006 to June 30, 2007 and the twelve (12) consecutive months ending September 30, 2007, the Fixed Charge Coverage Ratio shall be calculated using Consolidated EBITDA for the three (3) month period from October 1, 2006 to December 31, 2006 equal to: (A) the amount equal to (1) Consolidated EBITDA for the period from the Effective Date to December 31, 2006 divided by (2) the number of days during such period multiplied by (B) the number of days during the period from and including October 1, 2006 to and including December 31, 2006, and (iii) for purposes of the periods October 1, 2006 to December 31, 2006, October 1, 2006 to March 31, 2007, October 1, 2006 to June 30, 2007 and
the twelve (12) consecutive months ending September 30, 2007, the portion of the Fixed Charge Coverage Ratio comprising principal of Indebtedness scheduled to be paid or prepaid during the period from October 1, 2006 to December 31, 2006 shall be based on the actual amount of such principal Indebtedness scheduled to be paid or prepaid during the period from the Effective Date to December 31, 2006.


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                                   ARTICLE VII
                      MANAGEMENT, COLLECTION AND STATUS OF
                          ACCOUNTS AND OTHER COLLATERAL

      Section 7.01 COLLECTION OF ACCOUNTS; MANAGEMENT OF COLLATERAL.

            (a) Loan Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 7.01 (each a "Cash Management Bank"), and shall take such reasonable steps to enforce, collect and receive all amounts owing on the Accounts of Parent or any of its Subsidiaries, and (ii) deposit or cause to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof prior to November 30, 2006 and no later than the next Business Day after the date of the receipt thereof at all times on and after November 30, 2006, all proceeds in respect of any Collateral and all Collections and other amounts received by any Loan Party other than assets and/or funds of any Subsidiary that do not constitute Loan Parties (including payments made by the Account Debtors directly to any Loan Party) into a Cash Management Account or the Concentration Account. To the extent that any funds in the Concentration Account, any Cash Management Account or the investment account in which Qualified Cash is maintained are transferred to an Operating Account prior to a Cash Dominion Event and Agent sending a Notice of Exclusive Control with respect thereto, such funds that are so transferred shall not thereafter be required to be transferred back to a Cash Management Account or the Concentration Account.

            (b) As soon as possible, but in any event on or before November 20, 2006, Loan Parties shall, with respect to each Cash Management Account, the Concentration Account and the Operating Accounts and investment account in which any Qualified Cash is held, deliver to Agent a Control Agreement, EXCEPT that Loan Parties shall not be required to deliver a Control Agreement (i) for any Cash Management Account that is not at Bank of America, provided, that, any such account is closed on or before December 31, 2006 and any funds at any time received therein are transferred to a Cash Management Account at Bank of America or the Concentration Account as provided below, (ii) deposit accounts specifically and exclusively used for petty cash so long as the aggregate balance of the funds on deposit in all of such petty cash deposit accounts shall not exceed $250,000 at any time and no Default or Event of Default shall exist or have occurred and be continuing, and (iii) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party's employees. Prior to November 30, 2006, each Loan Party shall cause to be transferred all funds deposited or credited to each Cash Management Account by manual transfer on a weekly basis to the Concentration Account and on and after November 30, 2006, each Loan Party shall cause to be transferred all funds deposited or credited to each Cash Management Account by manual transfer every other Business Day to the Concentration Account at which such account is maintained, provided, that, Loan Parties shall cause such transfers from the Cash Management Accounts to be done automatically as soon as reasonably practicable. Each Control Agreement shall provide, among other things that each Cash Management Bank or Concentration Account Bank irrevocably agrees that it will comply at any time with the instructions originated by Agent to such Cash Management Bank or Concentration Account Bank directing the disposition of cash, securities, payments and all other items from time to time credited to such account, without the further consent of such Loan Party, provided that Agent


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

will not give a Notice of Exclusive Control to such Cash Management Banks or Concentration Account Bank unless a Cash Dominion Event has occurred.

            (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 7.01 to add or replace a Cash Management Bank, Cash Management Account, Operating Account or bank or depository institution at which an Operating Account is maintained; provided, however, that (i) such prospective Cash Management Bank or bank or depository institution at which such Operating Account is maintained shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank or such Operating Account with the prospective bank or depository institution at which such Operating Account is to be maintained, and (ii) prior to the time of the opening of such Cash Management Account or Operating Account (other than (A) deposit accounts specifically and exclusively used for petty cash so long as the aggregate balance of the funds on deposit in all of such petty cash deposit accounts shall not exceed $250,000 at any time and no Default or Event of Default shall exist or have occurred and be continuing, and (B) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party's employees), each Loan Party and such prospective Cash Management Bank or prospective bank or depository institution at which such Operating Account is maintained shall have executed and delivered to Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Control Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

            (d) All cash, checks and similar items of payment in the Cash Management Accounts and the Concentration Account shall constitute Collateral securing payment of the Obligations, and in which Loan Parties are hereby deemed to have granted a Lien to Agent for the benefit of Lenders. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Loan Party as proceeds of any Collateral shall be held by such Loan Party in trust for Agent and Lenders and upon receipt be deposited by such Loan Party in original form and no later than the third Business Day after the date of receipt thereof prior to November 30, 2006 and no later than the next Business Day after the date of the receipt thereof at all times on and after November 30, 2006 into the Concentration Account (provided, that, such funds held in the Concentration Account or any Cash Management Account may be transferred to an Operating Account by any Borrower at any time prior to a Cash Dominion Event and Agent sending a Notice of Exclusive Control). A Loan Party shall not commingle such collections in the Cash Management Accounts or the Concentration Account with the proceeds of any assets not included in the Collateral. No checks, drafts or other instrument received by Agent shall constitute final payment to Agent unless and until such instruments have actually been collected.


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

            (e) After the occurrence and during the continuance of an Event of Default, Agent may send a notice of assignment and/or notice of Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter Agent shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto. On and after an Event of Default, Loan Parties shall not, without prior written consent of Agent, grant any extension of time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

            (f) Each Loan Party hereby appoints Agent or its designee on behalf of Agent as Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Receivables, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Account Debtors with respect to Receivables, assignments and verifications of Receivables and notices to Account Debtors with respect to Receivables, to send verification of Receivables, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to do all other acts and things reasonably necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until all of the Obligations are Paid in Full and all of the Loan Documents are terminated.

            (g) Nothing herein contained shall be construed to constitute Agent as agent of any Loan Party for any purpose whatsoever, and Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction). Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction). Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

            (h) If any Receivable includes a charge for any tax payable to any Governmental Authority, Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for Loan Parties' account and to charge Loan Parties therefor. Loan Parties shall notify Agent if any Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, Agent shall have the right to


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retain the full proceeds of such Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Receivable.

            (i) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of Agent and Lenders provided for herein, and the obligations of Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

      Section 7.02 STATUS OF ACCOUNTS AND OTHER COLLATERAL. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of Agent for the benefit of Agent and Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Eligible Account shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party; (c) no Account shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to Agent; (d) none of the transactions underlying or giving rise to any Account shall violate any applicable State or Federal laws or regulations, and all documents relating thereto shall be legally enforceable under such laws in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Receivable is created; (f) all agreements, instruments and other documents relating to any Receivable shall be true and correct and in all material respects what they purport to be; (g) such Loan Party shall maintain books and records pertaining to the Collateral in such detail, form and scope as Agent shall reasonably require; (h) such Loan Party shall immediately notify Agent if any Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps reasonably required by Agent in order that all monies due or to become due under any such contract shall be assigned to Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar State or local law; (i) such Loan Party will, immediately upon learning thereof, report to Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectability of any of the Collateral; (j) if any amount payable under or in connection with any Collateral is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to Agent for the benefit of Agent and Lenders as additional Collateral; and (k) such Loan Party is not and shall not be entitled to pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

      Section 7.03 COLLATERAL CUSTODIAN. Upon the occurrence and during the continuance of any Default or Event of Default, Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by Agent who shall have full authority to do all acts necessary to protect Agent's and Lenders' interests. Each Loan Party


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hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever Agent may request to preserve the Collateral. All costs and expenses incurred by Agent by reason of the employment of the custodian shall be the responsibility of Borrowers and payable upon demand to Agent or charged to the Loan Account.

      Section 7.04 COLLATERAL REPORTING.

            (a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

                  (i) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Agent may request: (A) agings of Accounts (together with a reconciliation to the previous month's aging and general ledger) and (B) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, and other third parties from time to time in possession of any Collateral);

                  (ii) upon Agent's request, (A) copies of customer statements, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements and (B) copies of shipping and delivery documents;

                  (iii) such other reports as to the portion of the Collateral comprised of Accounts and Receivables as Agent shall reasonably request from time to time.

            (b) If any Loan Party's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Loan Party hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default or has occurred and is continuing.

      Section 7.05 ACCOUNTS COVENANTS.

            (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower's performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to the best of any Loan Party's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without Agent's consent, except in the ordinary course of a Loan Party's business in accordance with practices and policies previously disclosed in writing to Agent. As long as no Event of Default has occurred and is continuing, Loan Parties shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.


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            (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments made to a Cash Management Account or as Agent may otherwise direct, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Loan Party's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally enforceable under such laws and regulations in accordance with its terms.

            (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or Accounts, by mail, telephone, facsimile transmission or otherwise.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      Section 8.01 EVENTS OF DEFAULT. Each of the following events shall be an Event of default (referred to herein as an "Event of Default"):

            (a) any Borrower shall fail to pay any principal of or interest on any Loan, any Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

            (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any senior officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered by or on behalf of any Loan Party to Agent, any Lender or Issuing Bank pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

            (c) (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 6.01(b), 6.01(c), 6.01(e), 6.01(f), 6.01(g), 6.01(i), 6.01(j), 6.01(l), 6.01(m), 6.01(o), 6.01(p), 6.02(e), 6.02(p),
and 6.02(r) of this Agreement and such failure shall continue for ten (10) days, provided that such ten (10) day period shall not apply in the case of any failure to perform or comply with such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within the prior six (6) month period or (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in
Article VI of this Agreement (other than those listed in clause (c)(i) above) or
Article VII of this Agreement or (iii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party;


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            (d) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) or (c) of this Section 8.01, such failure, if capable of being remedied, shall remain unremedied for fifteen
(15) days after the date of such failure;

            (e) any Loan Party shall fail to make any payment in respect of any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $2,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

            (f) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for any such Person or for any substantial part of its property, or any other Insolvency Proceeding, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall be unable to pay its debts, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

            (g) any proceeding shall be instituted against any Loan Party seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for any such Person or for any substantial part of its property, or any other Insolvency Proceeding shall be instituted against any Loan Party, and any such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for it or for any substantial part of its property) shall occur;

            (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity


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or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

            (i) any Security Agreement, any Pledge Agreement, any Mortgage or any other security document entered into for the benefit of Agent or any Lender, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of Agent for the benefit of Agent and Lenders on any Collateral purported to be covered thereby;

            (j) any depository institution at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any Control Agreement or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any Control Agreement to which such Person is a party;

            (k) one or more judgments or orders for the payment of money is rendered against any Loan Party in excess of $500,000 in the aggregate (PROVIDED, THAT, any judgment covered by insurance where the insurer has assumed responsibility in writing for such judgment and acknowledged that the applicable Borrower or Guarantor will receive the proceeds of such insurance within thirty
(30) days of the issuance of a final, non-appealable judgment and execution thereon is effectively stayed shall not be included in calculating such amount) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Loan Party or any of the Collateral having a value in excess of $2,000,000 and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed;

            (l) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than ten (10) days, provided, that, it shall not be an Event of Default under this clause (l) if (i) such event has occurred as to one or more Loan Parties and the aggregate amount of the Consolidated EBITDA of such Loan Parties and their Subsidiaries is less than five (5%) percent of the Consolidated EBITDA of Parent and its Subsidiaries for the immediately preceding four (4) fiscal quarters for which Agent has received financial statements in accordance with the terms hereof and (ii) Agent determines that such event does not otherwise have and could not reasonably be expected to otherwise have a Material Adverse Effect;

            (m) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ten (10) days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance has or could reasonably be expected to have a Material Adverse Effect;

            (n) any cessation of a substantial part of the business of any Loan Party for a period which could reasonably be expected to have a material adverse effect on the ability of such


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Person to continue its business on a profitable basis, provided, that, it shall not be an Event of Default under this clause (n) if (i) such event has occurred as to one or more Loan Parties and the aggregate amount of the Consolidated EBITDA of such Loan Parties and their Subsidiaries is less than five (5%) percent of the Consolidated EBITDA of Parent and its Subsidiaries for the immediately preceding four (4) fiscal quarters for which Agent has received financial statements in accordance with the terms hereof and (ii) Agent determines that such event does not otherwise have and could not reasonably be expected to otherwise have a Material Adverse Effect;

            (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such license or permit is not replaced with a similar license or permit and after giving effect to such replacement license or permit, such loss, suspension, revocation or failure to renew has or could reasonably be expected to have a Material Adverse Effect;

            (p) the indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

            (q) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $2,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $2,000,000;

            (r) any Termination Event with respect to any Employee Benefit Plan shall have occurred that results in a liability in excess of $2,000,000, or the then current value of such Employee Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Benefit Plan by more than $2,000,000; or any Plan of any Loan Party has an Unfunded Current Liability in excess of $2,000,000;

            (s) a Change of Control shall have occurred;

            (t) a breach, default, event of default or termination shall occur under any Acquisition Document or other Material Contract after giving effect to applicable grace periods, if any, contained in any such Acquisition Document or other Material Contract that gives any third party the right to terminate any such Acquisition Document or other Material Contract or that otherwise could reasonably be expected to have a Material Adverse Effect; and

            (u) an event or development occurs which has or could reasonably be expected to have a Material Adverse Effect.

      Section 8.02 REMEDIES. If an Event of Default shall occur and be continuing, then, and in any such event, Agent may, and at the request of the Required Lenders, shall (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced and any obligation of any Issuing Bank hereunder shall terminate, (ii) declare all or any


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portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; PROVIDED, THAT, upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), without any notice to any Loan Party or any other Person or any act by Agent or any Lender, all commitments of each Lender to make Loans and of Issuing Bank to issue Letters of Credit shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Upon demand by Agent after the occurrence and during the continuation of any Event of Default, Borrowers shall deposit with Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by Agent as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                   ARTICLE IX
                                      AGENT

      Section 9.01 APPOINTMENT. Each Lender hereby (and each subsequent maker of any Loan by its making thereof) irrevocably appoints and authorizes Agent to perform the duties of Agent as set forth in this Agreement including: (a) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of Lenders and paid to Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (b) to distribute to each Lender copies of all material notices and agreements received by Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; PROVIDED, THAT, Agent shall not have any liability to Lenders for Agent's inadvertent failure to distribute any such notices or agreements to Lenders; (c) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (d) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (e) to make the Loans and Agent Advances, for Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (f) to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Loan Document; (g) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (h) subject to
Section 9.03 of this Agreement, to take such action as Agent deems


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appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; PROVIDED, THAT, Agent shall not be required to take any action which, in the reasonable opinion of Agent, exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

      Section 9.02 NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with respect to any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon Agent any obligations with respect to this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of Loan Parties and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter; PROVIDED, THAT, upon the reasonable request of any Lender, Agent shall provide to such Lender any documents or reports delivered to Agent by Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Required Lenders have instructed Agent to act or refrain from acting pursuant hereto.

      Section 9.03 RIGHTS, EXCULPATION, ETC. Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Loan as the owner thereof until Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.07 hereof, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the


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other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral. Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 2.02, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

      Section 9.04 RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

      Section 9.05 INDEMNIFICATION. To the extent that Agent or Issuing Bank is not reimbursed and indemnified by any Loan Party, Lenders will reimburse and indemnify Agent and Issuing Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or Issuing Bank in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent or Issuing Bank under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to
Section 9.08; PROVIDED, THAT, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable order of a court of competent authority that such liability resulted from Agent's or Issuing Bank's gross negligence or willful misconduct. The obligations of Lenders under this Section 9.05 shall survive the payment in full of the Loans and the termination of this Agreement.


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      Section 9.06 AGENT INDIVIDUALLY. With respect to its Pro Rata Share of the
Total Commitment hereunder and the Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender or one of the Required Lenders. Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as Agent pursuant hereto without any duty to account to the other Lenders.

      Section 9.07 SUCCESSOR AGENT.

            (a) Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After Agent's resignation hereunder as Agent, the provisions of this Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

            (c) If a successor Agent shall not have been so appointed within such thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

      Section 9.08 COLLATERAL MATTERS.

            (a) Agent may, at its option, from time to time make such disbursements and advances (collectively, the "Agent Advances"), which Agent, in its sole discretion, deems necessary or desirable (i) either to preserve or protect the Collateral or to prepare for sale or lease or disposition of the Collateral (or any portion thereof) or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations; PROVIDED, THAT, the aggregate principal amount of Agent Advances at any time outstanding shall not exceed $1,000,000 or (iii) to pay any other amount payable by to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Loan Documents consisting of costs, fees and expenses, including, without limitation, costs, fees and expenses as described in Section 11.04. Agent Advances shall be repayable on demand and be secured by the Collateral. Except as otherwise expressly provided below, Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with


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

Section 3.06. Agent shall notify each Lender and Administrative Borrower in writing of each Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limiting its obligations pursuant to
Section 9.05, each Lender agrees that it shall make available to Agent, upon Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent, at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the interest rate then applicable to Revolving Loans. Notwithstanding anything in this Section 9.08(a) to the contrary, Agent may (in its sole discretion) elect to convert an Agent Advance to a Term Loan (an "Agent Term Advance"), subject to receipt of the prior written approval of each Lender (but without any approval of any Loan Party). Upon such conversion, Agent Term Advance shall be added to the outstanding principal amount of the Term Loan and shall otherwise bear interest and be payable hereunder as if it had originally been part of the outstanding principal of the Term Loan.

            (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral: (i) upon termination of the Total Commitment and payment and satisfaction of all non-contingent Obligations, or (ii) constituting property being sold or disposed of if each Borrower and Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 6.02(c) hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which a Borrower or Guarantor did not own an interest at the time the Lien was granted or at any time thereafter, or (iv) if required or permitted under the terms of any of the other Loan Documents, including the Intercreditor Agreement, or (v) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any Lien upon any of the Collateral without the prior written authorization of all of Lenders.

            (c) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 9.08(b)), each Lender, upon the request of Agent at any time, will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 9.08 if such release is permitted hereunder. Upon receipt by Agent of confirmation from Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Agent and Lenders upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.


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

            (d) Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 9.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

      Section 9.09 EVENTS OF DEFAULT.

            (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default, unless and until Agent has received written notice from a Lender, or any Borrower or Guarantor specifying such Event of Default, and stating that such notice is a "Notice of Default". In the event that Agent receives such a Notice of Default Agent shall give prompt notice thereof to the Lenders.

            (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

      Section 9.10 AGENCY FOR PERFECTION. Each Lender hereby appoints Agent as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent hereby acknowledges that it holds possession of or otherwise controls such Collateral for the benefit of Agent and Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions or at Agent's option shall hold such possession or control as agent for purposes of perfection on behalf of Agent. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                    ARTICLE X
                                    GUARANTY

      Section 10.01 GUARANTY.

            (a) Each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower), Letter of Credit Obligations,


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fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by Agent, Lenders and Issuing Bank in enforcing any rights under the guaranty set forth in this Article X. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrowers to Agent, Lenders and Issuing Bank under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower or any other Guarantor.

            (b) Notwithstanding anything to the contrary contained herein, the amount of the obligations payable by any Guarantor hereunder shall be the aggregate amount of the Guaranteed Obligations unless a court of competent jurisdiction adjudicates such Guarantor's obligations to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the Guaranteed Obligations payable by such Guarantor hereunder shall be limited to the maximum amount that could be guaranteed by such Guarantor without rendering such Guarantor's obligations hereunder invalid, avoidable or unenforceable under such applicable law.

      Section 10.02 GUARANTY ABSOLUTE. Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent, Lenders or Issuing Bank with respect thereto. Guarantors agree that this Article X constitutes a guaranty of payment when due and not of collection and waive any right to require that any resort be made by Agent or any Lender to any Collateral. The joint and several obligations of each Guarantor under this Article X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The joint and several liability of each Guarantor under this
Article X shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the full extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party, the release of any Guarantor without the express consent of the other Guarantors or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;


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

            (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party;

            (e) the existence of any claim, set-off, defense or other right that Guarantors may have at any time against any Person, including, without limitation, Agent, or any Lender; or

            (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent, Lenders or Issuing Bank that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Agent, Lenders, Issuing Bank or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

      Section 10.03 WAIVER. Each Guarantor hereby waives, to the full extent permitted by law, (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article X, (b) any requirement that Agent, Lenders or Issuing Bank exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (c) any right to compel or direct Agent or any Lender to seek payment or recovery of any amounts owed under this Article X from any one particular fund or source or to exhaust any right or take any action against any other Loan Party or any other Person or any Collateral or any other assets of any Loan Party, including the right to compel or direct the application of any proceeds or value of the assets of any Borrower or any Guarantor to pay the Obligations and (d) any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Borrowers or any other Person or any Collateral. Guarantors agree that Agent and Lenders shall have no obligation to marshall any assets in favor of Guarantors or against or in payment of any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article X, and acknowledges that this Article X is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Each Loan Party agrees that the waivers set forth in this Section 10.03 apply to the joint and several obligations of Borrowers as described in Section 2.08 hereof.

      Section 10.04 CONTINUING GUARANTY; ASSIGNMENTS. This Article X is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article X and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by Agent, Lenders and Issuing Bank and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person,


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and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 11.07.

      Section 10.05 SUBROGATION. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article X, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, Lenders and Issuing Bank against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article X shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article X and the Final Maturity Date, such amount shall be held in trust for the benefit of Agent, Lenders and Issuing Bank and shall forthwith be paid to Agent, Lenders and Issuing Bank to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article X, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this
Article X thereafter arising. If (a) any Guarantor shall make payment to Agent, Lenders and Issuing Bank of all or any part of the Guaranteed Obligations, (b) all of the Guaranteed Obligations and all other amounts payable under this
Article X shall be paid in full in cash and (c) the Final Maturity Date shall have occurred, Agent, Lenders and Issuing Bank will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.01 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

               If to Administrative Borrower:

               Maritime Logistics US Holdings Inc.
               547 Boulevard
               Kenilworth, New Jersey 07033
               Attention: Robert A. Agresti
               Telephone: (908) 497-0280
               Telecopier: (908) 497-0295


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

               with a copy to:

               Brown Rudnick Berlack Israels LLP
               7 Times Square
               New York, New York 10036
               Attention:  Raymer McQuiston, Esq.
               Telephone:  (212) 209-4819
               Telecopier:  (212) 704-0196

               if to Agent, to it at the following address:

               Fortress Credit Opportunities I LP
               1345 Avenue of the Americas
               New York, New York 10105
               Attention:  Glenn Cummings
               Telephone:  212-798-6100
               Telecopier:  212-202-3685

               with a copy to:

               Otterbourg, Steindler, Houston & Rosen, P.C.
               230 Park Avenue
               New York, New York 10169
               Attention:  David W. Morse, Esq.
               Telephone:  (212) 661-9100
               Telecopier:  (212)-682-6104

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three (3) days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to Agent or Issuing Bank pursuant to Article II and Article III shall not be effective until received by Agent or Issuing Bank, as the case may be.

      Section 11.02 AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent with the consent of the Required Lenders), and, in the case of an amendment, Administrative Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED, THAT, no amendment, waiver or consent shall
(i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment


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without the written consent of each Lender, (iii) change the percentage of the
Commitments or of the aggregate unpaid principal amount of the Loans that is required for Lenders or any of them to take any action hereunder without the written consent of each Lender, (iv) amend the definition of "Required Lenders" or "Pro Rata Share" without the consent of each Lender, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of Agent for the benefit of Agent and Lenders, or release any Borrower or any Guarantor, in each case, without the written consent of each Lender, (vi) amend, modify or waive this Section 11.02 without the written consent of each Lender,
(vii) amend the definition of "Borrowing Base", "Collections", "Eligible Accounts", "Net Amount of Eligible Accounts", "Total Revolving Credit Commitments", "Total Term Loan Commitments" or "Total Commitment", in each case without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

      Section 11.03 NO WAIVER; REMEDIES, ETC. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Agent and Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Agent and Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by Agent and Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

      Section 11.04 EXPENSES; TAXES; ATTORNEYS' FEES. Borrowers will pay on demand, all reasonable costs and expenses incurred by or on behalf of Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable attorneys' and paralegals' fees, costs, client charges and expenses of counsel for Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in Section 6.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any rights of Agent or any Lender under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, Agent's or Lenders' claims against any Loan Party, or any and all matters in connection therewith,
(e) the commencement or defense of, or intervention or participation in, any court or judicial proceeding arising from or related to this Agreement or any other Loan Document, including in connection with any bankruptcy, reorganization, assignment for the benefit of creditors, foreclosure, Insolvency Proceeding or other similar proceedings related to


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any Loan Party or the Collateral, including in any adversary proceeding or contested matter commenced or continued by, on behalf of, or against any Loan Party or its estate, and any appeal or review thereof, (f) the filing of any petition, complaint, answer, motion or other pleading by or on behalf of Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) Borrowers agree to pay all stamp, document, transfer, recording (including Mortgage recording) or filing taxes or fees and similar impositions now or hereafter determined by Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and Borrowers agree to save Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions,
(y) Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, Agent may itself perform or cause performance of such covenant or agreement, and the expenses of Agent incurred in connection therewith shall be reimbursed on demand by Borrowers.

      Section 11.05 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by Agent or such Lender; PROVIDED, THAT, the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent and Lenders under this Section 11.05 are in addition to the other rights and remedies (including other rights of set-off) which Agent and Lenders may have under this Agreement or any other Loan Documents of law or otherwise.


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      Section 11.06 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 11.07 ASSIGNMENTS AND PARTICIPATIONS. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and Agent and each Lender and their respective successors and assigns; PROVIDED, THAT, none of Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of Agent's and each Lender and any such assignment without Agent's and Lenders' prior written consent shall be null and void.

            (b) Each Lender may, with the prior written consent of Agent (which consent shall not be required in connection with any assignment by a Lender to an Affiliate of such Lender), assign to an Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); PROVIDED, HOWEVER, THAT (i) such assignment is in an amount which is at least $5,000,000 and incremental multiples of $1,000,000 in excess thereof (or all of the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender) and (ii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender). Borrowers and Agent may continue to deal solely and directly with an assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered to Administrative Borrower and Agent, and Agent shall have accepted, an Assignment and Acceptance. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to Agent (or such shorter period as shall be agreed to by Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any


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other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
(v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

            (d) Borrowers authorize Agent, and Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, Agent shall, if Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

            (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), Agent shall treat the Person in whose


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name such Registered Loan (and the registered note, if any, evidencing the same)
is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

            (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

            (h) Any Non-US Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide Agent and the applicable Lender with completed U.S. Internal Revenue forms required to be delivered pursuant to Section 3.08(e) for such purchaser, assignee or any other affiliate who is a holder of beneficial interests in the Registered Loan. Notwithstanding the preceding sentence, any Non-US Person which purchases a participation in a Registered Loan pursuant to Section 11.07(g) shall be required to provide any of the aforementioned forms only to the applicable Lender.

            (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); PROVIDED, THAT (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and
(iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 9.08 of this Agreement or any other Loan Document). Loan Parties agree that each participant shall be entitled to the benefits of Section
3.07 and Section 3.08 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

      Section 11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart


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shall not affect the validity, enforceability, and binding effect of this
Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      Section 11.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

      Section 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT AND LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      Section 11.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN


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CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN
CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS ENTERING INTO THIS AGREEMENT.

      Section 11.12 CONSENT BY AGENT AND LENDERS. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other Loan Document to which any Loan Party is a party and to which Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

      Section 11.13 NO PARTY DEEMED DRAFTER. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

      Section 11.14 REINSTATEMENT; CERTAIN PAYMENTS. If any claim is ever made upon Agent, any Lender or Issuing Bank for repayment or recovery of any amount or amounts received by Agent, such Lender or Issuing Bank in payment or on account of any of the Obligations, Agent, such Lender or Issuing Bank shall give prompt notice of such claim to each other Lender and Administrative Borrower, and if Agent, such Lender or Issuing Bank repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Agent, such Lender or Issuing Bank or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by Agent, such Lender or Issuing Bank with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to Agent, such Lender or Issuing Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent, such Lender or Issuing Bank.

      Section 11.15 INDEMNIFICATION.

            (a) GENERAL INDEMNITY. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless Agent, each Lender and Issuing Bank and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred


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by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) Agent's or any Lender's furnishing of funds to Borrowers or Issuing Bank's issuing of Letters of Credit for the account of Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, Reimbursement Obligations or Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); PROVIDED, THAT, Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appeallable judgment of a court of competent jurisdiction.

            (b) ENVIRONMENTAL INDEMNITY. Without limiting Section 11.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by Loan Parties in
Section 5.17 or the breach of any covenant made by Loan Parties in Section 6.01(j). Notwithstanding the foregoing, Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.

            (c) GENERAL. The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section
11.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.


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      Section 11.16 MLI AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints MLI as the borrowing agent and attorney-in-fact for Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by all of Borrowers that such appointment has been revoked and that another
Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide to Agent and receive from Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.
It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that neither Agent nor Lenders shall incur liability to Borrowers or Guarantors as a result hereof. Each Borrower and Guarantor expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower and Guarantor is dependent on the continued successful performance of the integrated group. To induce Agent and Lenders to do so, and in consideration thereof, each Borrower and Guarantor hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any Borrower or Guarantor or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral as herein provided, (b) Agent and Lenders relying on any instructions of Administrative Borrower, or (c) any other action taken by Agent or any Lender hereunder or under the other Loan Documents.

      Section 11.17 RECORDS. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, Loan Servicing Fee, the Unused Line Fee, the Early Termination Fee, the Prepayment Fee, and the Letter of Credit Fee, shall at all times be ascertained from the records of Agent, which shall be conclusive and binding absent manifest error.

      Section 11.18 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Loan Party, Agent and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, Agent and each Lender, and their respective successors and assigns, except that Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by
Section 11.07 hereof.

      Section 11.19 INTEREST. (a) It is the intention of the parties hereto that Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Agent


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or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under any law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the Highest Lawful Rate, any excess shall be canceled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by Agent or such Lender, as applicable, to Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under any law applicable to Agent or any Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Lender, as applicable, to the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by Agent or such Lender to Borrowers).

            (b) All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the Highest Lawful Rate. If at any time and from time to time (x) the amount of interest payable to Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to Agent or such Lender pursuant to this
Section 11.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the Highest Lawful Rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 11.19.

            (c) For purposes of this Section 11.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between Borrowers, on the one hand, and Agent and Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

            (d) The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.


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      Section 11.20 CONFIDENTIALITY. Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by any Loan Party or its independent public accountants or auditors pursuant to this Agreement or the other Loan Documents; provided, that (a) information supplied by such independent public accountants or auditors shall be deemed to be confidential unless Agent receives written confirmation to the contrary from such independent accountants or auditors and (b) information supplied by any Loan Party shall only be treated as confidential for the purposes of this
Section 11.20 if it is identified in writing by such Loan Party as being confidential at the time the same is delivered to such Person. Nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Agent or any Lender, (iii) to examiners, auditors or accountants of Agent, any Lender or any of their respective Affiliates, (iv) if required in connection with any litigation to which Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
11.20. Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep Loan Parties informed of such request or identification; PROVIDED, THAT, each Loan Party acknowledges that Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that Agent and each Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

      Section 11.21 PUBLIC DISCLOSURES. Each Borrower and Guarantor agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Agent or any Lender or referring to this Agreement or the other Loan Documents without at least three (3) Business Days' prior notice to Agent and any such Lender and without the prior written consent of Agent and the Lenders unless (and only to the extent that) such Borrower or Guarantor or such Affiliate is required to do so under law and then, in any event, such Borrower or Guarantor or such Affiliate will consult with Agent and any such Lender before issuing such press release or other public disclosures. Each Borrower and Guarantor consents to the publication by Agent and Lenders of a tombstone or similar advertising materials relating to the financing transactions contemplated by this Agreement. In addition, Agent and Lenders may disclose information relating to the credit facilities in connection with this Agreement to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications, PROVIDED, THAT, such disclosure is permitted under all applicable securities laws.

      Section 11.22 KNOW YOUR CUSTOMER. If:

            (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or

            (b) any change in the status of any Borrower or Guarantor or the composition or ownership of the shareholders or partners of any Borrower or Guarantor, as the case may be, after the date of this Agreement; or

            (c) a proposed assignment or transfer by Agent or any Lender of any of their respective rights and/or obligations under this Agreement to a third party prior to such assignment or transfer, requires Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Agent or new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, Borrowers and Guarantors shall, promptly upon the request of Agent or such Lender provide such documentation and other evidence as is reasonably requested by Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of any event described in paragraph (c) above, on behalf of any prospective new Lender) in order for Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable law and regulations pursuant to the transactions contemplated in the Loan Documents.

      Section 11.23 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             BORROWERS:

                                             MARITIME LOGISTICS US HOLDINGS INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             SUMMIT LOGISTICS INTERNATIONAL INC

                                             By:________________________________
                                             Name:
                                             Title:


                                             SEAMASTER LOGISTICS INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             AMERUSSIA SHIPPING COMPANY INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             FASHION MARKETING, INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             FMI INTERNATIONAL LLC

                                             By:________________________________
                                             Name:
                                             Title:


Signature Page to Loan and Security Agreement

                                             FMI INTERNATIONAL CORP. (WEST)

                                             By:________________________________
                                             Name:
                                             Title:


                                             FMI INTERNATIONAL CORP.

                                             By:________________________________
                                             Name:
                                             Title:


                                             FREIGHT MANAGEMENT LLC

                                             By:________________________________
                                             Name:
                                             Title:


                                             FMI TRUCKING, INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             FMI EXPRESS CORP.

                                             By:________________________________
                                             Name:
                                             Title:


                                             CLARE FREIGHT, LOS ANGELES, INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             TUG NEW YORK, INC.

                                             By:________________________________
                                             Name:
                                             Title:


Signature Page to Loan and Security Agreement

                                             AEROBIC CREATIONS, INC.

                                             By:________________________________
                                             Name:
                                             Title:


                                             TUG USA, INC. (formerly known as
                                             Dolphin US Logistics Inc.)

                                             By:________________________________
                                             Name:
                                             Title:


                                             AMR INVESTMENTS INC

                                             By:________________________________
                                             Name:
                                             Title:


                                             FMI HOLDCO I, LLC

                                             By:________________________________
                                             Name:
                                             Title:


Signature Page to Loan and Security Agreement

                                             AGENT AND LENDER:

                                             FORTRESS CREDIT CORP.

                                             By:________________________________
                                             Name:
                                             Title:


Signature Page to Loan and Security Agreement

                                             LENDERS:

                                             ____________________________

                                             By:________________________________
                                             Name:
                                             Title:


Signature Page to Loan and Security Agreement

                                    EXHIBIT A
                                       TO
                                 LOAN AGREEMENT

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

      Reference is made to the Loan Agreement, dated as of November 8, 2006 (such Agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Loan Agreement"), by and among Maritime Logistics US Holdings Inc., a Delaware corporation ("MLI"), Summit Logistics International Inc, a New Jersey corporation ("Summit"), SeaMaster Logistics Inc., a Delaware corporation ("SeaMaster"), AmeRussia Shipping Company Inc., a Delaware corporation ("AmeRussia Shipping"), FMI International LLC, a Delaware limited liability company ("FMI International"), Fashion Marketing, Inc., a New Jersey corporation ("FM"), FMI International Corp. (West), a New Jersey corporation ("FMIW"), FMI International Corp., a New Jersey corporation ("FMII"), Freight Management LLC, a Delaware limited liability company ("FMLLC"), FMI Trucking, Inc., a New Jersey corporation ("Trucking"), FMI Express Corp., a New Jersey corporation ("Express"), Clare Freight, Los Angeles, Inc., a California corporation ("Clare"), TUG New York, Inc., a New York corporation ("TUG NY"), Aerobic Creations, Inc., a Delaware corporation ("Parent"), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc ("TUG USA"), AMR Investments Inc, a New Jersey corporation ("AMRI") and FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco", and together with MLI, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, Parent, TUG USA, AMRI and FMI Holdco, each individually, a "Borrower" and collectively, "Borrowers"), certain of their affiliates, the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") and Fortress Credit Corp. ("Fortress"), as agent for the Lenders (in such capacity, together with any successors and assigns, if any, "Agent"). Capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the same meaning herein as set forth therein.

            _____________ (solely in its capacity as a Lender under the Loan Agreement) (the "Assignor") and ______________ (the "Assignee") agree as follows:

      1. Subject to the terms and conditions of this Agreement, the Assignor hereby sells, transfers and assigns to the Assignee, without recourse, representation or warranty (except as set forth in Section 2 hereof), and the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse, representation or warranty (except as provided in this Agreement), all of the Assignor's interests, rights and obligations, as set forth in Exhibit A hereto (the "Assigned Interest"), solely as a Lender, in the Assignor's [Revolving Loan Commitment] [Revolving Loans] [Term Loan] under the Loan Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, the Assigned Interest related to (i) the outstanding principal amount of the [Revolving Loans] [Term Loan] made by the Assignor [and] [(ii) the promissory note[s], if any, evidencing the Assignor's [Revolving Loans] [Term Loan]).

      2. The Assignor (i) represents and warrants as of the date hereof that [its Revolving Loan Commitment] [the outstanding principal amount of its [Revolving Loans] [Term Loan]] is equal to or in excess of the Assigned Interest (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto; [and] (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Guarantor or the performance or observance by any Borrower or Guarantor of any of its obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto[and (v) attaches the promissory note[s] referred to in paragraph 1 above, and requests that the Agent exchange the promissory note[s] for [a] new promissory note[s] (appropriately dated so that no loss of interest accrued prior to the Effective Date shall result with respect to the portion of the applicable Loans assigned [or the portion of the applicable Loans retained] by the Assignor), consisting of a promissory note in the aggregate principal amount of $_______________, with respect to the [Revolving Loans] [Term Loan], payable to the order of the Assignee [and a promissory note in the aggregate principal amount of $___________, with respect to the [Revolving Loans] [Term Loan], payable to the order of the Assignor]].

            (a) The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Borrowers and Guarantors, the Collateral, the Loans, and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Assignor in connection with the assignment made under this Agreement. The Assignee further acknowledges that the Assignee will, independently and without reliance upon the Assignor, Agent or any other Lender and based upon the Assignee's review of such documents and information as the Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Agreement and taking or not taking action under the Loan Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Loan Agreement or at any time or times thereafter.

            (b) The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Loan Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

            (c) The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Borrowers and Guarantors to the Assignor or the Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers and Guarantors or any other Person liable for the payment of any Loan or payment of amounts owed in connection with other extensions of credit under the Loan Agreement or the value of the Collateral or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Event of Default or Default.

            (d) Each party to this Agreement represents and warrants to the other party to this Agreement that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

            (e) Each party to this Agreement represents and warrants that the making and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it.

            (f) Each party to this Agreement represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Agreement.

            (g) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the operations, condition (financial or otherwise), business or assets of the Borrowers and Guarantors or the performance or observance by the Borrowers and Guarantors of any of their obligations under the Loan Agreement or any other Loan Document and (ii) any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.

            (h) [INCLUDE ONLY IF ASSIGNOR IS AGENT] Assignee (i) hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement and (ii) shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

            (i) The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.

            (j) The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

            (k) The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

      3. The effective date for this Agreement (the "Effective Date") shall be the date that is at least three (3) Business Days (or such shorter period as Agent may agree) after the latest of (a) the execution of this Agreement, (b) the delivery of this Agreement to Agent for acceptance, (c) the date on which the Assignor has received the payment, in immediately available funds, by the Assignee of $___________, which amount represents the purchase price for the Assigned Interest (the "Purchase Price"), (d) if required pursuant to the terms of the Loan Agreement, the consent of Agent shall have been duly obtained and shall be in full force and effect and (e) if required pursuant to the terms of the Loan Agreement, Assignee shall pay to Agent the processing and recordation fee in the amount specified in Section 11.07 of the Loan Agreement.

      4. Upon such acceptance, as of the Effective Date (a) the Assignee shall, in addition to the rights and obligations under the Loan Agreement and the other Loan Documents, if any, held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Agreement and the other Loan Documents that have been assigned to it pursuant to this Agreement, including the requirements concerning confidentiality and the requirement to indemnify Agent, and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents that have been assigned by the Assignor to the Assignee pursuant to this Agreement; PROVIDED, THAT, Assignor shall not relinquish its rights under Sections 2.01, 3.04, 3.05 and 3.06 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

      5. Upon such acceptance, from and after the Effective Date, Agent shall make all payments under the Loan Agreement in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Agreement which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Agreement or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.

      6. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Loan Documents, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States of America or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide such new forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      7. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby

      8. Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

      9. All payments made hereunder shall be made without any setoff or counterclaim.

      10. Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

      11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      12. ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

      13. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, or other electronic transmission, shall be equally effective as delivery of an original executed counterpart.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the ___ day of ___________, 20__.

[NAME OF ASSIGNOR]

By:____________________________________
Title:_________________________________
Date:__________________________________


NOTICE ADDRESS AND PAYMENT
INSTRUCTIONS FOR ASSIGNOR

_______________________________________
_______________________________________
_______________________________________
Telephone No.:_________________________
Telecopy No.:__________________________


[NAME OF ASSIGNEE]

By:____________________________________
Title:_________________________________
Date:__________________________________


NOTICE ADDRESS AND PAYMENT
INSTRUCTIONS FOR ASSIGNEE

_______________________________________
_______________________________________
_______________________________________
Telephone No.:_________________________
Telecopy No.:__________________________

ACCEPTED AND CONSENTED TO
this _____ day of _________, 20__

FORTRESS CREDIT CORP.,
as Agent

By:____________________________________
Title:_________________________________

                                    EXHIBIT A

-----------------------------------------------------------------------------------------------
                                                                                 PERCENTAGE
                                                                              INTEREST OF TOTAL
                               AGGREGATE AMOUNT OF     AMOUNT OF REVOLVING     REVOLVING LOAN
                                  REVOLVING LOAN        LOAN COMMITMENT/        COMMITMENT OR
                                   COMMITMENT/             APPLICABLE         TOTAL APPLICABLE
 REVOLVING LOAN COMMITMENT/    APPLICABLE LOANS FOR     LOANS ASSIGNED TO     LOANS ASSIGNED TO
 APPLICABLE LOANS ASSIGNED         ALL LENDERS              ASSIGNEE              ASSIGNEE*
-----------------------------------------------------------------------------------------------
[Revolving Loan Commitment]      $                       $                          ___.___%
-----------------------------------------------------------------------------------------------
[Revolving Loans]                $                       $                          ___.___%
-----------------------------------------------------------------------------------------------
[Term Loan]                      $                       $                          ___.___%
-----------------------------------------------------------------------------------------------

----------
* Specify percentage to no more than 4 decimal points.

                                    EXHIBIT B
                                       TO
                                 LOAN AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

To:   Fortress Credit Corp., as Agent
      1345 Avenue of the Americas
      New York, New York 10105

Ladies and Gentlemen:

      I hereby certify to you pursuant to Section 6.01(a) of the Loan Agreement (as defined below) as follows:

      1. [I am the duly appointed [Chief Executive Officer] [Chief Financial Officer] [President] [Vice President] of Aerobic Creations, Inc. ("Parent"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement, dated November 8, 2006, by and among Fortress Credit Corp., as agent for the parties thereto as lenders (in such capacity, "Agent"), the parties thereto as lenders (collectively, "Lenders"), Parent and certain of its Subsidiaries (as such Loan Agreement is amended, modified or supplemented, from time to time, the "Loan Agreement").

      2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review of the transactions and the condition and operations of Parent and its Subsidiaries, during the immediately preceding [fiscal month] [Fiscal Year].

      3. The review described in Section 2 above did not disclose the existence during or at the end of such [fiscal month] [Fiscal Year], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Parent or any Subsidiary has taken, is taking, or proposes to take with respect to such condition or event.

      4. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether Parent or any of its Subsidiaries is are in compliance with the covenants set forth in Section 6.03 of the Loan Agreement for such [fiscal month] [Fiscal Year].

      The foregoing certifications are made and delivered this day of ___________, 20__.

                                            Very truly yours,

                                            AEROBIC CREATIONS, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT C
                                       TO
                                 LOAN AGREEMENT

                           FORM OF NOTICE OF BORROWING

                                                                 [Date]

Fortress Credit Corp.,
as Agent under the below-referenced Loan Agreement
1345 Avenue of the Americas
New York, New York 10105
Attention:  Kenneth M. Sands

Ladies and Gentlemen:

      The undersigned, Maritime Logistics US Holdings Inc., a Delaware corporation (the "Administrative Borrower"), (i) refers to the Loan Agreement, dated as of November 8, 2006 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Administrative Borrower, Summit Logistics International Inc, a New Jersey corporation ("Summit"), SeaMaster Logistics Inc., a Delaware corporation ("SeaMaster"), AmeRussia Shipping Company Inc., a Delaware corporation ("AmeRussia Shipping"), FMI International LLC, a Delaware limited liability company ("FMI International"), Fashion Marketing, Inc., a New Jersey corporation ("FM"), FMI International Corp. (West), a New Jersey corporation ("FMIW"), FMI International Corp., a New Jersey corporation ("FMII"), Freight Management LLC, a Delaware limited liability company ("FMLLC"), FMI Trucking, Inc., a New Jersey corporation ("Trucking"), FMI Express Corp., a New Jersey corporation ("Express"), Clare Freight, Los Angeles, Inc., a California corporation ("Clare"), TUG New York, Inc., a New York corporation ("TUG NY"), Aerobic Creations, Inc., a Delaware corporation ("Parent"), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc ("TUG USA"), AMR Investments Inc, a New Jersey corporation ("AMRI") and FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco", and together with Administrative Borrower, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, Parent, TUG USA, AMRI and FMI Holdco, each individually, a "Borrower" and collectively, "Borrowers"), the Guarantors party thereto, each of the Lenders from time to time party thereto, Fortress Credit Corp. ("Fortress"), as agent for the Lenders (in such capacity, the "Agent"), and (ii) hereby gives you notice pursuant to
Section 2.02 of the Loan Agreement that the undersigned hereby requests a Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Loan") as required by Section 2.02(a) of the Loan Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Loan Agreement.

            (i) The aggregate principal amount of the Proposed Loan is $____________.

      (ii) The borrowing date of the Proposed Loan is _________ __, 200_. (1)

      (iii) The Proposed Loans requested [are Revolving Loans] [is a Term Loan].

      (iv) The Proposed Loans requested are [Reference Rate Loans] [LIBOR Rate Loans and the Interest Period with respect to the Proposed Loans is ______ months(2)].

      (v) The proceeds of the Proposed Loan will be used for the following purposes: [to pay a portion of the Purchase Price, fees and expenses in connection with the Acquisitions and the financing thereof, including, without limitation, the financing provided for in the Loan Agreement and the financing pursuant to the Senior Convertible Notes in accordance with the Loan Agreement] [to repay the Indebtedness of any Borrower or Guarantor to the Existing Lenders in accordance with the Loan Agreement](3), to pay fees and expenses in connection with the transactions contemplated by the Loan Agreement, to fund working capital of the Borrowers and for other proper corporate purposes and to pay fees and expenses related thereto.

      (vi) The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions attached hereto as Exhibit A.

      (vii) The Borrower of the Proposed Loan is _____________.

      The undersigned certifies that (i) the representations and warranties contained in Article V of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date), (ii) no Default or Event of Default has occurred and is continuing or will result from the making of the Proposed Loan and (iii) all applicable conditions set forth in Article IV of the Loan Agreement have been satisfied as of the date hereof and will remain satisfied as of the date of the Proposed Loan.

Very truly yours,

MARITIME LOGISTICS US HOLDINGS INC.


By:________________________________
Name:______________________________
Title:_____________________________

----------
(1) This date must be a Business Day. In addition, this date must be the Effective Date for a Term Loan.
(2) The Interest Period for LIBOR Rate Loans shall be thirty (30), sixty (60) or ninety (90) days.
(3)   Include bracketed language for borrowings on the Effective Date.

                                    EXHIBIT D
                                       TO
                                 LOAN AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                                 [Date]

Fortress Credit Corp.,
as Agent under the below-referenced Loan Agreement
1345 Avenue of the Americas
New York, New York 10105
Attention:  Kenneth M. Sands

Ladies and Gentlemen:

      The undersigned, Maritime Logistics US Holdings Inc., a Delaware corporation (the "Administrative Borrower"), (i) refers to the Loan Agreement, dated as of November 8, 2006 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Administrative Borrower, Summit Logistics International Inc, a New Jersey corporation ("Summit"), SeaMaster Logistics Inc., a Delaware corporation ("SeaMaster"), AmeRussia Shipping Company Inc., a Delaware corporation ("AmeRussia Shipping"), FMI International LLC, a Delaware limited liability company ("FMI International"), Fashion Marketing, Inc., a New Jersey corporation ("FM"), FMI International Corp. (West), a New Jersey corporation ("FMIW"), FMI International Corp., a New Jersey corporation ("FMII"), Freight Management LLC, a Delaware limited liability company ("FMLLC"), FMI Trucking, Inc., a New Jersey corporation ("Trucking"), FMI Express Corp., a New Jersey corporation ("Express"), Clare Freight, Los Angeles, Inc., a California corporation ("Clare"), TUG New York, Inc., a New York corporation ("TUG NY"), Aerobic Creations, Inc., a Delaware corporation ("Parent"), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc ("TUG USA"), AMR Investments Inc, a New Jersey corporation ("AMRI") and FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco", and together with Administrative Borrower, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, Parent, TUG USA, AMRI and FMI Holdco, each individually, a "Borrower" and collectively, "Borrowers"), the Guarantors party thereto, each of the Lenders from time to time party thereto, Fortress Credit Corp. ("Fortress"), as agent for the Lenders (in such capacity, the "Agent"), and (ii) hereby gives you notice pursuant to
Section 2.02 of the Loan Agreement that the undersigned hereby requests to [convert] [continue] [all] [a portion of] the Revolving Loan referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.02 of the Loan Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Loan Agreement.

      (i) The Proposed [Conversion] [Continuation] relates to the Revolving Loan originally made on __________ __, 20__ (the "Outstanding Borrowing") in the principal amount of $______ and currently maintained as a [Reference Rate Loan] [LIBOR Rate Loan] with an Interest Period ending on __________ __, _______].

      (ii) The Business Day of the Proposed [Conversion] [Continuation] is ___________ __, _____(1).

      (iii) [All] [A portion] of the Outstanding Borrowing in the principal amount of $____________shall be [continued as a [Reference Rate Loan] [LIBOR Rate Loan] with an Interest Period of ________________] [converted into a [Reference Rate Loan] [LIBOR Rate Loan] with an Interest Period of ___________.

      The undersigned certifies that (i) the representations and warranties contained in Article V of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date), (ii) no Default or Event of Default has occurred and is continuing or will result from the Proposed [Conversion] [Continuation] and (iii) all applicable conditions set forth in Article IV of the Loan Agreement have been satisfied as of the date hereof and will remain satisfied as of the date of the Proposed [Conversion] [Continuation].

Very truly yours,

MARITIME LOGISTICS US HOLDINGS INC.

By:________________________________
Name:______________________________
Title:_____________________________

----------
(1) Shall be a Business Day at least three (3) Business Days after the date hereof; PROVIDED that such notice shall be deemed to have been given on a certain day only if given before 12:00 noon on such day.

                                    EXHIBIT E
                                       TO
                                 LOAN AGREEMENT

                        FORM OF LETTER OF CREDIT REQUEST

                                                          [Date]

Fortress Credit Corp., as Agent
1345 Avenue of the Americas
New York, New York 10105

            Re:   MARITIME LOGISTICS US HOLDINGS INC.

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you pursuant to Section 2.03 of the Loan Agreement, dated as of November 8, 2006 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Maritime Logistics US Holdings Inc., a Delaware corporation ("MLI"), Summit Logistics International Inc, a New Jersey corporation ("Summit"), SeaMaster Logistics Inc., a Delaware corporation ("SeaMaster"), AmeRussia Shipping Company Inc., a Delaware corporation ("AmeRussia Shipping"), FMI International LLC, a Delaware limited liability company ("FMI International"), Fashion Marketing, Inc., a New Jersey corporation ("FM"), FMI International Corp. (West), a New Jersey corporation ("FMIW"), FMI International Corp., a New Jersey corporation ("FMII"), Freight Management LLC, a Delaware limited liability company ("FMLLC"), FMI Trucking, Inc., a New Jersey corporation ("Trucking"), FMI Express Corp., a New Jersey corporation ("Express"), Clare Freight, Los Angeles, Inc., a California corporation ("Clare"), TUG New York, Inc., a New York corporation ("TUG NY"), Aerobic Creations, Inc., a Delaware corporation ("Parent"), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc ("TUG USA"), AMR Investments Inc, a New Jersey corporation ("AMRI") and FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco", and together with MLI, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, Parent, TUG USA, AMRI and FMI Holdco, each individually, a "Borrower" and collectively, "Borrowers"), the Guarantors party thereto, each of the Lenders from time to time party thereto, Fortress Credit Corp. ("Fortress"), as agent for the Lenders (in such capacity, "Agent"). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement.

MLI , in its capacity as the Administrative Borrower, hereby requests that on _____________ __, 200_, ____________ (the "Issuing Bank")(1) [issue a Letter of
Credit in the initial stated amount of $ ________ with a Stated Expiry Date (as defined therein) of ____________, 200_,

----------
(1) Insert as appropriate
for the account of (2) _______________] [extend the Stated Expiry Date (as defined under Irrevocable Letter of Credit No.__ issued on ______________, 200_, in the initial stated amount of $ _____________) to a revised Stated Expiry Date (as defined therein) of ______________, 200_].

The beneficiary of the requested Letter of Credit will be(3) _______________, and such Letter of Credit will be in support of _______________.

The Administrative Borrower hereby acknowledges, on behalf of all the Borrowers, that each of the delivery of this Letter of Credit Request and the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by each Borrower that on such date of (4) [issuance] [extension] all statements set forth in Section 4.02(b) are true and correct.

The Administrative Borrower agrees, on behalf of all of Borrowers, that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by them will not be true and correct at such time as if then made, Administrative Borrower will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby, Agent and Issuing Bank shall receive written notice to the contrary from any Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

----------
(2)   Insert name of applicable Obligor.
(3)   Insert name and address of beneficiary.
(4)   Complete as appropriate.

The Administrative Borrower has caused this Letter of Credit Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this _______________ day of ________, 200_.

                                            MARITIME LOGISTICS US HOLDINGS INC.,
                                            as Administrative Borrower


                                            By:_________________________________
                                            Title:______________________________

                                    EXHIBIT F
                                       TO
                                 LOAN AGREEMENT

                       FORM OF BORROWING BASE CERTIFICATE

    SECTION A:  COMPUTATION OF COLLATERAL SEGMENTS
                                                                                              -----------
 1  Date of Aging
                                                                                              -----------
 2  Borrowing Date
                                                                                              -----------

    ACCOUNTS RECEIVABLE
                                                                                              -----------
 3  0-30 Days
 4  31-60 Days
 5  61-90 Days
 6  Over 90 Days
                                                                                              -----------
 7  TOTAL A/R PER AGING
                                                                                              -----------

    ROLLFORWARD ACTIVITY
                                                                                              -----------
                                                                               Identify time
    BEGINNING A/R, FROM LAST BORROWING CERTIFICATE                             period
 8  (+) New Billings since prior aging (date from ):                           _____________
 9  (-) Gross Collections since prior aging (date from):                       _____________

10  (+) Non- A/R cash                                                          _____________
11  (+/-) Adjustments and/or intercompany invoicing                            _____________
12  (+/-) Other Adjustments since prior aging (date from):                     _____________
                                                                                              -----------
    ENDING A/R AS OF :
                                                                                              -----------
    INELIGIBLES (CALCULATED FROM AGING DATED ____________)
                                                                                              -----------
    (a) 90 + Days Past Invoice
13  Date
                                                                                              -----------
14  (b) Section 7.05 ineligibles                                                              -----------
    (c) Conditional or Contingent
15  Sales
                                                                                              -----------
16  (d) Foreign Receivables
17  (e) Progress Billings or Bill and Holds
18  (f) Disputed  Receivables
19  (g) Impaired Receivables
20  (h) Subject to Other Liens (except permitted liens)
21  (i) Related Party, Intercompany or Affiliates
22  (j) Government Receivables
23  (k) Subject to threatened litigation
24  (l) Not subject to Fortress security if applicable
    (m) Receivables exceeding 20% of total for a single account
25  debtor
26  (n) Cross Age 50%
27  (o) Notice of Business Activities State
28  (p) Receivables exceeding a pre-established credit limit
29  (q) Account debtors not deemed creditworthy

                                                                                              -----------
30  TOTAL INELIGIBLES
                                                                                              -----------

                                                                                              -----------
31  BILLED RECEIVABLES BORROWING BASE (LINE #7 - #30)
32  Advance rate                                                                                      85%
                                                                                              -----------
33  Availability under Receivables Borrowing Base
                                                                                              -----------

    SECTION B: COMPUTATION OF REVOLVING AVAILABILITY
                                                                                              -----------
34  Combined gross availability
35  Facility Cap or Gross Availability                                                        -----------
36  (-) Dilution Factors
37  (-) Amounts reserved by Lender
38  (-) Letters of Credit
                                                                                              -----------
39  REVOLVING AVAILABILITY
40  Revolving Facility Cap                                                                    10,000,000
                                                                                              -----------
41  Maximum advances allowed under the Revolving Facility
                                                                                              -----------

    SECTION C: COMPUTATION OF AVAILABILITY AND ADVANCE
                                                                                              -----------
42  Beginning Revolving Advance Balance (from previous Borrowing Certificate)
43  (-) Net A/R Collections
44  (-) Net Non-A/R Collections
45  (+/-) Adjustments (Attach supporting detail)
46  (+) Revolving Advance request
                                                                                              -----------
47  REVOLVING ADVANCE
                                                                                              -----------

                                                                                              -----------
48  AVAILABILITY (LINE 39)
49  (-) ADVANCE (LINE 47)
                                                                                              -----------
50  Remaining Unused Availability                                                             $
                                                                                              -----------

      Attach a supporting schedule showing all accounts that are not Eligible Accounts pursuant to the definitions in the Loan Agreement. If there is any discrepancy between the definition of Eligible Accounts as set forth in the Loan Agreement and any of the information set forth in this certificate, the attached schedule, or any other supporting documentation, the provisions of the Loan Agreement shall control. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in that certain Loan Agreement dated November 8, 2006, as from time to time in effect (the "Loan Agreement"), among Maritime Logistics US Holdings Inc., a Delaware corporation ("MLI"), Summit Logistics International Inc, a New Jersey corporation ("Summit"), SeaMaster Logistics Inc., a Delaware corporation ("SeaMaster"), AmeRussia Shipping Company Inc., a Delaware corporation ("AmeRussia Shipping"), FMI International LLC, a Delaware limited liability company ("FMI International"), Fashion Marketing, Inc., a New Jersey corporation ("FM"), FMI International Corp. (West), a New Jersey corporation ("FMIW"), FMI International Corp., a New Jersey corporation ("FMII"), Freight Management LLC, a Delaware limited liability company ("FMLLC"), FMI Trucking, Inc., a New Jersey corporation ("Trucking"), FMI Express Corp., a New Jersey corporation ("Express"), Clare Freight, Los Angeles, Inc., a California corporation ("Clare"), TUG New York, Inc., a New York corporation ("TUG NY"), Aerobic Creations, Inc., a Delaware corporation ("Parent"), TUG USA, Inc., a New Jersey corporation, formerly known as Dolphin US Logistics Inc ("TUG USA"), AMR Investments Inc, a New Jersey corporation ("AMRI") and FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco", and together with MLI, Summit, SeaMaster, AmeRussia Shipping, FM, FMI International, FMIW, FMII, FMLLC, Trucking, Express, Clare, TUG NY, Parent, TUG USA, AMRI and FMI Holdco, each individually, a "Borrower" and collectively, "Borrowers"), the parties from time to time hereto as guarantors (each individually, a "Guarantor" and collectively, "Guarantors"), the parties from time to time hereto as lenders (each a "Lender" and collectively, the "Lenders") and Fortress Credit Corp., a Delaware corporation, in its capacity as administrative and collateral agent for and on behalf of Lender (in such capacity, "Agent").

                                  SCHEDULE 1.01

                              LENDERS' COMMITMENTS

--------------------------------------------------------------------------------
                        Revolving Credit    Term Loan        Total
           Lender          Commitment       Commitment    Commitment  Percentage
--------------------------------------------------------------------------------
Fortress Credit Corp.   $6,923,076.92     $38,076,923.08  $45,000,000  69.231%
--------------------------------------------------------------------------------
Ableco Finance LLC      $3,076,923.08     $16,923,076.92  $20,000,000  30.769%
--------------------------------------------------------------------------------
TOTAL                   $10,000,000       $55,000,000     $65,000,000  100%
--------------------------------------------------------------------------------

                                SCHEDULE 6.03(a)

                              TOTAL LEVERAGE RATIO

(THE TOTAL LEVERAGE RATIO FOR THE FOLLOWING PERIODS ARE BASED ON THE ASSUMPTION
  THAT A MINIMUM OF $33,000,000 OF EQUITY AND $65,000,000 FROM THE CONVERTIBLE
      NOTES WILL BE RAISED ON THE EFFECTIVE DATE--SUBJECT TO CHANGE IF SUCH
                            ASSUMPTIONS DO NOT OCCUR)

      -------------------------------------------------------------------------
      Applicable Period-- Twelve (12)             Total Leverage Ratio
      consecutive months ending:
      -------------------------------------------------------------------------
      December 31, 2006                           2.7 : 1.0
      -------------------------------------------------------------------------
      March 31, 2007                              2.4 : 1.0
      -------------------------------------------------------------------------
      June 30, 2007                               2.1 : 1.0
      -------------------------------------------------------------------------
      September 30, 2007                          1.7 : 1.0
      -------------------------------------------------------------------------
      December 31, 2007                           1.5 : 1.0
      -------------------------------------------------------------------------
      March 31, 2008                              1.5 : 1.0
      -------------------------------------------------------------------------
      June 30, 2008                               1.5 : 1.0
      -------------------------------------------------------------------------
      September 30, 2008                          1.5 : 1.0
      -------------------------------------------------------------------------
      December 31, 2008                           1.5 : 1.0
      -------------------------------------------------------------------------
      March 31, 2009                              1.5 : 1.0
      -------------------------------------------------------------------------
      June 30, 2009                               1.5 : 1.0
      -------------------------------------------------------------------------
      September 30, 2009                          1.5 : 1.0
      -------------------------------------------------------------------------
      December 31, 2009                           1.5 : 1.0
      -------------------------------------------------------------------------
      March 31, 2010                              1.5 : 1.0
      -------------------------------------------------------------------------
      June 30, 2010                               1.5 : 1.0
      -------------------------------------------------------------------------
      September 30, 2010                          1.5 : 1.0
      -------------------------------------------------------------------------
      December 31, 2010                           1.5 : 1.0
      -------------------------------------------------------------------------
      March 31, 2011                              1.5 : 1.0
      -------------------------------------------------------------------------

      -------------------------------------------------------------------------
      June 30, 2011                               1.5 : 1.0
      -------------------------------------------------------------------------
      September 30, 2011                          1.5 : 1.0
      -------------------------------------------------------------------------

                                SCHEDULE 6.03(b)

                     CONSOLIDATED LAST TWELVE MONTHS EBITDA

   (THE CONSOLIDATED MINIMUM EBITDA FOR THE FOLLOWING PERIODS ARE BASED ON THE ASSUMPTION THAT A MINIMUM OF $33,000,000 OF EQUITY AND $65,000,000 FROM THE
  CONVERTIBLE NOTES WILL BE RAISED ON THE EFFECTIVE DATE--SUBJECT TO CHANGE IF
                         SUCH ASSUMPTIONS DO NOT OCCUR)

    ------------------------------------------------------------------------
    Applicable Period--October 1, 2006 to period ending on:   Minimum EBITDA
    ------------------------------------------------------------------------
    December 31, 2006                                         $4,000,000
    ------------------------------------------------------------------------
    March 31, 2007                                            $9,012,000
    ------------------------------------------------------------------------
    June 30, 2007                                             $14,416,000
    ------------------------------------------------------------------------
    Applicable Period-- Twelve (12) consecutive months ending:
    ------------------------------------------------------------------------
    September 30, 2007                                        $21,985,000
    ------------------------------------------------------------------------
    December 31, 2007                                         $24,631,000
    ------------------------------------------------------------------------
    March 31, 2008                                            $26,755,000
    ------------------------------------------------------------------------
    June 30, 2008                                             $28,630,000
    ------------------------------------------------------------------------
    September 30, 2008                                        $30,803,000
    ------------------------------------------------------------------------
    December 31, 2008                                         $32,912,000
    ------------------------------------------------------------------------
    March 31, 2009                                            $34,755,000
    ------------------------------------------------------------------------
    June 30, 2009                                             $36,536,000
    ------------------------------------------------------------------------
    September 30, 2009                                        $37,857,000
    ------------------------------------------------------------------------
    December 31, 2009                                         $39,124,000
    ------------------------------------------------------------------------
    March 31, 2010                                            $40,150,000
    ------------------------------------------------------------------------
    June 30, 2010                                             $41,129,000
    ------------------------------------------------------------------------
    September 30, 2010                                        $42,021,000
    ------------------------------------------------------------------------
    December 31, 2010                                         $42,872,000
    ------------------------------------------------------------------------
    March 31, 2011                                            $43,891,000
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
    June 30, 2011                                             $44,850,000
    ------------------------------------------------------------------------
    September 30, 2011                                        $46,056,000
    ------------------------------------------------------------------------

                                SCHEDULE 6.03(c)

                           FIXED CHARGE COVERAGE RATIO

     (THE FIXED CHARGE COVERAGE RATIO FOR FOLLOWING PERIODS ARE BASED ON THE ASSUMPTION THAT A MINIMUM OF $33,000,000 OF EQUITY AND $65,000,000 FROM THE
  CONVERTIBLE NOTES WILL BE RAISED ON THE EFFECTIVE DATE--SUBJECT TO CHANGE IF
                         SUCH ASSUMPTIONS DO NOT OCCUR)

    ------------------------------------------------------------------------
    Applicable Period--October 1, 2006 to        Fixed Charge Coverage Ratio
    period ending on:
    ------------------------------------------------------------------------
    December 31, 2006                            0.90 : 1.00
    ------------------------------------------------------------------------
    March 31, 2007                               0.90 : 1.00
    ------------------------------------------------------------------------
    June 30, 2007                                1.00 : 1.00
    ------------------------------------------------------------------------
    Applicable Period-- Twelve (12) consecutive months ending on:
    ------------------------------------------------------------------------
    September 30, 2007                           1.00 : 1.00
    ------------------------------------------------------------------------
    December 31, 2007                            1.10 : 1.00
    ------------------------------------------------------------------------
    March 31, 2008                               1.10 : 1.00
    ------------------------------------------------------------------------
    June 30, 2008                                1.10 : 1.00
    ------------------------------------------------------------------------
    September 30, 2008                           1.10 : 1.00
    ------------------------------------------------------------------------
    December 31, 2008                            1.10 : 1.00
    ------------------------------------------------------------------------
    March 31, 2009                               1.20 : 1.00
    ------------------------------------------------------------------------
    June 30, 2009                                1.20 : 1.00
    ------------------------------------------------------------------------
    September 30, 2009                           1.20 : 1.00
    ------------------------------------------------------------------------
    December 31, 2009                            1.20 : 1.00
    ------------------------------------------------------------------------
    March 31, 2010                               1.20 : 1.00
    ------------------------------------------------------------------------
    June 30, 2010                                1.20 : 1.00
    ------------------------------------------------------------------------
    September 30, 2010                           1.20 : 1.00
    ------------------------------------------------------------------------
    December 31, 2010                            1.20 : 1.00
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
    March 31, 2011                               1.20 : 1.00
    ------------------------------------------------------------------------
    June 30, 2011                                1.20 : 1.00
    ------------------------------------------------------------------------
    September 30, 2011                           1.20 : 1.00
    ------------------------------------------------------------------------